Exhibit 10.3

EXECUTION VERSION

BIOVENTUS LLC

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

dated as of

May 4, 2012

among

SMITH & NEPHEW, INC.,

BELUGA I, INC.,

BELUGA II, INC.,

BELUGA III, INC.,

BELUGA IV, INC.,

BELUGA V, INC.,

BELUGA VI, INC.,

BELUGA VII, INC.,

BELUGA VII-A, INC.,

BELUGA VIII, INC.

and

BIOVENTUS LLC

ii

Schedule I	Capital Contributions and Units

Annex A	Certain Approval Rights
Annex B	Registration Rights
Annex C	Terms of Preferred Units and Converted Common Units
Annex D	Orthobiologics Commitment
Annex E	Allocation for Assets Contributed Per S&N-Company Contribution Agreement
Annex F	Allocation for Assets Contributed per Essex-Company Contribution Agreement
Annex G	Terms of EPR Unit

iii

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

BIOVENTUS LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Bioventus LLC (the “Company”) is dated as of May 4, 2012 among the Company, Smith & Nephew, Inc., a Delaware corporation (“S&N”), Beluga I, Inc., a Delaware corporation (“Beluga I”), Beluga II, Inc., a Delaware corporation (“Beluga II”), Beluga III, Inc., a Delaware corporation (“Beluga III”), Beluga IV, Inc., a Delaware corporation (“Beluga IV”), Beluga V, Inc., a Delaware corporation (“Beluga V”), Beluga VI, Inc., a Delaware corporation (“Beluga VI”), Beluga VII, Inc., a Delaware corporation (“Beluga VII”), Beluga VII-A, Inc., a Delaware corporation (“Beluga VII-A”), Beluga VIII, Inc., a Delaware corporation (“Beluga VIII”), Mark A. Augusti and each other Member listed on the signature pages hereto from time to time.

WITNESSETH:

WHEREAS, the Company was formed as a limited liability company pursuant to Delaware Law by filing a Certificate of Formation with the Office of the Secretary of State of the State of Delaware on November 23, 2011, and S&N, as the sole initial member, entered into a Limited Liability Company Agreement of the Company (the “Initial LLC Agreement”) dated November 29, 2011;

WHEREAS, on the date hereof, pursuant to transactions consummated in accordance with (i) the Purchase Agreement (as amended from time to time, the “Purchase Agreement”) dated as of January 3, 2012 among S&N, Smith & Nephew plc (“S&N plc”) and the Essex Members, (ii) the Contribution Agreement (as amended from time to time, the “S&N-Company Contribution Agreement”) dated as of January 3, 2012 among S&N, S&N plc, the Essex Members and the Company and (iii) the Contribution Agreement (as amended from time to time, the “Essex-Company Contribution Agreement”, and together with the S&N-Company Contribution Agreement, the “U.S. Contribution Agreements”) dated as of January 3, 2012 among the Essex Members and the Company, the Company has issued Preferred Units to each Essex Member and Common Units and an EPR Unit to S&N, in each case in the amounts set forth on Schedule I hereto;

WHEREAS, immediately following the closing of the transactions contemplated by the U.S. Contribution Agreements, the Essex Members shall hold 4,659,153 Preferred Units in the aggregate and S&N shall hold 4,476,440 Common Units and one EPR Unit;

WHEREAS, on the date hereof, the Profits Interest Members shall be issued 288,889 Profits Interest Units in the aggregate pursuant to the Management Incentive Plan and certain Award Agreements (in each case, as defined below) between the Company and such Profits Interest Members;

WHEREAS, the parties hereto wish to enter into this Agreement, effective immediately following the consummation of the transactions contemplated by the Essex-Company Contribution Agreement, to, among other things, (i) amend and restate the Initial LLC Agreement in its entirety and to memorialize the recapitalization of the Company, (ii) admit the Essex Members and the Profits Interest Members as Members, (iii) provide for the management of the Company and (iv) set forth the respective rights and obligations of Members of the Company generally;

WHEREAS, on June 1, 2012, pursuant to transactions consummated in accordance with the OUS Contribution and Purchase Agreement (the “OUS Contribution Agreement”) dated as of January 3, 2012 among S&N plc, the Essex Members and the Company, the Company will issue 440,847 Preferred Units in the aggregate to the Essex Members and 423,560 OUS Units to Smith & Nephew OUS, Inc., a Delaware corporation (“S&N Blocker”) and/or to S&N;

WHEREAS, immediately following the Initial OUS Closing (as defined in the OUS Contribution Agreement), the Essex Members shall hold 5,100,000 Preferred Units in the aggregate and S&N and S&N Blocker shall hold 4,900,000 Common Units and OUS Units in the aggregate (in each case, assuming that no Units have been Transferred by, or otherwise issued to, any such Person prior to the Initial OUS Closing); and

WHEREAS, the parties hereto intend that the rights of the OUS Units hereunder will include a claim on the OUS Gain, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. (a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such other Person. For purposes of this definition, (i) “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings, and (ii) no Member or any of its Affiliates shall by reason of this Agreement or the Related Documents be deemed to be an Affiliate of any other Member or of the Company.

“Applicable Class Percentage” means, as of any applicable time, with respect to any Class of Profits Interest Units, (i) the Outstanding Number of Profits Interest Units of such Class of Profits Interest Units divided by (ii) the total number of Units then outstanding, excluding the EPR Unit.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, provincial, state or local law (statutory, common or otherwise), constitution, directive, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling, writ, stipulation, determination, award or other similar requirement enacted, adopted, promulgated, applied or entered by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Assumed Tax Rate” means 40%, or such higher rate as may from time to time be determined by the Board of Managers.

“Award Agreement” means a grant, purchase or other agreement between the Company and a Profits Interest Member pursuant to which the Company has issued Profits Interest Units to such Profits Interest Member or between the Company and any grantee under the Phantom Profits Interest Units Plan pursuant to which the Company has issued Phantom Profits Interest Units to such grantee.

“Benchmark Amount” means, with respect to any Class of Profits Interest Units, the cumulative distributions that must be made by the Company to the Members pursuant to Section 4.01 (other than Preferred Distributions and Accrued Preferred Distributions and, for the avoidance of doubt, any Tax Distribution (or distribution treated as a Tax Distribution) made pursuant to Section 4.02) and Sections 10.05(a)(ii) through (v) before a Profits Interest Member is entitled to receive any distributions in respect of the Profits Interest Units of such Class of Profits Interest Units.

“Book Value” means, with respect to any property of the Company, the Company’s adjusted basis in such property for federal income tax purposes, provided that (i) the initial Book Value of any property contributed to the Company shall the gross fair market value of such asset on the date of the contribution, and (ii) Book Value shall be adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulations Section 1.704-l(b)(2)(iv)(e)-(g).

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York or London, England are authorized or required by Applicable Law to close.

“Capital Account” means the separate account established by the Company for each Member according to the rules of Treasury Regulation Section 1.704-l(b)(2)(iv). For this purpose, the Company may (in the discretion of the Board of Managers), upon the occurrence of the events specified in Treasury Regulation Section 1.704-l(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation Section 1.704-l(b)(2)(iv)(g) to reflect a revaluation of Company property.

“Capital Contribution” means any cash, third party promissory obligations (valued at the fair market value thereof) or other property (valued at the fair market value thereof) which a Member contributes to the Company. The Capital Contribution of each of the Members for their Units is set forth on Schedule I attached hereto, as the same may be amended from time to time in accordance with the requirements of this Agreement. Each Member (other than the Investors) acknowledges and agrees that Schedule I may be redacted or information thereon may otherwise be aggregated to prevent disclosure of confidential information as the Board of Managers may determine from time to time.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the office of the Secretary of State of the State of Delaware, as it may be amended from time to time.

“Class Entitlement per Unit” means, as of any applicable time, with respect to any Class of Profits Interest Units, an amount equal to (i) the Applicable Class Percentage of such Class of Profits Interest Units multiplied by (ii) the excess, if any, of (A) the Amount Available for Distribution over (B) the sum of the Benchmark Amount applicable to such Class of Profits Interest Units and the amount of the EPR Entitlement, if any, divided by (iii) the Outstanding Number of Profits Interest Units of such Class of Profits Interest Units.

“Class of Profits Interest Units” means, collectively, any and all Profits Interest Units having the same Benchmark Amount (regardless of whether granted or issued pursuant to separate grants or issuances).

“Clinical Therapies Field” means (i) bone growth stimulation of the type addressed by the Exogen product, (ii) joint fluid therapy of the type addressed by the Supartz and Durolane products and (iii) the products addressed by the ScoliScore co-marketing arrangement and the GE Ultrasound distribution agreement/pilot, in each case as conducted through S&N’s Biologics and Clinical Therapies Global Business Unit.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Unit” means a Unit representing a fractional part of the Members’ ownership interests in the Company and having the rights and obligations specified with respect to Common Units in this Agreement.

“Company Securities” means (i) any Units or other equity or equity- linked securities of the Company, (ii) any securities convertible into or exchangeable for Units or other equity or equity-linked securities of the Company and (iii) any options, warrants or other rights to acquire Units or other equity or equity-linked securities of the Company.

“Damages” has the meaning assigned to such term in the S&N-Company Contribution Agreement.

“EPR Unit” means the Unit issued in partial consideration for the Capital Contribution of S&N made pursuant to the S&N-Company Contribution Agreement representing the right to receive the EPR Entitlement, if any, as provided in Section 10.05(a)(iv) and Annex G, and having the other rights set forth on Annex G.

“Essex” means Essex Woodlands Health Ventures VIII, L.P., a Delaware limited partnership.

“Essex Commitment Letter” means the letter agreement dated as of January 3, 2012 among S&N plc, S&N and Essex Fund VIII.

“Essex Fund VIII” means Essex Woodlands Health Ventures Fund VIII, L.P., a Delaware limited partnership.

“Essex Funds” means, collectively, (i) Essex Fund VIII, (ii) Essex Woodlands Health Ventures Fund VIII-A, L.P., a Delaware limited partnership, (iii) Essex Woodlands Health Ventures Fund VIII-B, L.P., a Delaware limited partnership and (iv) White Pine Medical LLC.

“Essex GP” means Essex Woodlands Health Ventures VIII, LLC, the general partner of Essex.

“Essex Investors” means each of the Essex Funds, Spindletop Healthcare Capital, L.P., Pantheon Global Co-Investment Opportunities Fund, L.P. (“Pantheon”), Ampersand 2006 Limited Partnership, Ampersand 2011 Limited Partnership and Alta Partners VIII, LP.

“Essex Member” means each of Beluga I, Beluga II, Beluga III, Beluga IV, Beluga V, Beluga VI, Beluga VII, Beluga VII-A and Beluga VIII, for so long as such Person is a Member and is controlled by Essex or Essex GP. For purposes of this definition, “controlled” has the meanings assigned to such terms in the definition of “Affiliate” herein.

“Exit” means the first to occur of (i) consummation of a Company Sale or (ii) consummation of a Qualified Initial Public Offering.

“Expense Side Letter” means the letter agreement dated as of January 3, 2012 among S&N, Essex and the Company.

“Fair Market Value” means the fair market value of the Company and its Subsidiaries, as determined using commonly accepted valuation techniques where applicable, based upon the aggregate amount that would be recovered by the holders of the Company Securities if all of the Company Securities were sold to a buyer in a single transaction and the proceeds from such transaction were allocated to the holders of the Company Securities as if the proceeds were distributed in a liquidation or dissolution of the Company pursuant to Article 10 hereof or, as applicable, the fair market value of the OUS Subsidiary and its Subsidiaries, as determined using commonly accepted valuation techniques where applicable, based upon the aggregate amount that would be recovered by the Company if the OUS Subsidiary were sold to a buyer in a single transaction.

“Family Group” means a Member’s spouse and descendants (whether by birth or adoption) and any trust solely for the benefit of such Member and/or such Member’s spouse and/or such Member’s descendants (by birth or adoption), parents or dependents, or any charitable trust the grantor of which is such Member and/or one or more members of the Member’s Family Group.

“Fiscal Year” means the annual period ending on December 31 of each year, or as otherwise determined by the Board of Managers in accordance with the provisions of this Agreement.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any transnational, domestic or foreign federal, provincial, state or local governmental, regulatory or administrative authority (including the Centers for Medicare & Medicaid Services), department, court, agency or official, including any political subdivision thereof.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board and as adopted by the European Union.

“Indebtedness” of any Person means, without duplication: (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and similar bonds or instruments), (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business, (iv) all obligations of such Person as lessee under any leases which are required to be capitalized in accordance with GAAP, (v) all obligations of others of the type described above secured by a Lien on any asset of such Person whether or not such obligation is assumed by such Person and (vi) all obligations of others of the type described above guaranteed by such Person.

“Initial Public Offering” means the initial Public Offering.

“Investor” means each of (i) S&N and its Permitted Transferees and (ii) each of the Essex Members and its Permitted Transferees.

“License Agreement” means the License Agreement dated as of the date hereof between S&N and the Company.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

“Management Incentive Plan” means the Bioventus LLC Management Incentive Plan effective as of the date hereof.

“Member” means each Person that executed this Agreement as a member on the signature pages hereto and any other Person who may from time to time be admitted to the Company as an additional or substitute member as provided herein, in each case in such Person’s capacity as a member of the Company.

“Member Entity Transfer” means, in the case of any Investor, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer by its shareholders, partners or members of the equity interests of such Member or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Orthobiologics Field” means Active Therapies targeted at Orthopedic Applications, as conducted through S&N’s Biologics and Clinical Therapies Global Business Unit, but excludes the Clinical Therapies Field. As used herein, “Active Therapies” means cell-based therapies, small molecules, growth factors, gene therapy, and other novel biologically-active materials such as peptides and statins or inert products that, when combined in an active matrix or delivery substrate, promote bone healing, cartilage regeneration and/or soft tissue healing.

“Orthopedic Applications” mean any of the following: total or partial joint arthroplasty, orthopedic arthroscopic procedures commonly referred to as sports medicine procedures, spinal procedures and other procedures related to orthopedic specialty areas.

“OUS Gain” means, at the time of any transaction giving rise to distributions pursuant to Section 10.05(a), an amount equal to the lower of (i) the excess, if any, of (A) the Fair Market Value of the OUS Subsidiary and its Subsidiaries, if any, as reasonably determined by S&N, over (B) $20,000,000 and (ii) the total amount available for distribution pursuant to Sections 10.05(a)(v)(B) through (D).

“OUS Subsidiary” means the Subsidiary of the Company that will purchase the OUS Assets and assume the OUS Assumed Liabilities (as each such term is defined in the OUS Contribution Agreement) pursuant to the OUS Contribution Agreement.

“OUS Unit” means a Unit representing a fractional part of the Members’ ownership interests in the Company and having the rights and obligations specified with respect to OUS Units in this Agreement.

“Outstanding Common Percentage” means, as of any applicable time, (i) the total number of Common Units then outstanding divided by (ii) the sum of (A) the total number of Common Units then outstanding and (B) the total number of OUS Units then outstanding.

“Outstanding Number of Profits Interest Units” means, with respect to any Class of Profits Interest Units, the total number of Profits Interest Units of such Class of Profits Interest Units then outstanding.

“Outstanding OUS Percentage” means, as of any applicable time, (i) the total number of OUS Units then outstanding divided by (ii) the sum of (A) the total number of Common Units then outstanding and (B) the total number of OUS Units then outstanding.

“Percentage Interest” means, with respect to each Investor, at any time, a fraction representing the ownership percentage of the Company, the numerator of which is the number of Units held by such Investor, and the denominator of which is the aggregate number of Units held by all Investors. For the avoidance of doubt, (i) as of the closing of the transactions contemplated by the U.S. Contribution Agreements, the aggregate Percentage Interest of the Essex Members is 51% and the Percentage Interest of S&N is 49% and (ii) each Investor’s Percentage Interest shall be determined without regard to the EPR Unit.

“Permitted Transferee” means, (i) with respect to any Investor, any Affiliate of such Investor for so long as such Affiliate remains an Affiliate of such Investor or (ii) with respect to any Member that is a natural person, any Transferee pursuant to the applicable laws of descent or distribution or among a Member’s Family Group. For the avoidance of doubt, S&N Blocker shall be deemed to be a Permitted Transferee for all purposes under this Agreement. Notwithstanding anything to the contrary set forth herein, a Transferee that is an entity shall be a Permitted Transferee of a Member only if such Transferee is an entity that is organized under the laws of a jurisdiction within the United States.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Phantom Profits Interests Plan” means the Bioventus LLC Phantom Profits Interests Plan effective as of the date hereof.

“Phantom Profits Interest Unit” means an award under the Phantom Profits Interests Plan.

“Preferred Unit” means a Unit representing a fractional part of the Members’ ownership interests in the Company and having the rights and obligations specified with respect to Preferred Units in this Agreement.

“Profits Interest Member” means a Member that holds Profits Interest Units (in such Member’s capacity as a holder thereof).

“Public Offering” means an underwritten public offering of equity securities of the Company or any of its Subsidiaries pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Qualified Initial Public Offering” means an Initial Public Offering on a leading national exchange which yields net proceeds to the Company (excluding amounts, if any, used to repay the S&N Note and after the payment of investment banking fees, underwriting discounts, commissions, costs and other reasonable out-of-pocket expenses and other customary expenses incurred by the Company in connection with such Initial Public Offering) of at least $60,000,000 and which results in an aggregate equity valuation of the Company of at least $400,000,000.

“Related Documents” means the S&N-Company Contribution Agreement, the Purchase Agreement, the Essex-Company Contribution Agreement, the OUS Contribution Agreement, the License Agreement, the Transition Services Agreement, the Reverse Transition Services Agreement, the Essex Commitment Letter and the Expense Side Letter.

“Return Preparer” means the “Income Tax Return Preparer” for the Company as defined in Section 7701(a)(36) of the Code, not taking into account Section 7701(a)(36)(B), which at all times shall be a nationally recognized accounting firm.

“Reverse Transition Services Agreement” means the Reverse Transition Services Agreement dated as of the date hereof among S&N plc, S&N and the Company.

“ROFO Percentage” means, with respect to any Investor other than the Transferring Member and for any Transfer subject to Section 8.04, a fraction the numerator of which is the number of Units owned, directly or indirectly, by such Investor immediately prior to such Transfer and the denominator of which is the number of Units owned, directly or indirectly, by all Investors other than the Offering Member immediately prior to such Transfer. For the avoidance of doubt, an Investor’s ROFO Percentage shall be determined without regard to the EPR Unit.

“ROFR Percentage” means, with respect to any Investor other than the Offering Member and for any Transfer subject to Section 8.03, a fraction the numerator of which is the number of Units owned, directly or indirectly, by such Investor immediately prior to such Transfer and the denominator of which is the number of Units owned, directly or indirectly, by all Investors other than the Offering Member immediately prior to such Transfer. For the avoidance of doubt, an Investor’s ROFR Percentage shall be determined without regard to the EPR Unit.

“S&N Accounting Month” means the monthly accounting period of S&N and its Affiliates as in effect from time to time, as provided to the Company pursuant to Section 9.18.

“S&N Accounting Quarter” means the quarterly accounting period of S&N and its Affiliates as in effect from time to time, as provided to the Company pursuant to Section 9.18.

“S&N Note” means the senior secured note between S&N, as borrower, and Smith & Nephew Holdings, Inc., as lender, in aggregate principal amount of $160,000,000, which note was assumed by the Company pursuant to the S&N-Company Contribution Agreement. To the extent the S&N note is assigned or transferred in part from time to time in accordance with the terms thereof, all references herein to the “S&N Note” shall be deemed to refer to all notes created by or issued in connection with such transfers or assignments, collectively.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means the Internal Revenue Service.

“Specified Asset Sale” means any sale, transfer, issuance, conveyance, assignment or other disposition of any Collateral (as defined in the S&N Note) (other than in the ordinary course of business) in each case with a value of more than $1,500,000 in the aggregate in any Fiscal Year from all such sales, transfers, issuances, conveyances, assignments or other dispositions.

“Subsidiary” of any Person means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Tag-Along Percentage” means, for any Tag-Along Sale, a fraction the numerator of which is the number of Units proposed to be Transferred by the Essex Offering Member in such Tag-Along Sale and the denominator of which is the aggregate number of Units owned, directly or indirectly, by the Essex Offering Member immediately prior to such Tag-Along Sale.

“Tag-Along Portion” means, with respect to any Member other than the Essex Offering Member and for any Tag-Along Sale, (i) the number of Units (excluding, for the avoidance of doubt, the EPR Unit) owned, directly or indirectly, by such Member immediately prior to such Tag-Along Sale multiplied by (ii) the Tag-Along Percentage.

“Tax Matters Member” means the Member designated as such pursuant to Section 6.04.

“Transfer” means, with respect to any Units, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Units or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Units or any participation or interest therein or any agreement or commitment to do any of the foregoing; “Transferee” means a person to whom a Transfer is made or is proposed to be made; and “Transferor” means a person that Transfers or proposes to Transfer. For the avoidance of doubt, the term “Transfer” includes (i) a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer however structured (whether pursuant to merger, consolidation, business combination or other similar transaction or by operation of law) and (ii) any Member Entity Transfer.

“Transition Services Agreement” means the Transition Services Agreement dated as of the date hereof among S&N plc, S&N and the Company.

“Treasury Regulations” means the Treasury regulations promulgated under the Code, as such Treasury Regulations may be amended from time to time. Any reference herein to a particular provision of the Treasury Regulations means, where appropriate, the corresponding successor provision.

“Unreturned Capital Amount” means, with respect to each Common Unit or OUS Unit, an amount equal to the excess, if any, of (i) the aggregate amount of Capital Contributions made in exchange for or on account of such Common Unit or OUS Unit (including all such amounts set forth on Schedule I), over (ii) the aggregate amount of prior distributions made by the Company on account of such Common Unit or OUS Unit pursuant to Section 4.01.

“U.S. Gain” means, at the time of any transaction giving rise to distributions pursuant to Section 10.05(a), the difference between (i) the total amount available for distribution pursuant to Sections 10.05(a)(v)(B) through (D) minus (ii) the OUS Gain.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Accrued Preferred Distribution	Annex C
Active Therapies	1.01(a)
Agreement	Preamble
Amount Available for Distribution	Annex G
Adjusted Common/OUS Percentage	Annex G
Applicable Common/OUS Percentage	Annex G
Applicable EPR Percentage	Annex G
Automatic Conversion	9.11(b)
Beluga I	Preamble
Beluga II	Preamble

Term	Section
Beluga III	Preamble
Beluga IV	Preamble
Beluga V	Preamble
Beluga VI	Preamble
Beluga VII	Preamble
Beluga VII-A	Preamble
Beluga VIII	Preamble
Board of Managers	5.01(a)
Breaching Investor	9.19
Business Development Committee	9.12
Certificate	3.02
Chairman	5.01(a)(iv)
Common/OUS Percentage	Annex G
Company	Preamble
Company Party	7.01
Company Sale	9.01(a)
Competitor	9.01(b)
Competitor Change of Control of S&N	9.05
Competitor Sale	9.01(b)
Confidential Information	9.09(a)
Converted Common Unit	Annex C
Core Competencies	Annex D
Corporate Conversion	9.11(a)
Deciding Member	8.03(a)
Delaware Law	2.01
Drag-Along Sale	8.06(a)
Drag-Along Sale Notice	8.06(b)
Drag-Along Sale Price	8.06(b)
Drag-Along Transferee	8.06(a)
Electing Members	8.04(a)
e-mail	11.01
EPR Entitlement	Annex G
Essex-Company Contribution Agreement	Recitals
Essex Offering Members	8.05(a)
Essex Purchase	9.06(b)(iii)
Essex Purchase Option	9.06(b)(iii)
Essex Purchase Option Period	9.06(b)(iii)
Essex Units	8.06(a)
Exchange Act	5.01(b)
FDA	9.16(b)
Financial Advisor	9.06(a)
First EPR Event	Annex G
First Post-IPO EPR Event	Annex G
Fund	9.09(d)

Term	Section
Fund Manager	9.09(d)
Indemnified Service	7.01
Independent	5.01(b)
Initial Liquidation Preference	Annex C
Initial LLC Agreement	Recitals
Initiating Members	8.06(a)
IPO Entity	9.11(a)
IPO Percentage	9.11(b)
IRS Notice	4.10(b)
Issuance Notice	3.05(a)
Liquidating Event	10.02
Liquidation Preference	Annex C
Management Incentive Plan	3.01(b)
Manager	5.01(a)
Member Entity ROFR Price	8.03(a)
Member Entity ROFO Price	8.04(b)
Member Unit ROFO Price	8.04(e)
Member Unit ROFR Price	8.03(e)
New Product Partnership	9.04(b)
Non-Breaching Investor	9.19
Orthobiologics Commitment	Annex D
Offer	8.04(b)
Offer Notice	8.03(a)
Offering Member	8.03(a)
Other Business	9.10(b)
Other Management Equity Awards	3.01(b)(iii)
Other Management Equity Plan	Annex A
Other Members	8.06(a)
OUS Contribution Agreement	Recitals
OUS Subsidiary Sale	9.02
Pantheon	1.01(a)
Pantheon Fund	9.09(d)
Parent	Preamble
Percentage Milestone	Annex G
PIM Tag-Along Trigger Event	8.05(a)
Preferred Distribution	Annex C
Preferred Percentage	Annex G
Preferred Transfer Event	Annex C
Proceeding	7.01
Profits Interest Unit	3.01(b)
Purchase Agreement	Recitals
Recommended Exit	9.06(b)(i)
Recommended Exit Notice	9.06(b)(i)
Recommended Exit Veto Period	9.06(b)(ii)

Term	Section
Regulatory Allocations	4.07(b)
Remaining Securities	3.05(b)
Replacement EPR Security	Annex G
ROFO Notice	8.04(a)
ROFO Period	8.04(b)
ROFO Response Notice	8.04(b)
ROFO Termination	8.04(d)
ROFR Period	8.03(b)
ROFR Right to Purchase	8.03(b)
ROFR Termination	8.03(d)
S&N	Preamble
S&N Acquisition	9.04(a)
S&N Blocker	Recitals
S&N-Company Contribution Agreement	Recitals
S&N plc	Recitals
Safe Harbor Election	4.10(b)
Similar Confidentiality Obligations	9.09(d)
Tag-Along Notice	8.05(a)
Tag-Along Response Notice	8.05(b)
Tag-Along Right	8.05(b)
Tag-Along Right Period	8.05(b)
Tag-Along Sale	8.05(a)
Tagging Member	8.05(b)
Tax Distribution	4.02(a)
Transfer Conversion	Annex C
Transferring Member	8.04(a)
Units	3.01(a)
U.S. Contribution Agreements	Recitals
Veto	9.06(b)(ii)
Veto Party	9.06(b)(v)

ARTICLE 2

FORMATION AND PURPOSES OF THE COMPANY

Section 2.01 Formation of the Company. The Company has previously been formed pursuant to the Delaware Limited Liability Company Act, 6 Del. Code § 18-101 et seq. (as amended, and any successor to such statute, “Delaware Law”). The rights and liabilities of the Members shall be as provided for in Delaware Law if not otherwise expressly modified or provided for in this Agreement.

Section 2.02 Name of the Company. The name of the Company shall be “Bioventus LLC” or such other name as the Board of Managers shall approve.

Section 2.03 Purpose of the Company. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Delaware Law and in any and all activities necessary or incidental to the foregoing. In furtherance of its purpose, the Company shall have and may exercise all the powers now or hereafter conferred by Delaware Law on limited liability companies. The Company shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Members, it being understood that (i) the operation of the Company is subject to the provisions of this Agreement and (ii) no Member shall be entitled to bind the Company, except as contemplated by this Agreement or as established by the Board of Managers in the manner contemplated hereby.

Section 2.04 Place of Business of the Company. The principal place of business of the Company shall be located at such place as shall be determined from time to time by the Board of Managers. The Company shall also have such additional offices as shall be determined from time to time by the Board of Managers.

Section 2.05 Registered Office and Registered Agent. The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent for service of process on the Company at such address is The Corporation Trust Company.

Section 2.06 Term. The Company commenced on the date of the filing of the Certificate of Formation, and the term of the Company shall continue until the dissolution of the Company in accordance with the provisions of Article 10 hereof or as otherwise provided by law.

Section 2.07 Title to the Company Property. All property of the Company and its Subsidiaries, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company or its Subsidiaries, as the case may be, as an entity, and no Member, individually, shall have any direct ownership interest in such property.

Section 2.08 Filing of Certificates. The officers of the Company shall file and publish all such certificates, notices, statements or other instruments required by law (a) to evidence the formation of the Company and (b) for the operation of the Company in all jurisdictions where the Company may elect from time to time to do business.

Section 2.09 Limitation on Liability. Except as required by Delaware Law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated for any such debt, obligation or liability of the Company solely by reason of being a Member. Other than with respect to the Essex Members (vis-à -vis each other), the Members shall not act as agents for one another or incur debts, obligations or liabilities on behalf of other Members.

ARTICLE 3

CAPITAL CONTRIBUTIONS AND MEMBERSHIP UNITS

Section 3.01 Units. (a) The Members’ ownership interests in the Company shall be represented by units having the rights and obligations specified in this Agreement with respect to Preferred Units, Common Units, the OUS Units, the EPR Unit and the Profits Interest Units (collectively, the “Units”) . Subject to Sections 3.01(b) and 5.02(b), the Company shall have the authority to issue an unlimited number of Units, of which 4,659,153 Preferred Units, 4,476,440 Common Units, one EPR Unit and 288,889 Profits Interest Units have been issued and are outstanding as of the date of this Agreement.

(b) Profits Interest Units. (i) Subject to the applicable terms and conditions hereof, the Company may grant (at any time and from time to time) non-managing, non-voting Units designated as “Profits Interest Units” (such Units, “Profits Interest Units”) under the Management Incentive Plan or Phantom Profits Interest Units under the Phantom Profits Interests Plan to one or more individuals rendering, or who will render, services for the benefit of the Company and/or its Subsidiaries. The terms and conditions of the Profits Interest Units and the Phantom Profits Interest Units, which shall be set forth in the applicable Award Agreement in each case, shall be consistent with the terms and conditions of this Agreement and the Management Incentive Plan or the Phantom Profits Interests Plan, as applicable, and shall, subject to the applicable terms and conditions hereof and thereof, otherwise be determined solely by the Board of Managers. Neither the terms nor the conditions applicable to any Profits Interest Unit need be identical or similar to any other Profits Interest Unit.

(ii) Upon the issuance of Profits Interest Units pursuant hereto, Schedule I will be deemed amended to reflect the issuance of such Profits Interest Units and the holder thereof and the Board of Managers will thereby be permitted to insert a replacement Schedule I hereto to reflect such amendment, subject to the proviso set forth in the definition of Capital Contribution.

(iii) Without the prior written approval of S&N and the Essex Members, acting in their capacity as Members, the Company shall not be permitted to issue Profits Interest Units, Phantom Profits Interest Units or any other form of employee, management or other service provider equity or equity-related awards (such other forms of employee, management or other service provider equity or equity-related awards, collectively, “Other Management Equity Awards”) that could result in aggregate distributions to the holders thereof in excess of 10% of the aggregate amount, if any, available for distribution pursuant to Section 10.05(a)(v) (such amount determined, solely for this purpose, as if there were no Phantom Profits Interest Units or Other Management Equity Awards). Any purported issuance of Profits Interest Units, Phantom Profits Interest Units or Other Management Equity Awards in contravention of this Section 3.01(b)(iii) will be null and void ab initio.

(iv) Notwithstanding anything else herein to the contrary, unless S&N and the Essex Members, acting in their capacity as Members, expressly agree otherwise in writing:

(A) the Benchmark Amount for a specified Class of Profits Interest Units shall not be less than the greater of (1) the fair market value of the assets of the Company, net of its liabilities, at the time the Class of Profits Interest Unit is issued (as determined in good faith by the Board of Managers), and (2) $231,372,549.02; and

(B) the Benchmark Amount for each outstanding Class of Profits Interest Units shall be increased if and when any Capital Contribution is made after the issuance of such Class of Profits Interest Units (other than the Capital Contributions contemplated by the OUS Contribution Agreement) by the amount of the fair market value of such Capital Contribution.

(c) Subject to Section 3.05, Section 5.02(b) and Annex A hereto, from time to time after the date hereof, the Board of Managers may cause the Company to offer and issue additional Units with such powers, preferences and rights, and subject to such qualifications, limitations and restrictions, as the Board of Managers may determine; provided that the Company may not offer or issue (i) any additional EPR Units or any other Units with substantially similar powers, preferences and rights to those of the EPR Unit or (ii) any Company Securities pursuant to the Management Incentive Plan other than the Profits Interest Units or pursuant to the Phantom Profits Interests Plan other than the Phantom Profits Interest Units.

(d) The Units held by each Member as of the date hereof is set forth on Schedule I attached hereto, as the same may be amended from time to time in accordance with the requirements of this Agreement or to reflect any changes resulting from any Transfers or other adjustments to the Units.

Section 3.02 Certificates. All Units shall be issued in certificated form. Each certificate representing Units (a “Certificate”) shall bear such legends as the Board of Managers may consider necessary or advisable to facilitate compliance with this Agreement, the Securities Act and any other securities law, including, without limitation, legends referring to the transfer restrictions contained herein and stating that the Units represented by such Certificate have not been registered under the Securities Act. Each Certificate shall be executed by an authorized officer of the Company on behalf of the Company and shall state the Company’s name, the name of the applicable Member, the number and type of Units represented by such Certificate, the date of issuance of the Certificate, the number of the Certificate and such other information as determined by the Company as applicable for the Certificate.

Section 3.03 Additional Capital Contributions. Except as expressly set forth in this Agreement, no Member shall be required to make any additional capital contributions to the Company.

Section 3.04 Other Matters. (a) Except as otherwise provided in (and subject to the provisions of) this Agreement and except for any distributions made to the Members according to their respective interests in distributions in accordance with Article 4 or Article 10 hereof, in each case made in compliance with this Agreement, no Member shall receive a return of any of its Capital Contributions, or, in the case of the Investors, any of the amounts represented by such Investor’s Percentage Interest. Under circumstances requiring a return of any Capital Contributions, no Member shall have the right to receive property other than cash except as may be specifically provided herein.

(b) No Member or any Affiliate thereof shall receive any interest, salary or drawing with respect to its Capital Contributions or its Percentage Interest or for services rendered on behalf of the Company or otherwise in its capacity as a Member or otherwise, except as contemplated by this Agreement or the Related Documents or any other agreement in writing with the Company approved by the Board of Managers in accordance with the requirements of Section 5.02.

(c) Except as provided herein, no Member shall have any right to (i) withdraw as a Member of the Company, (ii) withdraw from the Company all or any part of such Member’s Capital Contributions, (iii) receive property other than cash in return for such Member’s Capital Contributions, or (iv) receive any distribution from the Company except in accordance with Article 4 or Article 10 hereof.

(d) Upon any Transfer of Units in accordance with the terms of this Agreement (other than a Member Entity Transfer), the Transferee shall succeed to the Capital Account of the Transferor to the extent attributable to the Transferred Units. For the avoidance of doubt, in the case of a Preferred Transfer Event, the Transferee shall not succeed to the Capital Account of the Transferor to the extent of the Accrued Preferred Distribution.

(e) If the Company shall subdivide or split (whether by distribution or otherwise) the outstanding Preferred Units into a greater number of Units or combine or reclassify the outstanding Preferred Units into a smaller number of Units, the same subdivision, split, combination or reclassification, as the case may be, shall be carried out on the outstanding Common Units, OUS Units and Profits Interest Units. By way of example, if the Preferred Units are split 10 to 1, then the Common Units, the OUS Units and the Profits Interest Units will also be split 10 to 1. Upon the occurrence of any such adjustment to the Common Units, the OUS Units and the Profits Interest Units, the Company shall promptly (i) compute such adjustment in accordance with the terms hereof and furnish to the holders of the Common Units, the OUS Units and the Profits Interest Units a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based, (ii) appropriately adjust Schedule I hereto, and (iii) issue to each holder of Common Units, OUS Units or Profits Interest Units, upon the surrender of the Certificate or Certificates representing such holder’s Common Units, OUS Units or Profits Interest Units at the time of such adjustment, a new Certificate or Certificates appropriately reflecting such adjustment. Adjustments shall be made successively whenever any event giving rise to such an adjustment under this Section 3.04(e) shall occur.

(f) If the Company shall subdivide or split (whether by distribution or otherwise) the outstanding Common Units or OUS Units into a greater number of Units or combine or reclassify the outstanding Common Units or OUS Units into a smaller number of Units, the same subdivision, split, combination or reclassification, as the case may be, shall be carried out on the outstanding Units of the other types. By way of example, if the Common Units are split 10 to 1, then the OUS Units and the Profits Interest Units will also be split 10 to 1 (and, for the avoidance of doubt, the Preferred Units will also be split 10 to 1 in accordance with Annex C hereto). Upon the occurrence of any such adjustment to the Common Units or the OUS Units, the Company shall promptly (i) compute such adjustment in accordance with the terms hereof and furnish to the holders of the other type of Units a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based, (ii) appropriately adjust Schedule I hereto, and (iii) issue to each holder of the other type of Units, upon the surrender of the Certificate or Certificates representing such holder’s Units at the time of such adjustment, a new Certificate or Certificates appropriately reflecting such adjustment. Adjustments shall be made successively whenever any event giving rise to such an adjustment under this Section 3.04(f) shall occur.

(g) If the Company shall subdivide or split (whether by distribution or otherwise) the outstanding Profits Interest Units into a greater number of Units or combine or reclassify the outstanding Profits Interest Units into a smaller number of Units, the same subdivision, split, combination or reclassification, as the case may be, shall be carried out on the outstanding Units of the other types. By way of example, if the Profits Interest Units are split 10 to 1, then the Common Units, and the OUS Units will also be split 10 to 1 (and, for the avoidance of doubt, the Preferred Units will also be split 10 to 1 in accordance with Annex C hereto). Upon the occurrence of any such adjustment to the Profits Interest Units, the Company shall promptly (i) compute such adjustment in accordance with the terms hereof and furnish to the holders of the other type of Units a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based, (ii) appropriately adjust Schedule I hereto, and (iii) issue to each holder of the other type of Units, upon the surrender of the Certificate or Certificates representing such holder’s Units at the time of such adjustment, a new Certificate or Certificates appropriately reflecting such adjustment. Adjustments shall be made successively whenever any event giving rise to such an adjustment under this Section 3.04(g) shall occur.

(h) The holders of the Common Units and OUS Units shall be entitled to one vote per Common Unit or OUS Unit on all matters on which the holders of the Common Units and OUS Units are entitled to vote.

Section 3.05 Preemptive Rights. (a)The Board of Managers shall have the authority to issue Company Securities in such amounts and at such purchase prices per Company Security as determined by the Board of Managers, subject to the provisions of this Section 3.05 and Section 5.02(b). Subject to Section 3.05(f), the Company shall deliver written notice (an “Issuance Notice”) to each Investor of any proposed issuance by the Company of any Company Securities at least 20 days prior to the proposed issuance date. The Issuance Notice shall specify the cash price at which such Company Securities are to be issued and the other material terms of the issuance. Subject to Section 3.05(e) and Section 3.05(f), each Investor shall be entitled to purchase up to such Investor’s Percentage Interest of the Company Securities proposed to be issued, at the price and on the terms specified in the Issuance Notice.

(b) An Investor shall deliver written notice of its election to purchase such Company Securities to the Company and each other Investor within 15 days of receipt of the Issuance Notice. Such delivery of notice (which notice shall specify the number (or amount) of Company Securities to be purchased by the Investor submitting such notice) to the Company shall constitute exercise by such Investor of its rights under this Section 3.05 and a binding agreement of such Investor to purchase, at the price and on the terms specified in the Issuance Notice, the number (or amount) of Company Securities specified in such Investor’s notice, and, in the case of S&N, any election made pursuant to Section 3.05(e). If, at the termination of such 15-day period, any Investor shall not have exercised its rights to purchase any of its pro rata percentage of such Company Securities, such Investor shall be deemed to have waived all of its rights under this Section 3.05 with respect to the purchase of such Company Securities (but, for the avoidance of doubt, shall not have waived its rights with respect to any future purchase of Company Securities). To the extent that any Investor does not exercise its rights under the first and second sentences of this Section 3.05(b) in full, the Company shall provide the Investors who have elected to exercise their rights in full with the opportunity to purchase the remaining Company Securities which were the subject of the Issuance Notice (the “Remaining Securities”). In such event, such Investors may elect to purchase any or all of the Remaining Securities; provided that each such electing Investor shall receive its proportionate share of the Remaining Securities based on the aggregate number of Company Securities such Investors as a group elect to purchase if such number is more than the number or amount of Remaining Securities.

(c) The Company shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the Investors have not elected to purchase at the price and upon terms that are not less favorable to the Company than those specified in the Issuance Notice; provided that, if such issuance is subject to regulatory approval, such 90-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days from the date of the Issuance Notice. The closing of any purchase of such Company Securities that Investors have elected to purchase pursuant to such Issuance Notice shall take place at the same time as the issuance to non-investors.

(d) If the Investors have elected to purchase all of the Company Securities proposed to be issued at any one time pursuant to this Section 3.05, the consummation of such purchase shall take place as soon as practicable (but in no event more than 45 days) following the receipt of all notices from the Investors indicating such election; provided that if such purchase is subject to regulatory approval, such 45-day period shall be extended until the expiration of 5 Business Days after all such approvals have been received, but in no event later than 90 days following the receipt of such election notices. At the consummation of the issuance of such Company Securities, the Company shall issue the Company Securities to be purchased by each Investor exercising preemptive rights pursuant to this Section 3.05 registered in the name of such Investor, against payment by such Investor of the purchase price for such Company Securities as specified in the Issuance Notice. If the Company proposes to issue any Company Securities after such 45-day (or up to 90-day, as applicable) period (as it may be extended as provided above), it shall again comply with the procedures set forth in this Section 3.05.

(e) Notwithstanding the foregoing, in lieu of paying in cash the entire purchase price of any Company Securities that S&N has elected to purchase in any issuance of Company Securities pursuant to this Section 3.05, S&N may elect, in its sole discretion, to pay up to 25% of the aggregate purchase price of such Company Securities by Transferring to the Company debt obligations of the Company held by S&N in an aggregate principal amount equal to the portion of the aggregate purchase price that S&N has elected to pay pursuant to this Section 3.05(e).

(f) Notwithstanding the foregoing, no Investor shall be entitled to purchase Company Securities as contemplated by this Section 3.05 in connection with issuances of (i) Company Securities to employees of the Company or any of its Subsidiaries pursuant to the Management Incentive Plan (and for the avoidance of doubt, Phantom Units pursuant to the Phantom Profits Interest Plan), (ii) Converted Common Units pursuant to conversion rights as set forth in Annex C, (iii) Preferred Units and OUS Units pursuant to the OUS Contribution Agreement, or (iv) Company Securities as consideration for any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction approved by the Board of Managers in accordance with the provisions of this Agreement. The Company shall not be obligated to consummate, nor be liable to any Investor if the Company has not consummated, any proposed issuance of Company Securities pursuant to this Section 3.05 for whatever reason, regardless of whether it shall have delivered an Issuance Notice in respect of such proposed issuance.

(g) This Section 3.05 shall terminate upon consummation of an Initial Public Offering.

Section 3.06 Agreement to be Bound. No Transfer of Units otherwise permitted pursuant to this Agreement (other than any Transfer pursuant to a Public Offering) shall be effective unless prior (and as a condition) to such Transfer, the Transferee (if not already a party to this Agreement) shall have executed and delivered to the Company an instrument or instruments reasonably satisfactory to the Board of Managers confirming that such Transferee has agreed to be bound as a “Member” by the terms of this Agreement, a copy of which instrument shall be maintained on file with the Secretary of the Company and shall include the address of such Transferee to which notices hereunder shall be sent; provided, however, that, in the event of any Member Entity Transfer, the applicable Member shall remain bound by the terms of this Agreement, and the applicable Transferee shall not be bound as a “Member” by the terms of this Agreement solely by reason of such Transfer. Furthermore, no Transfer under this Agreement shall relieve the Transferor (including, in the case of a Member Entity Transfer, the applicable Member) from any of its obligations hereunder arising prior to such Transfer, and such Transferor and Transferee shall be jointly and severally liable with respect to any such obligations. Prior to issuing Units to any new Members, the Company will require such Member to agree to be bound by this Agreement in the manner described above.

ARTICLE 4

DISTRIBUTIONS AND ALLOCATIONS

Section 4.01 Distributions. The Company may periodically make distributions of available cash to the Members holding Preferred Units, Common Units and OUS Units at such times and in such amounts as are approved by the Board of Managers, subject to the applicable requirements of Section 5.02(b) and Annex C. Except (a) as otherwise set forth in this Article 4 or (b) for the payment of Preferred Distributions and Accrued Preferred Distributions (in each case, in accordance with the terms of this Agreement, and subject to the restrictions contained in this Agreement and the S&N Note), each distribution shall be made to the holders of Preferred Units, the Common Units and the OUS Units ratably among such holders based upon the number of Units held by each such holder as of the time of such distribution. Distributions pursuant to this Section 4.01 shall be made to the holders of record of Preferred Units, Common Units and OUS Units as they appear on Schedule I at the close of business on the applicable record date, which shall be a date not less than 10 days nor more than 60 days before the date on which the distribution is to be made, as fixed by the Board of Managers.

Section 4.02 Tax Distributions. (a) Notwithstanding any other provision of this Agreement, the Board of Managers shall cause the Company to make distributions to each Member (including, for the avoidance of doubt, Profits Interest Members, regardless of whether such Members’ Profits Interest Units have vested) at such times as shall be reasonably determined to enable such Member to pay federal, state and local income taxes, including estimated taxes, in an amount equal to the product of (i) the net profit allocated to such Member pursuant to Section 4.06 and (ii) the Assumed Tax Rate (each such distribution, a “Tax Distribution”).

(b) Notwithstanding anything to the contrary otherwise set forth in this Agreement, (i) Tax Distributions shall not be treated as an advance distribution of amounts otherwise distributable to the Members pursuant to Section 4.01 and Section 10.05 and shall not reduce such amounts and (ii) any distribution to a Member pursuant to this Agreement (including a distribution pursuant to Section 10.05) shall be treated first as a Tax Distribution made to such Member in an amount equal to the aggregate amount of Tax Distributions required to be made to such Member pursuant to this Section 4.02 from the date of this Agreement that have not previously been made.

Section 4.03 Distributions in Violation of Delaware Law. Notwithstanding any provision of this Agreement to the contrary, the Board of Managers shall not be required to make a distribution to a Member if such distribution would violate Delaware Law or any other Applicable Law.

Section 4.04 Amounts Withheld. The Company is authorized to withhold from distributions, or with respect to allocations, to the Members and to pay over to any federal, state, local or foreign government any amounts which it reasonably determines may be required to be so withheld pursuant to the Code or any provisions of any other federal, state, local or foreign law. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any allocation or distribution to any Member shall be treated as amounts distributed to such Member pursuant to this Article for all purposes under this Agreement. The Company shall provide each Member with documentation substantiating that such withholdings were in fact paid to the relevant governmental entity. Each Member shall indemnify the Company for any Damages incurred or sustained by the Company with respect to any amounts required to be withheld from any distributions, or with respect to allocations, to such Member and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

Section 4.05 Dissolution. Upon dissolution and winding up of the Company, the Company shall make distributions in accordance with Section 10.04.

Section 4.06 Allocations. (a) After taking into account the special allocations set forth in Section 4.07, and subject to Section 4.06(b) and Section 4.06(c), profits and losses for any Fiscal Year shall be allocated among the Members in such a manner that, as of the end of such Fiscal Year, the sum of (i) the Capital Account of each Member, (ii) such Member’s share of minimum gain (as determined according to Treasury Regulation Section 1.704-2(g)), and (iii) such Member’s partner nonrecourse debt minimum gain (as defined in Treasury Regulation Section 1.704-2(i)(3)) shall be equal to the respective net amounts, positive or negative, which would be distributed to them or for which they would be liable to the Company under this Agreement, determined as if the Company were dissolved, its affairs wound up and (A) all of the assets of the Company were sold on the last day of such Fiscal Year for cash equal to their respective Book Values (except that assets of the Company actually sold during such Fiscal Year shall be treated as sold for the consideration received therefor), (B) all Company liabilities were satisfied (limited, with respect to each “partner nonrecourse liability” and “partner nonrecourse debt,” as defined in Treasury Regulation Section 1.704-2(b)(4), to the Book Value of the assets of the Company securing such liabilities) and (C) the net assets were immediately distributed to the Members in accordance with Section 10.05. For purposes of allocating profits and losses pursuant to this Section 4.06 (and Section 4.07, to the extent applicable), all outstanding Profits Interest Units shall be treated as vested Profits Interest Units (and therefore, shall be treated as outstanding for purposes of this Agreement, and shall be allocated a share of the Company’s profit and loss in accordance with this Article 4); provided, that, if a Member’s unvested Profits Interest Units are forfeited and the Company has made a Safe Harbor Election (as defined in Section 4.10(b)) that applies to the forfeited Profits Interest Units, then profits and losses arising in the Fiscal Year in which such forfeiture occurs shall be allocated in compliance with then applicable IRS guidance with respect to Safe Harbor Elections. If any allocation of losses for any Fiscal Year would cause a Member to have an adjusted capital account deficit (determined according to Treasury Regulation Section 1.704-l(b)(2)(ii)(d)), those losses instead shall be allocated to the other Members pro rata until their Capital Accounts are reduced to zero, and any remaining losses will be allocated to each Member in accordance with the relative number of Units held by such Member.

(c) Notwithstanding the foregoing, the current profits and losses of the Company (determined, for the avoidance of doubt, without regard to any unrealized income, gains, losses, deductions and expenditures) that would otherwise be allocated pursuant to Section 4.06(a) by reference to Section 10.05(a)(v)(C), if any, shall be allocated pursuant to this Section 4.06(c) solely to the holders of the Common Units and the holders of the OUS Units by reference to the Outstanding Common Percentage and the Outstanding OUS Percentage, respectively; provided that, for the avoidance of doubt, the allocations made pursuant to this Section 4.06(c), and distributions made pursuant to Section 10.05(a)(v) as a result thereto, shall not impact in any way (i) the amount of profit and/or loss that is allocable to any of the Essex Members pursuant to this Agreement or (ii) the amount and/or priority of any distributions from the Company to which any of the Essex Members are entitled pursuant to this Agreement. The parties hereto intend that allocations made pursuant to this Section 4.06(c) shall result in aggregate allocations consistent with the distribution requirements of Section 10.05(a)(v)(C).

Section 4.07 Special Allocations. (a) Prior to any allocations required pursuant to Section 4.06(a) hereof, the Members shall be allocated items of income, gain, loss or deduction that would be required to be so allocated under (i) Treasury Regulation Section 1.704-2(f) and (g) (relating to allocations required in connection with a minimum gain chargeback), (ii) Treasury Regulation Section 1.704-2(i) (relating to allocations required in connection with a partner minimum gain chargeback), (iii) Treasury Regulation Section 1.704-l(b)(2)(ii)(d)(4), (5), or (6) and Treasury Regulation Section 1.704-1 (relating to allocations required in connection with a qualified income offset) and (iv) as otherwise required pursuant to Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

(b) The allocations set forth above in Section 4.06(b) and Section 4.07(a) (collectively, the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.07(b). Therefore, notwithstanding any other provisions of this Article 4 (other than the Regulatory Allocations), the Board of Managers shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to this Article 4 without regard to the Regulatory Allocations.

Section 4.08 Tax Allocations. (a) Except as otherwise provided in this Section 4.08 or required by the Code or other Applicable Law, the income, gains, losses, deductions and credits of the Company will be allocated, for federal, state and local income tax purposes, among the Members in the same proportions as such items are allocated pursuant to Section 4.06.

(b) Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company in connection with its formation shall, solely for income tax purposes, be allocated among the Members in accordance with Section 704(c) of the Code under the “traditional method” so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.

(c) If the Book Value of any Company asset is adjusted pursuant to the requirements of Treasury Regulations Section 1.704-1 (b)(2)(iv)(e) or (f), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Section 704(c) of the Code.

(d) Allocations pursuant to this Section 4.08 are solely for purposes of federal, state, and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of profits, losses, other items, or distributions pursuant to any provision hereof.

(e) The Members acknowledge the income tax consequences of the allocations made by this Article 4 and hereby agree to be bound by the provisions of this Article 4 in reporting their respective shares of Company income and loss for income tax purposes.

Section 4.09 Reimbursement of Essex Member Administrative Expenses. Each Essex Member that (a) is treated as a corporation for U.S. federal income tax purposes, (b) was formed solely for the purpose of holding Units, and (c) does not hold any investment other than Units or undertake any activities except with respect to holding Units, shall be entitled to reimbursement from the Company for reasonable administrative expenses incurred in connection with the formation of such Essex Member and its investment in the Company that would not have been incurred if the Essex Funds were to invest directly in a corporate entity without utilizing an Essex Member (including the preparation and filing of tax returns); provided that the aggregate of all payments made by the Company under this Section 4.09 relating or attributable to such expenses incurred by the Essex Members in any Fiscal Year shall not exceed $350,000. Reimbursement payments made under this Section 4.09 shall be treated as “guaranteed payments” for U.S. federal income tax purposes.

Section 4.10 Provisions Relating to Profits Interest Unit. (a) Profits Interest Units may be granted in accordance with Section 3.01(b) in exchange for services provided or to be provided to the Company and/or its Subsidiaries. Consistent with the foregoing, Profits Interest Units are intended to be treated as “profits interests” under IRS Revenue Procedure 93-27 and IRS Revenue Procedure 2001-43 and the provisions hereof shall be interpreted and applied consistently therewith. Subject to Section 3.01(b)(iv), if a Profits Interest Unit is issued after the date hereof, then the Board of Managers may make appropriate adjustments to the terms of such Profits Interest Unit in order for such Profits Interest Unit to be treated as a “profits interest” as described in the immediately preceding sentence, including adjusting the Benchmark Amount in respect of such Profits Interest Units (e.g., increasing the Benchmark Amount if Capital Contributions are made subsequent to the issuance of such Profits Interest Unit).

(b) Each Member hereby authorizes and directs the Company to make an election (the “Safe Harbor Election”) to value any Profits Interest Units issued by the Company as compensation for services at liquidation value as the same may be permitted pursuant to or in accordance with temporarily or finally promulgated successor rules to Proposed Regulations Section 1.83-3(1) and the proposed Revenue Procedure set forth in IRS Notice 2005-43 (the “IRS Notice”). For purposes of making such Safe Harbor Election, the Tax Matters Member is hereby designated as the “partner who has responsibility for federal income tax reporting” by the Company and, accordingly, execution of such Safe Harbor election by the Tax Matters Member constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the IRS Notice. The Company and each Member shall comply with all requirements of the Safe Harbor Election described in the IRS Notice, including the requirement that each Member prepare and file all federal income tax returns reporting the income tax effects of each interest in the Company issued by the Company covered by the Safe Harbor Election in a manner consistent with the requirements of the IRS Notice.

(c) Each Member hereby authorizes the Board of Managers to amend Section 4.10(b) to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company and/or its Subsidiaries as set forth in Section 4 of the IRS Notice (e.g., to reflect changes from the rules set forth in the IRS Notice in subsequent IRS guidance), provided that such amendment is not materially adverse to such Member (as compared with the after-tax consequences that would result if the provisions of the IRS Notice applied to all interests in the Company transferred to a service provider by the Company in connection with services provided to the Company and/or its Subsidiaries). A Member’s obligations to comply with the requirements of this Section 4.10 shall survive such Member’s ceasing to be a Member of the Company and/or the termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 4.10, the Company shall be treated as continuing in existence.

ARTICLE 5

THE BOARD OF MANAGERS

Section 5.01 Board of Managers. (a) Except as otherwise provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of a board of managers (the “Board of Managers”), which shall initially be composed of nine managers (each, a “Manager”). The Board of Managers shall be designated as follows:

(i)	The Essex Members may designate five Managers;

(ii)	S&N may designate two Managers so long as S&N’s Percentage Interest is greater than or equal to 15%;

(iii)	The Company’s Chief Executive Officer shall be a Manager; and

(iv)	The Chairman of the Board of Managers (the “Chairman”) shall be a Manager.

(b) The Chairman shall be selected by the Essex Members, provided that the Chairman shall at all times be Independent. “Independent” with respect to a Manager, shall have the meaning assigned to the term “independent director” as such term is defined from time to time in the New York Stock Exchange’s listing standards (or the principal national securities exchange on which the Company’s common equity is then traded) and is not an “affiliate” or an “associate” (as such terms are defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (“Exchange Act”)) or any member of the “immediate family” (as such term is defined in Rule 16a-l of the Exchange Act) of a director or executive officer of the Company or any of the Essex Members or their respective Affiliates and shall not have (or have had during the past three years) any employment arrangement or other material commercial arrangement with any such person.

(c) The Company and each Member will take all actions that are necessary and within its power in order to ensure that the composition of the Board of Managers is as set forth in Section 5.01(a) and Section 5.01(b).

(d) Except as otherwise expressly provided in this Agreement, the Board of Managers shall have the power on behalf and in the name of the Company to carry out any and all of the purposes of the Company described in Section 2.03 and to perform all acts which it may, in its discretion, deem necessary or desirable in furtherance of such purposes.

Section 5.02 Quorum and Manner of Acting. (a) Except as otherwise expressly provided in this Agreement, (i) the presence (in person or by telephone) of a majority of the total number of Managers shall constitute a quorum for the transaction of business and (ii) the affirmative vote of at least a majority of the Managers present at a meeting at which a quorum exists shall be the act of the Board of Managers. The Chairman of the Board of Managers shall appoint a person to act as secretary of each meeting of the Board of Managers and keep the minutes thereof. Any Manager may designate another individual to attend a meeting of the Board of Managers and such individual shall have the full power and authority to take any action which such Manager would otherwise be entitled to take.

(b) Without limiting the generality of Section 5.02(a), except as otherwise expressly provided in this Agreement or any Related Document, any material matters relating to the management of the Company, including the actions set forth on Annex A hereto, shall require the approval of the Board of Managers and where applicable shall be subject to the approval rights of S&N acting in its capacity as a Member as set forth on Annex A.

Section 5.03 Time and Place of Meetings. The Board of Managers shall hold its meetings at least bi-monthly, at such place, either within or without the State of Delaware or by telephone (provided that at least four meetings per year shall be held in person), and at such time as may be determined from time to time by the Board of Managers. Each Investor shall use reasonable efforts to cause the Managers appointed by such Investor to attend each meeting of the Board of Managers.

Section 5.04 Regular Meetings. Notice of the place and time of any regular meeting of the Board of Managers shall be given to each Manager by the Company at least five Business Days before the meeting date, and such notice shall include an agenda, any proposed resolutions and appropriate background information regarding the matters to be acted upon. The business conducted at any regular meeting shall be limited to the items set forth in the agenda. The Board of Managers shall schedule its meetings using good faith efforts to accommodate any scheduling conflicts of the Managers. Regular meetings of the Board of Managers shall only be scheduled for a Business Day during normal business hours, unless otherwise agreed by the Essex Members and S&N.

Section 5.05 Special Meetings. Special meetings of the Board of Managers may be called upon the written request of any two Managers. Notice of special meetings of the Board of Managers shall be given to each Manager at least five Business Days before the meeting date in such manner as is determined by the Board of Managers, and shall include a statement of the purpose or purposes of such special meeting, any proposed resolutions and appropriate background information regarding the matters to be acted upon. A written waiver of any such notice signed by the Manager entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except when such Manager attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The business conducted at any special meeting shall be limited to the purpose or purposes set forth in the notice thereof, unless otherwise agreed by the Essex Members and S&N.

Section 5.06 Committees. Subject to Section 5.02(b), the Board of Managers may designate one or more committees. Any such committee, to the extent provided in the resolution of the Board of Managers, shall have and may exercise all the powers and authority of the Board of Managers in the management of the business and affairs of the Company, subject to the applicable approval rights of S&N pursuant to Annex A. Each committee shall keep regular minutes of its meetings and report the same to the Board of Managers when requested by any Investor.

Section 5.07 Subsidiaries. Unless otherwise agreed by the Essex Members and S&N, the board of directors or comparable governing body of each Subsidiary of the Company with a board of directors or equivalent body shall be comprised of the individuals who are serving as Managers in accordance with Section 5.01. The other provisions of this Article 5 (including Annex A) shall apply mutatis mutandis to each such Subsidiary of the Company.

Section 5.08 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Managers or of any committee thereof may be taken without a meeting, if all members of the Board of Managers or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Managers or committee, as the case may be.

Section 5.09 Telephonic Meetings. Subject to Section 5.03, members of the Board of Managers or any committee thereof may participate in a meeting of the Board of Managers or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 5.10 Resignation. Any Manager may resign at any time by giving written notice to the Board of Managers of the Company. The resignation of any Manager shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.11 Term; Vacancies. Each Manager shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal. Any Manager may be removed, with or without cause, at any time by the Investor or the Affiliate of such Investor that appointed such Manager. Vacancies on the Board of Managers may only be filled by the Investor or the Affiliate of such Investor that appointed the departing Manager. In connection with each appointment or removal of a Manager, the Investor or the Affiliate of such Investor making such appointment or removal shall give written notice thereof to the Company and the other Members.

ARTICLE 6

ACCOUNTING AND TAX MATTERS

Section 6.01 Auditors and Financial Statements. (a) The Company’s independent public accountants shall at all times be an independent public accounting firm of nationally recognized standing, as selected by the Board of Managers from time to time.

(b) The Company shall adopt and follow IFRS, consistently applied, and all financial terms used herein shall, to the extent not otherwise defined be interpreted according to IFRS; provided that, if the Board of Managers determines that the Company shall adopt and follow GAAP in lieu of IFRS, the Company shall thereafter adopt and follow GAAP, consistently applied, and all financial terms used herein shall, to the extent not otherwise defined, be interpreted according to GAAP in accordance with their common usage by auditors in the United States. Without limitation of the other rights of the Members under this Agreement, each Investor and its independent auditors shall be entitled to have reasonable access to and consultation with the Company’s management (including its finance and accounting staff) and the Company’s independent public accountants and, as long as S&N and its Permitted Transferees hold, in the aggregate, at least 9.9% of the outstanding Units (determined without regard to the EPR Unit and any outstanding Profits Interest Units), such Investor shall be entitled to review such accountants’ work papers (to the extent made available to the Company) and the information made available to the Company in connection with the preparation and audit of the Company’s financial statements. The Company shall cause its independent public accountants to make such work papers and information available to the Investors and otherwise to cooperate with the Investors and their independent auditors as reasonably requested in accordance with this Section 6.01(b). The Company shall afford each Investor and its auditors and other authorized representatives such other reasonable access to the Company’s books of account, financial and other records as an Investor may reasonably request upon reasonable prior notice and during normal business hours of the Company.

Section 6.02 Partnership for Tax Purposes. The Members hereby agree that the Company shall be treated as a partnership for tax purposes under United States federal, state and local income tax laws or other laws, and further agree not to take any position or to make any election, in a tax return or otherwise, inconsistent herewith. Neither the Company nor any Member shall elect to treat the Company as an association taxable as a corporation without the prior affirmative vote or unanimous written consent of all of the Investors.

Section 6.03 Taxable Year. The Company’s accounting period for federal income tax purposes shall be the Fiscal Year, unless the Board of Managers shall determine otherwise (subject to Section 5.02) in compliance with Applicable Law.

Section 6.04 Tax Matters Member. (a) Generally. The Tax Matters Member shall be responsible for undertaking the statutory responsibilities of the “Tax Matters Partner” under Subchapter C of Section 63 of Subtitle F of the Code (as set forth in the Code and the Treasury Regulations), as well as such other responsibilities as are assigned to it pursuant to this Agreement. The Tax Matters Member shall act in good faith with regard to the best interests of each of the Members in carrying out the responsibilities assigned to it pursuant to this Section 6.04(a).

(b) Designation of Tax Matters Member. Beluga I is hereby designated as the Tax Matters Member of the Company.

(c) Filing of Returns. The Tax Matters Member shall be responsible for (i) selecting the Return Preparer; provided that, as long as S&N and its Permitted Transferees hold, in the aggregate, at least 9.9% of the outstanding Units (determined without regard to the EPR Unit and any outstanding Profits Interest Units), such selection shall be subject to the approval of S&N, which shall not be unreasonably withheld, conditioned or delayed, and (ii) for the timely filing of all returns relating to taxes of the Company and its Subsidiaries. All income and franchise tax returns of, or relating to the Company and its Subsidiaries, shall be provided to S&N for review and comment not later than 60 Business Days prior to the due date (including extensions). S&N shall be entitled to meet and discuss all income and franchise tax matters relating to the Company and its Subsidiaries with the Return Preparer and Tax Matters Member, and provide comments not later than 30 Business Days prior to the due date (including extensions). As long as S&N and its Permitted Transferees hold, in the aggregate, at least 9.9% of the outstanding Units (determined without regard to the EPR Unit and any outstanding Profits Interest Units), the Tax Matters Member shall not file any tax return of the Company without S&N’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. S&N shall be given reasonable access to all income and franchise tax returns, work papers, supporting materials, written communications with the Service or any other taxing authority and other materials relating to income and franchise tax matters of the Company and its Subsidiaries. The Company shall, or shall cause the Return Preparer to, deliver to each Member and, if necessary, each former Member, prior to April 15th of each year or thereafter as soon as reasonably practicable, Internal Revenue Service Schedule K-l (or substantially similar report setting forth in sufficient detail information which shall enable such Member or former Member to prepare its federal and state income tax returns). Further, the Company shall, or shall cause the Return Preparer to, provide S&N information and access to information concerning the Company and its Subsidiaries that S&N reasonably requests in order for it to determine its federal, state, local, and foreign tax liability and timely file any tax returns (including estimated tax and information returns).

(d) Audits and Administrative and Judicial Proceedings, (i) Subject to the following sentence, the Tax Matters Member is authorized and required to represent the Company, its Subsidiaries, or any combination thereof in connection with any proceeding relating to any of them with the Service and any other taxing authority. In the event that the Company shall be the subject of a partnership- level audit by any federal, state or local taxing authority (such as an audit pursuant to the TEFRA audit rules of Subchapter C of Chapter 63 of the Internal Revenue Code), to the extent that the Company is treated as an entity for purposes of such audit (including administrative settlement and judicial review), the Tax Matters Member, subject to Section 6.04(d)(ii), shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof; provided, however, that the Tax Matters Member shall take such action as may be necessary to cause each other Member to become a “notice partner” within the meaning of Section 6231(a)(8) of the Code.

(ii) With respect to communications between the Company or any Subsidiary and the Service or any other taxing authority regarding any income or franchise tax of the Company or any Subsidiary (including with respect to any audit described in Section 6.04(d)(i) or Section 6.04(d)(iii)), the Tax Matters Member shall, or shall cause the Return Preparer to: (A) mail a copy of any written communication to each Member within 10 Business Days of the receipt or sending of such written communication; (B) summarize for each Member any significant verbal communication within 10 Business Days of such communication; and (C) permit each Member (other than the Profits Interest Members, unless such communications specifically relate to such Profit Interest Member’s rights and obligations hereunder) to have an opportunity to participate in such communications, to the extent reasonably practicable. S&N shall have the reasonable opportunity to participate in any communication, including any conversation or meeting, with any taxing authority. As long as S&N and its Permitted Transferees hold, in the aggregate, at least 9.9% of the outstanding Units (determined without regard to the EPR Unit and any outstanding Profits Interest Units), S&N’s consent, not to be unreasonably withheld, conditioned or delayed, shall be required prior to: (1) the filing of a request for an administrative adjustment, (2) prior to the filing of a request for judicial review of an administrative adjustment, and (3) agreeing to an extension of the statute of limitations for any assessment. S&N’s consent, not to be unreasonably withheld, conditioned or delayed, shall be required prior to agreeing to any settlement of any income or franchise tax where the share of S&N and its Permitted Transferees, taken together, of the item or items at issue with respect to all tax years under examination is, in the aggregate, in excess of $250,000.

(iii) Notwithstanding anything to the contrary in Section 6.04(e), S&N and the S&N Blocker shall indemnify the Tax Matters Member, the Company and their respective Affiliates against, and hold the Tax Matters Member, the Company and their respective Affiliates harmless from, any and all Damages actually incurred or sustained by Tax Matters Member, the Company and any of their respective Affiliates in connection with an audit, litigation or other similar proceeding with respect to taxes or any tax return of the Company to the extent such Damages arise from the allocation requirement in Section 4.06(c) or the distribution requirement in Section 10.05(a)(v)(C); provided that, without limiting the rights of S&N otherwise provided herein, S&N shall have the right to participate in (but not control) any such audit, litigation or other similar proceeding to the extent related to the allocation requirement in Section 4.06(c) or the distribution requirement in Section 10.05(a)(v)(C).

(e) Costs. All reasonable out-of-pocket expenses incurred by the Tax Matters Member and S&N in connection with the matters described in Section 6.04(d) shall be paid or reimbursed by the Company. If the Company does not have sufficient assets to pay any such costs, then the Investors shall contribute all needed funds for the prosecution of the audit, administrative settlement or judicial review within 10 Business Days upon call of the Tax Matters Member, which call shall require that such contributions be made by the Investors in accordance with their Percentage Interests for the tax period under examination (or the arithmetic average of their Percentage Interests for the tax period under examination if more than one taxable year shall be under examination).

(f) Survival. The provisions of Sections 6.04(a)-6.04(e) shall be continuing covenants that shall survive the winding up and dissolution of the Company.

(g) Tax Elections and Schedules, (i) Tax Elections. The Company shall make any tax elections as the Board of Managers may determine necessary; provided that, as long as S&N and its Permitted Transferees hold, in the aggregate, at least 9.9% of the outstanding Units (determined without regard to the EPR Unit and any outstanding Profits Interest Units), any such elections may only be made with the prior written approval of S&N, which shall not be unreasonably withheld, conditioned or delayed; and provided, further, that the Company shall (A) make an election pursuant to Section 754 of the Code and (B) elect to use the “traditional method” under Section 704(c) of the Code to take account of any variation between the adjusted basis of any property contributed to the Company for federal income tax purposes and its Book Value.

(ii) Tax Schedules. S&N and the Essex Members agree that the allocation of value and tax basis for purposes of Section 704(c) of the Code among the assets contributed by S&N pursuant to the S&N-Company Contribution Agreement on the date hereof shall be as set forth on Annex E and that the allocation of value and tax basis for purposes of Section 704(c) of the Code among the assets contributed by the Essex Members pursuant to the Essex-Company Contribution Agreement on the date hereof shall be as set forth on Annex F. On the date hereof, S&N shall provide on Annex E a good faith estimate of the allocation of federal income tax basis and value of each asset it contributed pursuant to the S&N-Company Contribution Agreement on the date hereof, and within 90 Business Days after the date hereof, S&N and the Essex Members shall agree to and finalize the allocation of federal income tax basis and value of each asset. On the date hereof, the Essex Members shall provide on Annex F a good faith estimate of the allocation of federal income tax basis and value of each asset it contributed pursuant to the Essex-Company Contribution Agreement on the date hereof, and within 90 Business Days after the date hereof, S&N and the Essex Members shall agree to and finalize the allocation of federal income tax basis and value of each asset. Unless otherwise required by a “determination” (within the meaning of Section 1313(a) of the Code), S&N, the Essex Members, the Tax Matters Member, the Company and its Subsidiaries shall not take any position inconsistent with Annex E or Annex F or the final federal income tax basis without the prior affirmative vote or unanimous written consent of all of the Investors. In the event that any of the allocations described in this Section 6.04(g)(ii) are disputed by any taxing authority, the party receiving notice of such dispute shall promptly notify and consult with the Company and the other party concerning the resolution of such dispute.

ARTICLE 7

INDEMNIFICATION

Section 7.01 Indemnification. The Company will indemnify as set forth below any Member or person who serves as an officer, Manager or employee of the Company (each, a “Company Party”) in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) relating to such Company Party’s status as a Member or service as an officer, Manager or employee of the Company or (at the Company’s request) of another entity in which the Company or any of its Subsidiaries has an interest (such Company Party’s “Indemnified Service”):

(a) The Company shall indemnify and hold harmless the Company Party, to the fullest extent permitted by Applicable Law, against all liability and loss suffered and expenses (including attorneys’ fees) actually and reasonably incurred by the Company Party in connection with any Proceeding in which the Company Party is made or is threatened to be made a party by reason of the Company Party’s Indemnified Service.

(b) The Company Party must give notice promptly to the Company’s chief legal officer or company secretary (provided that if no such position exists, the Company shall designate a responsible officer for purposes of this Section) of any Proceeding for which indemnity may be sought hereunder. The Company shall have the right to select counsel to represent the Company Party at the Company’s expense and to control the defense and disposition of such Proceeding for so long as the Company expects to provide indemnity with regard to such Proceeding. If such counsel determines that a conflict of interest exists between the Company and the Company Party, then the Company Party may retain separate counsel at the Company’s expense to participate in the Proceeding to the extent necessary to protect Company Party’s interest; provided that the Company shall not be obliged to pay for more than one separate counsel for all Company Parties in connection with any one Proceeding. In addition, the Company Party may, at any time, retain separate counsel at the Company Party’s expense to participate in the Proceeding.

(c) Notwithstanding the foregoing, the Company Party shall not be entitled to indemnity from the Company under this Section 7.01 or otherwise in connection with (x) a Proceeding (or part thereof) commenced by the Company Party, unless such commencement was authorized by the Board of Managers, (y) a Proceeding commenced by the Company or any of its Subsidiaries against the Company Party, or (z) a Proceeding that is based upon, results from, or relates to:

(i) any acts or omissions by the Company Party occurring prior to commencement, or after termination, of the Indemnified Service;

(ii) any willful misconduct, bad faith or active and deliberate dishonesty by the Company Party, or acts or omissions by which the Company Party personally gained in fact a financial profit or other advantage to which the Company Party was not legally entitled;

(iii) any acts or omissions of the Company Party that were outside the scope of the Indemnified Service; or (iv) any violation by the Company Party of the Company’s Code of Conduct and Business Principles (or equivalent policy) or similar integrity policy of the Company or any of its Subsidiaries.

(d) To the extent permitted under Applicable Law, the Company shall advance to the Company Party expenses (including attorneys’ fees) in connection with a Proceeding for which indemnity is sought under this Section 7.01; provided, however, that (i) such advances shall be made only upon prior receipt of an undertaking by the Company Party to repay immediately all amounts advanced if it is ultimately determined that such Company Party was not entitled to indemnification under this Section 7.01 and (ii) the Company may decline to advance expenses if the Board of Managers reasonably determines in good faith at any time that it is likely that the Company Party will not be entitled to indemnification under this Section 7.01.

(e) The Company’s obligation to indemnify or to advance expenses to the Company Party shall be reduced by any amount the Company Party collects as indemnification or advancement of expenses from any other source, including the entity served and its insurer. The Company Party will take such action as the Company may reasonably request to collect, or enable the Company to collect, from such other sources.

Section 7.02 Standard of Care; Elimination of Fiduciary Duties. (a) To the extent that any Company Party is performing duties on behalf of the Company, each such Company Party is to perform such duties in good faith and within the scope of authority conferred upon such Company Party.

(b) Each Company Party, in the performance of his or her duties, is entitled to rely in good faith on information, opinions, reports or other statements, including financial statements, books of account and other financial data, if prepared or presented by: (i) one or more other Company Parties, if the Person relying on the statements reasonably believes that the Person preparing or presenting the material is reliable and competent in that matter; or (ii) legal counsel, public accountants or other Persons, as to matters that the Person relying on the statements reasonably believes are within the Person’s professional or expert competence.

(c) Without limiting any other provision hereof (including, without limitation, Section 9.13), pursuant to Section 18-1101 of the Delaware Limited Liability Company Act, any fiduciary duties of any Investor or any Profits Interest Member (but, in the case of any Profits Interest Member, solely in his or her capacity as a Member hereunder, and not in any other capacity, whether as a Manager, officer, director or employee of the Company) to the Company or to any other Member that would otherwise apply at law or in equity are hereby eliminated to the fullest extent permitted under Delaware Law and any other Applicable Law; provided that the foregoing will not (i) eliminate the obligation of each Member to act in compliance with the express terms of this Agreement (including, without limitation, Section 9.13), (ii) be deemed to eliminate the implied contractual covenant of good faith and fair dealing, and (iii) apply in the case of gross negligence or willful misconduct.

Section 7.03 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Manager, officer, director, employee or agent of the Company or any of its Subsidiaries, or is or was serving at the request of the Company or any of its Subsidiaries as a Manager, officer, director, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Company or any of its Subsidiaries would have the power to indemnify such Person against such liability under Delaware Law; provided that, to the extent the Company purchases and maintains insurance on behalf of any Manager or director of the Company or any of its Subsidiaries, such insurance shall cover all Managers or directors of the Company or the applicable Subsidiary on an equal and non-discriminatory basis.

Section 7.04 Miscellaneous. (a) The rights and authority conferred in this Article 7 shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

(b) Neither the amendment of this Article 7, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this Article 7 in respect of any acts or omissions occurring prior to such amendment or modification.

(c) No provision of this Article 7 shall limit or affect any Member’s obligation to comply with the express terms of this Agreement or the Related Documents.

(d) This Article 7 shall not modify, alter or otherwise have any effect on any indemnification rights of any Person pursuant to the Related Documents.

ARTICLE 8

TRANSFER OF INTERESTS

Section 8.01 General Restrictions. (a) No Transfer of any or all Units may be made by any Member or its Affiliates (and each Member shall ensure that no Transfer by it or any of its Affiliates is made) except for Transfers (i) to Permitted Transferees (provided that any such Transfer is made in accordance with this Agreement and any applicable Award Agreement under which the Transferor is bound), (ii) in accordance with Section 8.03 (Right of First Refusal), Section 8.04 (Right of First Offer), Section 8.05 (Tag-Along Rights), Section 8.06 (Drag-Along Sale), Section 9.04 (S&N Rights of First Negotiation), and Section 9.06 (S&N Right to Compel an Exit), (iii) in a Public Offering, (iv) by any of the Essex Members or its Permitted Transferees (A) prior to the second anniversary of the date hereof with the prior written consent of S&N or (B) in accordance with Section 8.09 (Essex Syndication Right), or (v) by S&N or its Permitted Transferees prior to the second anniversary of the date hereof with the prior written consent of the Essex Members. Notwithstanding the first sentence of this Section 8.01(a), no Member may (1) pledge, encumber or hypothecate any of its Company Securities or (2) enter into any derivative, swap, participation or similar arrangement that transfers, directly or indirectly, in whole or in part, any of the economic consequences of ownership of such Units. The restrictions set forth in this Section 8.01(a) shall terminate upon the consummation of a Qualified Initial Public Offering or on such earlier date as is specified in this Section 8.01(a).

(b) Immediately prior to any Permitted Transferee of any Member ceasing to be a Permitted Transferee thereof, such Permitted Transferee shall Transfer the Units then held by such Permitted Transferee to the Member from which it received such Units (or to another Permitted Transferee of such Member), and such Transfer shall not be subject to the provisions of this Article 8.

(c) Any Transfer of Units which is not made in compliance with the provisions of this Agreement, including Section 3.06 hereof, shall be void and no such Transfer shall be recognized on the books and records of the Company or any other Person. Notwithstanding anything else contained herein, no Transfer shall be made except in compliance with the Securities Act. If reasonably requested by the Board of Managers, each Transferee Member agrees to pay, prior to or simultaneously with the time of the Transfer, all expenses, including reasonable attorneys’ fees, incurred by the Company in connection with such Transfer.

(d) Notwithstanding anything to the contrary in this Agreement, (i) Transfers of shares of Smith & Nephew plc or any successor thereof shall not be considered Transfers prohibited by this Section 8.01 and (ii) this Section 8.01 shall not be applicable in connection with any Transfer by Smith & Nephew plc and its Subsidiaries, pursuant to a transaction or series of related transactions, of all or substantially all of the business of Smith & Nephew plc and its Subsidiaries (taken as a whole).

(e) No Member may Transfer (i) any Common Units to any Transferee unless such Member simultaneously Transfers to the applicable Transferee a number of OUS Units that represents the same proportion of the total number of OUS Units held by such Member and its Permitted Transferees as the number of Common Units being Transferred represents of the total number of Common Units held by such Member and its Permitted Transferees, or (ii) any OUS Units to any Transferee unless such Member simultaneously Transfers to the applicable Transferee a number of Common Units that represents the same proportion of the total number of Common Units held by such Member and its Permitted Transferees as the number of OUS Units being Transferred represents of the total number of OUS Units held by such Member and its Permitted Transferees.

(f) No Member Entity Transfer may be effected unless the applicable Member (i) does not own any assets of any kind other than Units, (ii) does not have any liabilities of any kind, including Indebtedness, other than any liabilities associated with its ownership of Units or pursuant to the Transaction Documents, and (iii) is an entity organized under the laws of a jurisdiction within the United States.

Section 8.02 Transferee Rights. Any Person who is a Transferee of any portion of a Member’s Units in accordance with this Agreement shall become a substitute Member; provided, however, that, in the event of any Member Entity Transfer, the applicable Member shall remain a Member, and the applicable Transferee shall not become a substitute Member solely by reason of such Transfer. A Permitted Transferee of any Units or rights attributable to the Units of any Member shall be entitled to receive distributions of cash or other property from the Company to the extent of the rights under such Units.

Section 8.03 Right of First Refusal. (a) Subject to Section 8.08, if applicable, from and after the second anniversary of the date of this Agreement, if any Investor (the “Offering Member”) receives an unsolicited offer or proposal (whether or not binding) from a third party and proposes to Transfer (in one transaction or in a series of transactions, including, for the avoidance of doubt, either directly or indirectly through a Member Entity Transfer) any Units to such third party (other than (i) to a Permitted Transferee, (ii) in a Public Offering, (iii) in a sale pursuant to Section 8.05, (iv) in a Company Sale (except that any Company Sale by means of a Transfer of less than all of the Units then outstanding shall be subject to this Section 8.03) or (v) in a Drag-Along Sale), the Offering Member shall give written notice (the “Offer Notice”) to (A) S&N, S&N Blocker (after S&N Blocker becomes a Member) and the Permitted Transferees thereof (if any of the Essex Members or any Permitted Transferee thereof is the Offering Member) or (B) the Essex Members and the Permitted Transferees thereof (if S&N or any Permitted Transferee thereof is the Offering Member) (S&N and S&N Blocker, on the one hand, or the Essex Members, on the other hand, the “Deciding Members”) and the Company of such proposal. The Offer Notice shall specify (1) the number of Units proposed to be Transferred (in the case of a Member Entity Transfer, as determined in accordance with Section 8.08(a)(i)), (2) the proposed purchase price (which shall consist solely of cash consideration, and which shall be, in the case of a Member Entity Transfer, the price at which the Offering Member proposes to Transfer the equity interests of the applicable Member pursuant to such Member Entity Transfer (the “Member Entity ROFR Price”)), (3) the identity of the proposed third party Transferee and (4) the other material terms and conditions of the proposed Transfer, including any additional information with respect to the Transfer required to be included in the Offer Notice pursuant to Section 8.03(e) and, with respect to Section 8.05 hereof, the number of Units eligible to be Transferred pursuant to Section 8.05 by the Members exercising their Tag Along Rights and the purchase price to be received with respect to such Units.

(b) Each Deciding Member shall have the right and option (the “ROFR Right to Purchase”), exercisable within 30 days after the date of the Offer Notice, to purchase up to its ROFR Percentage of the Units proposed to be Transferred at the price (which shall be in cash payable by wire transfer of immediately available funds in U.S. Dollars) and on the terms and conditions set forth in the Offer Notice by providing written notice of that election to the Offering Member (and the other Investors). In the case of a proposed indirect Transfer of Units by the Offering Member through a Member Entity Transfer subject to this Section 8.03(b), each Deciding Member shall have the further right and option, exercisable by inclusion of such Deciding Member’s election in the written notice referred to in the immediately preceding sentence, to exercise its ROFR Right to Purchase with respect to either the Units held by the Offering Member (subject to Section 8.03(e)) or the equity interests of the Offering Member proposed to be Transferred pursuant to such Member Entity Transfer. If any Deciding Member fails to elect to purchase its ROFR Percentage of the Units within such 30-day period, the Offering Member shall give prompt written notice of such failure to those other Deciding Members (if any) who do offer to purchase up to their ROFR Percentage pursuant to the ROFR Right to Purchase and such other Deciding Members may purchase on a pro rata basis, based on the number of Units they have previously elected to purchase, all of the balance thereof (or commit to purchase all of the balance thereof) at the price and on the terms and conditions set forth in the Offer Notice by providing written notice of that election to the Offering Member within 10 days after the expiration of the 30-day period described above (such 30-day period, as may be extended by the additional 10- day period, the “ROFR Period”). Any offer to purchase Units pursuant to the ROFR Right to Purchase shall be irrevocable and binding on the Deciding Member making such offer, subject only to compliance by the Offering Member with the terms of this Section 8.03. The failure of any Deciding Member to advise the Offering Member of such Deciding Member’s decision to purchase Units within the applicable periods described above shall be deemed to constitute a notification to the Offering Member of a decision not to exercise the ROFR Right to Purchase.

(c) The closing for all Transfers of the Units purchased pursuant to the exercise of the ROFR Right to Purchase shall occur within 30 days after the expiration of the ROFR Period (which 30-day period shall be extended to up to 90 days in the event any required approval of such sales from any governmental entity, including termination or expiration of the applicable waiting period under the HSR Act, has not then been obtained), or at such other time as may be mutually agreed upon by the Offering Member and the applicable Deciding Members purchasing the Units, with the Offering Member being required to provide representations and indemnification to such purchasers only with respect to due authorization, valid execution and delivery, good title to the Units and no Liens on such Units (except as may arise under the terms of this Agreement). If any purchasing Deciding Member shall default in its obligations to purchase Units pursuant to this Section 8.03(c), the other purchasing Deciding Members shall be entitled to purchase the Units that such defaulting Deciding Member failed to purchase on the same basis as the other Units purchased by the non-defaulting Deciding Members; provided that such purchase shall take place within 10 Business Days of such default.

(d) Upon the failure of (i) the Deciding Members to exercise their Rights to Purchase with respect to all (and not less than all) of the Units subject to an Offer Notice in accordance with Section 8.03(b) or (ii) the purchasing Deciding Members to purchase all (and not less than all) of the Units subject to such Offer Notice pursuant to Section 8.03(c) within the time designated therein for closing, as applicable (the time of such applicable failure, the “ROFR Termination”), the Offering Member shall be relieved of such Offering Member’s obligations under this Section 8.03 with respect to that particular proposed Transfer and, subject to Section 8.05, such Offering Member shall be permitted, for a 90-day period commencing upon the ROFR Termination (which 90-day period shall be extended up to 180 days in the event any required approval of such sales from any governmental entity, including termination or expiration of the applicable waiting period under the HSR Act, has not then been obtained), to Transfer the Units subject to the Offer Notice to the third party(s) set forth in the Offer Notice at a price not lower, and on other terms and conditions in the aggregate not significantly more favorable to the third party(s), than offered to the Deciding Members in the Offer Notice. If, at the end of such 90-day (or up to 180-day, as applicable) period, the Offering Member has not completed such Transfer to such third party(s), then all the restrictions on Transfer contained in this Agreement with respect to Units subject to such Offer Notice shall again be in effect.

(e) Notwithstanding any other provision of this Section 8.03 to the contrary, in connection with any proposed indirect Transfer of Units through a Member Entity Transfer subject to this Section 8.03, if any Deciding Member exercises its ROFR Right to Purchase with respect to the Units held by the Offering Member, rather than with respect to the equity interests of the Offering Member proposed to be Transferred pursuant to such Member Entity Transfer, such Deciding Member agrees that the price that it shall pay to the Offering Member for such Units in connection with the exercise of its ROFR Right to Purchase (the “Member Unit ROFR Price”) shall be equal to (i) the Member Entity ROFR Price plus (ii) an amount equal to the product of:

Gain = x	[	1	–1	]
(1 – T)

For purpose of this Section 8.03(e), the Offering Member’s “Gain” equals the excess, if any, of the Member Entity ROFR Price over the Offering Member’s basis in its Units for U.S. federal income tax purposes, and “T” equals the Assumed Tax Rate. In connection with any proposed indirect Transfer of Units through a Member Entity Transfer subject to this Section 8.03, the Offering Member shall include the Member Unit ROFR Price and shall certify its basis in the relevant Units for U.S. federal income tax purposes in the Offer Notice.

(f) This Section 8.03 shall terminate upon the consummation of a Qualified Initial Public Offering.

Section 8.04 Right of First Offer. (a) Subject to Section 8.08, if applicable, from and after the second anniversary of the date of this Agreement, if any Investor (the “Transferring Member”) proposes to Transfer (in one transaction or in a series of transactions, including, for the avoidance of doubt, either directly or indirectly through a Member Entity Transfer) any Units to a third party (other than (i) to a Permitted Transferee, (ii) in a Public Offering, (iii) in a sale pursuant to Section 8.05, (iv) in a Company Sale (except that any Company Sale by means of a Transfer of less than all of the Units then outstanding shall be subject to this Section 8.04), (v) in a Drag-Along Sale, or (vi) in a sale pursuant to Section 8.03), the Transferring Member shall give written notice (the “ROFO Notice”) to (A) S&N, S&N Blocker (after S&N Blocker becomes a Member) and the Permitted Transferees thereof (if any of the Essex Members or any Permitted Transferee thereof is the Transferring Member) or (B) the Essex Members and the Permitted Transferees thereof (if S&N, S&N Blocker or any Permitted Transferee thereof is the Transferring Member) (S&N and S&N Blocker, on the one hand, or the Essex Members, on the other hand, the “Electing Members”) and the Company of such proposed Transfer and the number of Units proposed to be Transferred pursuant thereto (in the case of a Member Entity Transfer, as determined in accordance with Section 8.08(a)(i)).

(b) The Electing Members shall have the right and option, exercisable within 30 days after the date of the ROFO Notice, to make an offer (the “Offer”) to purchase up to their respective ROFO Percentages of the Units proposed to be Transferred at a price proposed by the Electing Members (which shall be in cash payable by wire transfer of immediately available funds in U.S. Dollars) (the “Member Entity ROFO Price”) and on the terms and conditions proposed by the Electing Members by providing written notice of the Offer to the Transferring Member (and the other Investors). In the case of a proposed indirect Transfer of Units by the Transferring Member through a Member Entity Transfer subject to this Section 8.04(b), each Electing Member a shall have the further right and option, exercisable by inclusion of such Electing Member’s election in the written notice referred to in the immediately preceding sentence, to exercise its right to make an Offer with respect to either the Units held by the Transferring Member (subject to Section 8.04(e)) or the equity interests of the Transferring Member proposed to be Transferred pursuant to such Member Entity Transfer. If any Electing Member fails to make an Offer to purchase its ROFO Percentage of the Units within such 30-day period, the Transferring Member shall give prompt written notice of such failure to those other Electing Members (if any) who do make an Offer to purchase up to their ROFO Percentage and such other Electing Members may make an Offer to purchase on a pro rata basis, based on the number of Units they have previously offered to purchase, all of the balance thereof (or commit to purchase all of the balance thereof) at the price and on the terms and conditions proposed by such Electing Member by providing written notice of that proposal to the Transferring Member within 10 days after the expiration of the 30-day period described above (such 30-day period, as may be extended by the additional 10-day period, the “ROFO Period”). Within 30 days after the end of the ROFO Period, the Transferring Member shall provide written notice (the “ROFO Response Notice”) to any Electing Member that has made an Offer prior to the end of the ROFO Period as to whether the Transferring Member accepts or rejects such Electing Member’s Offer, and the Transferring Member shall be deemed to have rejected the Offer of any Electing Member if it fails to so notify such Electing Member. Any Offer made by any Electing Member pursuant to this Section 8.04(b) shall be irrevocable and binding on the Electing Member making such Offer, subject only to compliance by the Transferring Member with the terms of this Section 8.04.

(c) The closing for all Transfers of the Units purchased by the Electing Members pursuant to the Transferring Member’s acceptance of any Offer shall occur within 30 days after the expiration of the ROFO Period (which 30-day period shall be extended to up to 90 days in the event any required approval of such sales from any governmental entity, including termination or expiration of the applicable waiting period under the HSR Act, has not then been obtained), or at such other time as may be mutually agreed upon by the Transferring Member and the applicable Electing Members purchasing the Units, with the Transferring Member being required to provide representations and indemnification to such purchasers only with respect to due authorization, valid execution and delivery, good title to the Units and no Liens on such Units (except as may arise under the terms of this Agreement). If any purchasing Electing Member shall default in its obligations to purchase Units pursuant to this Section 8.04(c), the other purchasing Electing Members shall be entitled to purchase the Units that such defaulting Electing Member failed to purchase on the same basis as the other Units purchased by the non-defaulting Electing Members; provided that such purchase shall take place within 10 Business Days of such default.

(d) Upon the failure of (i) the Electing Members to exercise their right to make an Offer with respect to all (and not less than all) of the Units subject to a ROFO Notice in accordance with Section 8.04(b) or (ii) the purchasing Electing Members to purchase all (and not less than all) of the Units subject to such ROFO Notice pursuant to Section 8.04(c) within the time designated therein for closing, as applicable (the time of such applicable failure, the “ROFO Termination”), the Transferring Member shall be relieved of such Transferring Member’s obligations under this Section 8.04 with respect to that particular proposed Transfer and, subject to Section 8.05, such Transferring Member shall be permitted, for a 90-day period commencing upon the ROFO Termination (which 90-day period shall be extended up to 180 days in the event any required approval of such sales from any governmental entity, including termination or expiration of the applicable waiting period under the HSR Act, has not then been obtained), to Transfer the Units subject to the ROFO Notice to one or more third party(s) at a price not lower, and on other terms and conditions in the aggregate not significantly more favorable to the third party(s), than offered to the Transferring Member by the Electing Members. If, at the end of such 90-day (or up to 180-day, as applicable) period, the Transferring Member has not completed such Transfer to one or more third party(s), then all the restrictions on Transfer contained in this Agreement with respect to Units subject to such ROFO Notice shall again be in effect.

(e) Notwithstanding any other provision of this Section 8.04 to the contrary, in connection with any proposed indirect Transfer of Units through a Member Entity Transfer subject to this Section 8.04, if any Electing Member makes an Offer with respect to the Units held by the Transferring Member, rather than with respect to the equity interests of the Transferring Member proposed to be Transferred pursuant to such Member Entity Transfer, such Electing Member agrees that the price that it shall pay to such Transferring Member for such Units (the “Member Unit ROFO Price”) shall be equal to (i) the Member Entity ROFO Price plus (ii) an amount equal to the product of:

Gain = x	[	1	–1	]
(1 – T)

For purpose of this Section 8.04(e), the Transferring Member’s “Gain” equals the excess, if any, of the Member Entity ROFO Price over the Transferring Member’s basis in its Units for U.S. federal income tax purposes, and “T” equals the Assumed Tax Rate. In connection with any proposed indirect Transfer of Units through a Member Entity Transfer subject to this Section 8.04, the Transferring Member shall include the Member Unit ROFO Price and shall certify its basis in the relevant Units for U.S. federal income tax purposes in the ROFO Response Notice.

(f) This Section 8.04 shall terminate upon the consummation of a Qualified Initial Public Offering.

Section 8.05 Tag-Along Rights. (a) Subject to Sections 8.07 and, if applicable, 8.08, at any time following a ROFR Termination pursuant to Section 8.03(d) or a ROFO Termination pursuant to Section 8.04(d), if the Essex Members or any of their Permitted Transferees (the “Essex Offering Members”) propose to Transfer (in one transaction or in a series of transactions, including, for the avoidance of doubt, a Member Entity Transfer) any Units (other than (i) to a Permitted Transferee, (ii) in a Public Offering or (iii) in a sale pursuant to Section 8.06) to a third party Transferee (a “Tag-Along Sale”), such Essex Offering Members shall provide each Investor (other than the Essex Offering Members and their Permitted Transferees) and, in the case that the proposed Tag-Along Sale would constitute a Transfer of Units representing a Percentage Interest of more than 66.66% (such Transfer, a “PIM Tag-Along Trigger Event”) if effectuated, each Profits Interest Member, written notice (the “Tag-Along Notice”) of the terms and conditions of such proposed Transfer (which terms and conditions, including price, shall comply with the provisions of Section 8.03(d) or Section 8.04(d), as applicable), and each such Investor and, in the case of a Profits Interest Member Tag-Along Trigger Event, each such Profits Interest Member, shall have the opportunity to participate in such Transfer in accordance with this Section 8.05.

(b) Each Investor (other than the Essex Offering Members and their Permitted Transferees), and in the case that the proposed Tag-Along Sale would constitute a PIM Tag-Along Trigger Event if effectuated, each Profits Interest Member, shall have the right (a “Tag-Along Right”), exercisable by written notice (a “Tag-Along Response Notice”) given to the Essex Offering Members within 10 Business Days following its receipt of the Tag-Along Notice (the “Tag-Along Right Period”), to require the Essex Offering Members to include in the proposed Transfer up to a number of Units representing such Member’s Tag- Along Portion (each such exercising Member, a “Tagging Member”); provided that (i) notwithstanding anything else contained herein to the contrary, no Profits Interest Member shall have the right to Transfer any unvested Profits Interest Units pursuant to this Section 8.05 and (ii) in the case of a proposed indirect Transfer of Units through a Member Entity Transfer subject to this Section 8.05(b), S&N Blocker (after S&N Blocker becomes a Member) and its Permitted Transferees shall have the right, exercisable by inclusion of its election in the Tag-Along Response Notice, to require the Essex Offering Members to include in the proposed Transfer the equity interests of S&N Blocker or such Permitted Transferee in lieu of the Units held by S&N Blocker or such Permitted Transferee; and provided, further, that the Essex Offering Members shall be entitled to include the number of Units proposed to be Transferred by the Essex Offering Members as set forth in the Tag-Along Notice (reduced, to the extent necessary, so that each Tagging Member shall be able to include its Tag-Along Portion) and such additional Units as permitted by Section 8.05(c). If any Member has not exercised its Tag-Along Right in full prior to the expiration of the Tag-Along Right Period, such Member shall be deemed to have waived its Tag-Along Right with respect to the remaining portion of its Tag-Along Portion in connection with the Transfer of Units described in the Tag-Along Notice. Each Tag-Along Response Notice shall include wire transfer or other instructions for payment of any consideration for the Units being transferred in the Tag-Along Sale. Delivery of a Tag-Along Response Notice shall constitute an irrevocable exercise by such Tagging Member of its Tag-Along Right with respect to the number of Units specified in such Tag-Along Response Notice, subject to the provisions of this Section 8.05 and Sections 8.07 and, if applicable, 8.08.

(c) If (i) any Member declines to exercise its Tag-Along Right or (ii) any Tagging Member elects to exercise its Tag-Along Right with respect to less than such Tagging Member’s full Tag-Along Portion, the Essex Offering Members shall be entitled to Transfer in the Tag-Along Sale a number of Units held by them equal to the number of Units in respect of which Tag-Along Rights were not exercised, at a price not higher, and on other terms and conditions in the aggregate not significantly more favorable to the Essex Offering Members, than offered to the Investors in the Tag-Along Notice.

(d) The Essex Offering Members will use commercially reasonable efforts to obtain the agreement of the prospective Transferee to the participation of the Tagging Members in any contemplated Transfer, and the Essex Offering Members will not effect any Transfer of any of its Units to the prospective Transferee unless, simultaneously with such Transfer, the prospective Transferee purchases from each Tagging Member the Units which such Tagging Member is entitled to and elects to sell to such prospective Transferee pursuant to this Section 8.05.

(e) The purchase from the Members exercising Tag-Along Rights pursuant to this Section 8.05 shall be on the same terms and conditions, including any representations, warranties, covenants, indemnities and form of consideration, and on the same date of Transfer, as are received by the Essex Offering Members and stated in the Tag-Along Notice, and shall be subject to Sections 8.07 and, if applicable, 8.08; provided that the consideration from such sale shall be allocated among the Members (or their direct or indirect owners, in the case of a Member Entity Transfer) at the same price per Unit, except in the case of a Tag-Along Sale involving (i) a Transfer of all outstanding Units (determined without regard to the EPR Unit) or (ii) a Transfer of Profits Interest Units (other than a Tag-Along Sale described in Section 8.05(e)(i)), in which case the consideration from such sale shall be allocated among the Members (or their direct or indirect owners, in the case of a Member Entity Transfer) pursuant to the provisions of Sections 10.05 and 10.06 (taking into account the applicable Benchmark Amount of each Profits Interest Unit so Transferred); provided, further, that in the case of any Tag-Along Sale described in Section 8.05(e)(ii), (1) for the avoidance of doubt, the holders of the Profits Interest Units so Transferred shall not receive any portion of the consideration from such sale unless and until each of the holders of outstanding Preferred Units and former holders of Preferred Units previously Transferred pursuant to a Preferred Transfer Event and the holders of outstanding Common Units, OUS Units and the EPR Unit have received consideration from such sale in respect of such Units equal to the aggregate amount that each such holder or former holder is entitled to receive with respect to such Units pursuant to Sections 10.05(a)(i) through 10.05(a)(iv); and (2) any Profits Interest Units so Transferred shall be cancelled upon the consummation of such Tag-Along Sale, may not be reissued at any time thereafter and shall not be entitled to any future distributions whatsoever pursuant to this Agreement. Promptly after the consummation of the Tag-Along Sale (but in no event later than two Business Days thereafter), the Essex Offering Members shall (B) notify the Tagging Members thereof, (C) remit to the Tagging Members the total consideration for the Units of the Tagging Members Transferred pursuant thereto less the Tagging Members’ pro rata share of any applicable escrows, holdbacks or adjustments in purchase price and any transaction expenses as determined in accordance with Sections 8.07 and, if applicable, 8.08, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and (D) furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Tagging Members. The Essex Offering Members shall promptly remit to the Tagging Members any additional consideration payable to the Tagging Members upon the release of any escrows, holdbacks or adjustments in purchase price. No Tagging Members shall be required, for the purpose of exercising its Tag-Along Right under this Section 8.05, to comply with the provisions of Section 8.03 or Section 8.04, as applicable, in connection with such Transfer.

(f) If at the end of the 90-day period commencing upon the expiration of the Tag-Along Right Period (which 90-day period shall be extended up to 180 days in the event any required approval of such sales from any governmental entity, including termination or expiration of the applicable waiting period under the HSR Act, has not then been obtained), the Essex Offering Members have not completed the Transfer of all the Units proposed to be sold by the Essex Offering Members and all Tagging Members on the terms and conditions set forth in the Tag-Along Notice, all the restrictions on Transfer contained in this Agreement with respect to Units owned by the Essex Offering Members shall again be in effect.

(g) Notwithstanding anything to the contrary contained in this Section 8.05, there shall be no liability on the part of the Essex Offering Members to any Member in the event that the Transfer of Units to the Person contemplated pursuant to this Section 8.05 is not completed for any reason whatsoever, provided that the Essex Offering Members comply with all of the provisions of Section 8.03, Section 8.04, this Section 8.05, and Sections 8.07 and, if applicable, 8.08.

(h) This Section 8.05 shall terminate upon the consummation of a Qualified Initial Public Offering.

Section 8.06 Drag-Along Sale. (a) Subject to Sections 8.07, 9.01 and, if applicable, 8.08, if at any time after the second anniversary of the date of this Agreement, (i) the Essex Members and their Permitted Transferees (the “Initiating Members”) propose to Transfer (in one transaction or in a series of transactions, including, for the avoidance of doubt, a Member Entity Transfer) all of their Units (the “Essex Units”) to a third party that is not a Permitted Transferee of any of such Essex Members (such Transfer, a “Drag-Along Sale” and such Transferee, the “Drag-Along Transferee”) and (ii) the Percentage Interest of the Essex Members and their Permitted Transferees at such time is, in the aggregate, greater than or equal to 51%, then the Initiating Members may elect, subject to the provisions of this Section 8.06, to require each other Member (the “Other Members”) to Transfer in the Drag-Along Sale all of the Units then held by such Other Members for the consideration and on the terms and conditions described in the Drag-Along Sale Notice, and each Other Member will be deemed to have consented to (and agrees to waive any dissenter’s rights, appraisal rights or similar rights in connection with) such Drag-Along Sale and agrees to take all necessary action to transfer such Other Member’s Units on the terms and conditions specified in the Drag-Along Sale Notice; provided, however, that, notwithstanding anything to the contrary contained herein, at the election of S&N Blocker (after S&N Blocker becomes a Member) or any Permitted Transferee thereof, any Drag-Along Sale shall be structured to permit any Transfer of Units by S&N Blocker or such Permitted Transferee pursuant to such Drag-Along Sale to be effected indirectly pursuant to the Transfer of the equity interests of S&N Blocker or such Permitted Transferee.

(b) If the Initiating Members elect to exercise their rights pursuant to Section 8.06(a), the Initiating Members shall provide written notice of such Drag-Along Sale to the Other Members (a “Drag-Along Sale Notice”) specifying the purchase price (the “Drag-Along Sale Price”) that the Initiating Members propose be paid by the Drag-Along Transferee and the other material terms and conditions of the proposed Transfer.

(c) In connection with any Drag-Along Sale, (i) each Member (or its direct or indirect owners, in the case of a Member Entity Transfer) shall be entitled to receive the same form of consideration paid by the Drag-Along Transferee, (ii) if any Members (or their direct or indirect owners, in the case of a Member Entity Transfer) are given an option as to the form of consideration to be received, all Members (or their direct or indirect owners, in the case of a Member Entity Transfer) will be given the same option, and (iii) the aggregate consideration from such Drag-Along Sale shall be allocated among the Members (or their direct or indirect owners, in the case of a Member Entity Transfer) as provided in Sections 10.05 and 10.06.

(d) The Initiating Members shall be permitted, for a 120-day period commencing upon the delivery of the Drag-Along Sale Notice (which 120-day period shall be extended up to 180 days in the event any required approval from any governmental entity, including termination or expiration of the applicable waiting period under the HSR Act, has not then been obtained), to effect a Drag-Along Sale at a price not lower, and on terms and conditions in the aggregate no more favorable to the Drag-Along Transferee(s), than described to the Other Members in the Drag-Along Sale Notice. If, at the end of such 120-day (or up to 180-day, as applicable) period, a Drag-Along Sale has not been consummated, then all the restrictions on Transfer contained in this Agreement shall again be in effect.

(e) If the Initiating Members shall effect a Drag-Along Sale in accordance with Section 8.06(d), each Other Member shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Notice (which terms and conditions will also apply to the Initiating Members) and to tender all of its Units as set forth below. Not later than 10 days prior to the consummation of Drag-Along Sale, each of the Other Members shall deliver to a representative of the Initiating Members designated in the Drag-Along Sale Notice wire transfer instructions for payment of the consideration to be received in such Drag-Along Sale and an unconditional agreement to allow the Company to cause the books and records of the Company to show that such Units are bound by the provisions of this Section 8.06(e) and that such Other Member’s Units shall be transferred to the Drag-Along Transferee concurrently with the consummation of the Drag-Along Sale and the delivery of the consideration therefor to such Other Member (or, if such Other Member refuses to accept delivery of such consideration, deposit of such consideration with a third party escrow agent reasonably acceptable to the Company).

(f) If the Drag-Along Sale shall not have been consummated during the period provided in Section 8.06(d), (i) the Initiating Members shall return to each of the Other Members any documents in the possession of the Initiating Members executed by the Other Members in connection with such proposed Drag-Along Sale, (ii) the Company shall cause the books and records of the Company to show that the Units of the Other Members are no longer bound by the provisions of Section 8.06(e) with respect to the applicable Drag-Along Sale and (iii) all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to any Units shall again be in effect.

(g) Concurrently with the consummation of the Drag-Along Sale pursuant to this Section 8.06, the Initiating Members shall give written notice thereof to the Other Members, shall remit to each of the Other Members that have surrendered the applicable instruments, if any, the net consideration (payable by wire transfer in accordance with such Other Member’s wire transfer instructions) for the Units Transferred pursuant hereto.

(h) Notwithstanding anything contained in this Section 8.06, there shall be no liability on the part of the Initiating Members to the Other Members if the Drag-Along Sale is not consummated for whatever reason, regardless of whether the Initiating Members have delivered a Drag-Along Sale Notice. Whether to effect a Drag-Along Sale pursuant to this Section 8.06 shall be in the sole and absolute discretion of the Initiating Members.

(i) This Section 8.06 shall terminate upon the consummation of an Initial Public Offering.

Section 8.07 Additional Conditions to Tag-Along Sales and Drag-Along Sales. (a) Each Member shall be obligated to pay only its pro rata share (based on the aggregate consideration received by such Member in respect of the Units Transferred by such Member) of expenses incurred in connection with a consummated Tag-Along Sale or Drag-Along Sale to the extent such expenses are incurred for the benefit of all Members participating in such Tag-Along Sale or Drag-Along Sale and are not otherwise paid by the Company or another Person.

(b) Subject to Section 8.08, if applicable, each Member shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are reasonably required in the proposed Transfer and as are customary for transactions of the nature of the proposed Transfer, provided that if the Members are required to provide any representations or indemnities in connection with such Transfer, liability for misrepresentation or indemnity shall (as to such Members) be expressly stated to be several but not joint and each Member shall not be liable for more than its pro rata share (based on the aggregate consideration received by such Member in respect of the Units Transferred by such Member) of any liability for misrepresentation or indemnity and (ii) be required to bear its pro rata share (based on the aggregate consideration received by such Member in respect of the Units Transferred by such Member) of any escrows, holdbacks or adjustments in purchase price.

Section 8.08 Special Provisions for Member Entity Transfers. (a) Notwithstanding anything herein to the contrary, for purposes of Sections 8.03, 8.04, 8.05 and 8.06:

(i) The number of Units Transferred pursuant to any Member Entity Transfer shall be deemed to be equal to (A) the number of Units held by the applicable Member at the time of such Member Entity Transfer multiplied by (B) the percentage of the total issued and outstanding equity interests of such Member to be Transferred pursuant to such Member Entity Transfer; and

(ii) The other terms and conditions of any Transfer of Units by any Deciding Member, Electing Member, Tagging Member, Other Member pursuant to Section 8.03, 8.04, 8.05 or 8.06, as applicable, in connection with any Member Entity Transfer subject to such Section (including any representations, warranties, covenants or indemnities to be provided with respect thereto) shall be substantially the same as the corresponding terms and conditions of such Member Entity Transfer, with only such differences therefrom as are necessary in light of the differences in the equity interests so Transferred.

(b) Notwithstanding anything herein to the contrary, for purposes of Sections 8.03, 8.04 and 8.05 (other than for purposes of allocating the consideration among the Members in connection with a Tag-Along Sale described in Section 8.05(e)(i) or (ii)), the purchase price per Unit Transferred pursuant to any Member Entity Transfer shall be deemed to be equal to (i) the aggregate purchase price paid by the applicable Transferee for the equity interests of the applicable Member Transferred pursuant to such Member Entity Transfer, divided by (ii) the number of Units Transferred pursuant to such Member Entity Transfer (as determined in accordance with Section 8.08(a)(i)).

(c) Notwithstanding anything herein to the contrary, in the case of a Transfer by any Essex Member, S&N Blocker or any Permitted Transferee thereof otherwise permitted pursuant to this Agreement, such Transfer, at the election of such Investor or Permitted Transferee (but subject to the applicable terms and conditions of this Agreement), shall be structured either as a direct transfer of Units held by such Essex Member, S&N Blocker or Permitted Transferee or a Member Entity Transfer by the owner(s) of such Essex Member, S&N Blocker or Permitted Transferee.

Section 8.09 Essex Syndication Right. Until the six-month anniversary of the date of this Agreement, any of the Essex Members may Transfer (in one or a series of transactions) up to 49% of the Units held by such Essex Member as of the date hereof to one or more third parties; provided that any such Transfer (a) shall be subject to Section 3.06, (b) shall require the prior written approval of S&N (such approval not to be unreasonably withheld) and (c) shall not result in such Essex Member ceasing to be controlled by an Essex Fund or Essex, as applicable; and provided, further, that, if an Essex Member Transfers any Units pursuant to this Section 8.09 for a price per Unit in excess of (i) the Initial Liquidation Preference plus (ii) the Accrued Preferred Distribution with respect to such Unit, then such Essex Member shall pay S&N or its designee 49% of such excess with respect to all Units so Transferred promptly upon the consummation of such Transfer. Any Transferee of an Essex Member pursuant to this Section 8.09 shall be deemed to be a Permitted Transferee of such Essex Member for all purposes of this Agreement.

ARTICLE 9

CERTAIN COVENANTS

Section 9.01 S&N Right to Veto Sale. (a) Until the first anniversary of the date of this Agreement, the Company shall not effect, and neither the Company, the Essex Members nor any of their respective Affiliates shall enter into, any agreement, arrangement or understanding (whether or not binding) with respect to a Company Sale without the prior written consent of S&N (which may be withheld in S&N’s sole discretion). “Company Sale” means, directly or indirectly, including by means of a Drag-Along Sale, (i) the Transfer of all or substantially all of the assets of the Company and its Subsidiaries to a Person or Persons other than S&N or any of its Affiliates, (ii) the merger of the Company or any of its Subsidiaries with a Person or Persons other than S&N or any of its Affiliates, which results in such Person or Persons owning a majority of the equity of the surviving entity, or (iii) the Transfer of Units representing a Percentage Interest of more than 50%, or the Transfer of a controlling equity interest of the Company or any of its Subsidiaries, to any Person or Persons other than S&N, an Essex Member or any of their respective Affiliates.

(b) Until the third anniversary of the date of this Agreement, the Company shall not effect, and neither the Company, any Essex Member nor any of its Affiliates shall enter into, any agreement, arrangement or understanding (whether or not binding) with respect to a Competitor Sale without the prior written consent of S&N (which may be withheld in S&N’s sole discretion). “Competitor Sale” means, directly or indirectly, (i) the Transfer of all or substantially all of the assets of the Company and its Subsidiaries to a Competitor, (ii) the merger of the Company with a Competitor, or (iii) the Transfer of any Units held by an Essex Member or its Affiliates to a Competitor; and a Competitor Sale shall include any of the foregoing transactions in which a Competitor is participating either alone or in combination with any other Competitor or third party. “Competitor” means any of Johnson & Johnson, Stryker Corporation, Zimmer Holdings, Inc., Medtronic, Inc., Synthes or Biomet, Inc., including, in each case, any Affiliates or successors of each such company, as well as any entity to which any such company transfers all or substantially all of those of its assets that compete with the Company or with S&N.

Section 9.02 OUS Subsidiary Sale. Unless otherwise agreed by S&N and the Essex Members, other than in connection with a Company Sale, the Company shall not effect, and neither the Company nor any of its Affiliates shall enter into any agreement, arrangement or understanding (whether or not binding) with respect to, an OUS Subsidiary Sale. “OUS Subsidiary Sale” means, directly or indirectly, (i) the Transfer of all or substantially all of the assets of the OUS Subsidiary and its Subsidiaries, (ii) a merger, consolidation, reorganization, combination or other similar transaction involving the OUS Subsidiary or any of its Subsidiaries, which results in a Person or Persons other than the Company owning a majority of the equity of the surviving entity, or (iii) the Transfer of a controlling equity interest in the OUS Subsidiary.

Section 9.03 Company Sale Process. The Company and the Members agree that neither the Company nor any of the Members may effect any Company Sale that is reasonably anticipated to result in aggregate consideration payable to the Investors pursuant to Section 10.05 that is less than the full amount of the distributions provided for in Sections 10.05(a)(i) - 10.05(a)(iv) unless:

(a) the Company Sale is conducted pursuant to a customary business sale process run by the Company and subject to the oversight of the Board of Managers with the assistance of a reputable nationally recognized independent financial advisor;

(b) such business sale process results in a Company Sale at fair value, as reasonably determined by the Board of Managers with the assistance of such financial advisor;

(c) S&N and its Affiliates are entitled to participate as a bidder in such business sale process on the same terms and conditions applicable to other bidders invited to participate or participating in such process; and

(d) without limiting the foregoing clauses (a) through (c), if such business sale process results in a Company Sale that would result in aggregate consideration payable to the Investors pursuant to Section 10.05 that is less than the full amount of the distributions provided for in Sections 10.05(a)(i) - 10.05(a)(iv), then S&N, S&N Blocker (after S&N Blocker becomes a Member) and the Permitted Transferees thereof shall be entitled to purchase all (but not less than all) of the Units of the other Members in lieu of the consummation of such Company Sale. The Company shall promptly provide written notice to S&N, S&N Blocker and the Permitted Transferees thereof of the identity of the proposed purchaser and the material terms and conditions of the proposed sale. The provisions of Section 8.03 shall apply mutatis mutandis to S&N’s and S&N Blocker’s rights pursuant to this Section 9.03(d).

Section 9.04 S&N Rights of First Negotiation. (a) Until the third anniversary of the date of this Agreement, so long as S&N’s Percentage Interest is greater than or equal to 15%, none of the Company, any Essex Member or any Affiliate of any Essex Member shall, directly or indirectly, solicit, negotiate, encourage or otherwise discuss or agree with any Person (other than S&N and its Affiliates) or enter into any agreement, arrangement or understanding (whether or not binding) with respect to, a Company Sale or Qualified Initial Public Offering, unless and until the Company (or the Essex Member or its Affiliates, as the case may be) has (i) notified S&N in writing of its desire to effect a Company Sale or Qualified Initial Public Offering, (ii) provided S&N with the opportunity to negotiate with the Company (or the Essex Member or its Affiliates) on an exclusive basis for 60 days after the date of such notice regarding the acquisition by S&N of all or substantially all of the assets of the Company and its Subsidiaries (or all or substantially all of the Units held by the Essex Members and their Permitted Transferees, whether by purchase of the Units, a Member Entity Transfer, merger or otherwise, as the case may be) (any such acquisition, an “S&N Acquisition”) and (iii) if S&N elects to negotiate as set forth in the preceding clause (ii), to negotiate in good faith with S&N regarding an S&N Acquisition.

(b) Until the earlier of (i) the seventh anniversary of the date of this Agreement, (ii) the first anniversary of the consummation of a Company Sale and (iii) the six month anniversary of a Competitor Change of Control of S&N, the Company shall not, directly or indirectly, solicit, negotiate, encourage or otherwise discuss or agree with any Person (other than S&N and its Affiliates) or enter into any agreement, arrangement or understanding (whether or not binding) with respect to, a New Product Partnership unless and until the Company has (A) notified S&N in writing of its desire to enter into such New Product Partnership, (B) provided S&N with the opportunity to negotiate with the Company on an exclusive basis for 60 days after the date of such notice regarding the entry by S&N into such New Product Partnership with the Company, and (C) if S&N elects to negotiate as set forth in the preceding clause (B), to negotiate in good faith with S&N regarding such New Product Partnership with S&N. “New Product Partnership” means an agreement or other arrangement between the Company and one or more Persons regarding the development, manufacture, marketing or distribution of a new product.

Section 9.05 Competitor Change of Control of S&N. Notwithstanding anything herein to the contrary, within 60 days of a Competitor Change of Control of S&N, the Essex Members may elect, by delivering notice of such election in writing to the Company and S&N, to terminate any or all of the rights of S&N set forth in Section 5.01(a)(ii), Section 9.01, Section 9.04, Section 9.07, Section 9.12 and Annex A (provided that S&N shall at all times be entitled to receive such information relating to the Company and its Subsidiaries as is reasonably necessary for S&N and its Affiliates to estimate and realize the value of, and account properly for, its investment and otherwise to comply with their obligations under Applicable Law, including compliance obligations). “Competitor Change of Control of S&N” means the consummation of (a) a Transfer of all or substantially all of the assets or equity of Smith & Nephew plc and its Subsidiaries to a Competitor or (b) a merger of Smith & Nephew plc with a Competitor.

Section 9.06 S&N Exit Right. (a) If an Exit has not occurred prior to the seventh anniversary of the date of this Agreement, then, upon the written request of S&N at any time and from time to time thereafter (but not more frequently than once during any twelve-month period) until the consummation of an Exit, the Company shall engage an investment bank or other financial advisor of nationally recognized reputation designated by the Board of Managers, subject to the consent of S&N, which shall not be unreasonably withheld, conditioned or delayed, to serve as the Company’s financial advisor (the “Financial Advisor”). The Company shall instruct the Financial Advisor to commence an orderly process to result in an Exit with the objective of achieving the highest practicable value for the Investors. The Company shall use its best efforts to reach agreement with the Investors on the optimal structure and the terms and conditions for the Exit and will retain independent legal counsel of appropriate expertise. The fees and expenses of both the Financial Advisor and such legal counsel shall be borne by the Company. The Company shall require the Financial Advisor to keep each of S&N and Essex currently advised as to its efforts, any expressions of interest or offers or proposals that are received and any other information relevant to the process conducted pursuant to this Section 9.06.

(b) (i) The Company shall require the Financial Advisor to deliver to the Company, S&N and Essex written notice (the “Recommended Exit Notice”) within 60 days of the engagement of the Financial Advisor that sets forth the Financial Advisor’s recommendation as to the Exit that will achieve the highest practicable value for the Investors (the “Recommended Exit”); provided, however, that, notwithstanding anything to the contrary contained herein, at the election of any Essex Member, S&N Blocker (after S&N Blocker becomes a Member) or any Permitted Transferee thereof, any Recommended Exit shall be structured to permit any Transfer of Units by such Investor pursuant to such Recommended Exit to be effected indirectly through a Member Entity Transfer. The Recommended Exit Notice shall include reasonably detailed information with respect to the terms and conditions of the Recommended Exit (including with respect to structure, consideration and the identity of the parties involved) and, if applicable, the forms or current drafts of any proposed definitive agreements with respect thereto.

(ii) If a Veto Party notifies the Company within 10 days of the date of the Recommended Exit Notice (the “Recommended Exit Veto Period”) that it objects to the consummation of the Recommended Exit (a “Veto”), the Company shall not proceed with such Recommended Exit and shall terminate the process related thereto; provided that, for the avoidance of doubt, notwithstanding any Veto by S&N pursuant to this Section 9.06(b)(ii)), the Essex Members and their Permitted Transferees may nevertheless exercise their rights pursuant to Section 8.06 with respect to such Recommended Exit; and provided, further, that, notwithstanding any Veto by either Veto Party pursuant to this Section 9.06(b)(ii), this Section 9.06 shall continue to apply and be available to S&N in accordance with its terms thereafter.

(iii) If no Veto Party has submitted a Veto prior to the expiration of the Recommended Exit Veto Period in accordance with the terms of Section 9.06(b)(ii), then the Essex Members shall have the option (the “Essex Purchase Option”), in their sole discretion, in lieu of the Company proceeding with the Recommended Exit, to purchase (the “Essex Purchase”) all (but not less than all) of the Units then held by S&N and its Permitted Transferees upon the terms and conditions set forth in this Section 9.06(b)(iii). The Essex Purchase Option shall be exercisable by the Essex Members upon written notice to S&N within two days after the expiration of the Recommended Exit Veto Period (the “Essex Purchase Option Period”). Any Essex Purchase shall be (A) for an aggregate purchase price (which shall be in cash payable by wire transfer of immediately available funds in U.S. Dollars) equal to the aggregate amount that S&N and its Permitted Transferees would have received upon the consummation of the applicable Recommended Exit pursuant to the terms hereof, including, without limitation, Sections 10.05 and 10.06, and (B) on the other terms and conditions set forth in the Recommended Exit Notice, to the extent applicable, and otherwise on reasonable and customary terms and conditions for transactions of the nature of the Essex Purchase, with S&N and its Permitted Transferees being required to provide representations and indemnification to the Essex Members only with respect to due authorization, valid execution and delivery, good title to the Units and no Liens on such Units (except as may arise under the terms of this Agreement); provided that the closing of the Essex Purchase shall occur within 30 days after the expiration of the Essex Purchase Option Period (which 30-day period shall be extended to up to 90 days in the event any required approval of such purchase from any Governmental Authority, including termination or expiration of the applicable waiting period under the HSR Act, has not then been obtained), or at such other time as may be mutually agreed upon by S&N and the Essex Members.

(iv) If the Essex Members do not exercise the Essex Purchase Option prior to the expiration of the Essex Purchase Option Period in accordance with the terms of Section 9.06(b)(iii), then the Company and each Member shall use their respective reasonable best efforts to consummate the Recommended Exit as promptly as practicable on terms and conditions that in the aggregate are not less favorable to the Investors than those specified in the Recommended Exit Notice.

(v) “Veto Party” means (A) prior to the eighth anniversary of the date of this Agreement, either S&N or the Essex Members, and (B) thereafter, S&N only.

(c) Subject to the provisions of Section 9.06(b), each Member shall, and, if applicable, shall use its reasonable best efforts to cause each Manager designated by such Member (such reasonable best efforts to include, to the extent necessary, removal or replacement of any such Manager) to, vote for, execute any necessary consents in favor of, and enter into such definitive agreements as may be reasonably necessary or desirable for transactions of the nature of, the engagement of the Financial Advisor, the Recommended Exit and the Essex Purchase, as applicable. The Company and each Member shall reasonably cooperate with the Financial Advisor in its efforts, and the Company shall prepare such documents and information as may reasonably be required in connection with the process conducted, in each case pursuant to this Section 9.06.

Section 9.07 Information and Other Rights. (a) The Board of Managers shall furnish to each Investor:

(i) As soon as practicable and, in any event, no later than six Business Days following the end of each S&N Accounting Month, (A) the preliminary unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such S&N Accounting Month, (B) the related preliminary unaudited statements of operations and information pertaining to transactions between the Company and its Subsidiaries, on the one hand, and S&N and its Affiliates, on the other hand, for such S&N Accounting Month and for the portion of the Fiscal Year then ended, in the case of each of clause (A) and (B), prepared in accordance with IFRS (or, if the Board of Managers has determined that the Company shall adopt and follow GAAP in lieu of IFRS pursuant to Section 6.01, prepared in accordance with GAAP), and (C) a forecast of the Company’s performance for the remainder of the Fiscal Year relative to the Company’s annual operating budget for such Fiscal Year, and a forecast of the Company’s performance for the following Fiscal Year;

(ii) As soon as practicable and, in any event, no later than six Business Days following the end of each S&N Accounting Quarter (including, for the avoidance of doubt, the end of the Fiscal Year), (A) the preliminary unaudited consolidated balance sheet of the Company and its Subsidiaries as at the end of such S&N Accounting Quarter, (B) the related preliminary unaudited statements of operations and information pertaining to transactions between the Company and its Subsidiaries, on the one hand, and S&N and its Affiliates, on the other hand, and S&N for such S&N Accounting Quarter and for the portion of the Fiscal Year then ended, in the case of each of clause (A) and (B), prepared in accordance with IFRS (or, if the Board of Managers has determined that the Company shall adopt and follow GAAP in lieu of IFRS pursuant to Section 6.01, prepared in accordance with GAAP, together with a reconciliation to IFRS), (C) a forecast of the Company’s performance for the remainder of the Fiscal Year relative to the Company’s annual operating budget for such Fiscal Year and (D) a forecast of the Company’s performance for the following Fiscal Year;

(iii) As soon as practicable and, in any event, within 30 days after the end of each fiscal month, the final management accounts for such fiscal month, which shall contain at a minimum (A) the unaudited statements of operations and cash flows for such fiscal month and the portion of the Fiscal Year ended at the end of such fiscal month, in each case compared to the Company’s annual operating budget for such Fiscal Year, and (B) the unaudited consolidated balance sheet at the end of such fiscal month, along with an ageing of trade receivables.

(iv) As soon as practicable and, in any event, within 75 days after the end of each Fiscal Year, (A) the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year and the related audited statement of operations and cash flows for such Fiscal Year and the related footnotes, in each case prepared in accordance with IFRS (or, if the Board of Managers has determined that the Company shall adopt and follow GAAP in lieu of IFRS pursuant to Section 6.01, prepared in accordance with GAAP, together with a reconciliation to IFRS) and audited by the Company’s independent public accountants, (B) a comparison of the figures in the financial statements delivered pursuant to clause (A) with the figures for the previous Fiscal Year and the figures in the Company’s annual operating budget and (C) any management letters or other correspondence from such accountants;

(v) As soon as practicable and, in any event, not less than 15 days prior to the beginning of each Fiscal Year, the Company’s annual operating budget for such Fiscal Year;

(vi) Such information as is provided to any lender or other financing source of the Company or any of its Subsidiaries; and

(vii) As promptly as reasonably practicable, such other information with respect to the Company or any of its Subsidiaries as may reasonably be requested by such Investor.

The financial statements and other information provided pursuant to Sections 9.07(a)(i)-9.07(a)(ii) shall be in a presentational format reasonably acceptable to S&N.

(b) Subject to restrictions imposed by Applicable Law, any confidentiality or non-disclosure provision (in either case to the extent relating to third party information) in any agreement to which the Company is a party and the obligations set forth in Section 9.10, the Investors will have, with respect to the Company and each Subsidiary of the Company, the right to: (i) inspect properties, (ii) periodically consult with representatives of management and obtain information with respect to the business and affairs of the Company and its Subsidiaries (including without limitation with respect to scientific, technical, clinical and other information relating to the Orthobiologics Field), (iii) consult with members of the Board of Managers and the board of directors or other governing bodies of the Subsidiaries or any committees thereof with respect to all matters, (iv) inspect the books and records of the Company or any of its Subsidiaries and (v) perform audits to ensure that the Company has adequate procedures in place to comply with the matters set forth in Section 9.14, subject, in each case, to the execution of a customary non-disclosure agreement and other reasonable safeguards to address conflicts of interests.

Section 9.08 Maintenance and Inspection of Records. The accounting books and records, minutes of proceedings of the Board of Managers and of the Members and all other information pertaining to the Company and its Subsidiaries that is required to be made available to the Members under Delaware Law shall be kept at such place or places designated by the Board of Managers or in the absence of such designation, at the principal place of business of the Company, provided that a Profits Interest Member shall only be able to review and examine such information pertaining to the Company as required under Delaware Law and redacted or aggregated as necessary to prevent disclosure of confidential information as may be determined by the Board of Managers from time to time.

Section 9.09 Confidentiality. (a) During the term of this Agreement and thereafter, each party hereto shall, and shall cause its Subsidiaries and controlled Affiliates to, maintain in confidence and use only for purposes of the business of the Company and its Subsidiaries, this Agreement and the Related Documents, all Confidential Information, except to the extent that the Company and S&N agree otherwise with respect to particular Confidential Information in the possession of or furnished to S&N. “Confidential Information” means all information concerning the Company or its Subsidiaries or the financial condition, business, operations or prospects of the Company or its Subsidiaries in the possession of or furnished to any Member (including by virtue of its present or former right to designate a Manager to the Board of Managers). Each party shall exercise the same care and safeguards with respect to Confidential Information as is used to maintain the confidentiality of its own information of like character, but will, at a minimum, use reasonable care.

(b) Any party may disclose Confidential Information to its Subsidiaries, Affiliates, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons agree to keep the Confidential Information confidential to the same extent as such disclosing party is required to keep the Confidential Information confidential, solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement or the Related Documents; provided that the disclosing party shall remain liable with respect to any breach of this Section 9.09 by any such Subsidiaries, Affiliates, counsel, advisers, consultants, outside contractors and other agents.

(c) Notwithstanding Section 9.09(a) or Section 9.09(b) above, a party may disclose such Confidential Information (i) to the extent that the such party is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, (ii) for purposes of reporting to its stockholders the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements to the extent required by Applicable Law or applicable accounting standards, (iii) to the extent required to be disclosed by Applicable Law, rule or regulation; provided that in connection with any such disclosure, (A) a disclosing party shall only disclose such Confidential Information as is required to be disclosed in connection with the foregoing, (B) to the extent reasonably practicable, a disclosing party shall provide the other party with prompt and advance written notice of any such intended disclosure so that such other party has a reasonable opportunity to limit such disclosure, or (if applicable, and to the extent reasonable practicable) seek a protective order or other appropriate remedy to prevent such disclosure and (C) a disclosing party shall use its reasonable efforts to seek confidential treatment (consistent with the terms hereof) by the Person to whom such disclosure is made. The parties acknowledge that money damages would not be a sufficient remedy for any breach of the provisions of this Section 9.09 and that the non-breaching party shall be entitled to equitable relief in a court of law in the event of, or to prevent, a breach or threatened breach of this Section 9.09.

(d) The Essex Members represent and warrant to the other parties hereto that the Essex Members are owned directly by the Essex Investors, which, in certain cases, are funds-of-funds (each, a “Fund”) that have certain reporting obligations to their respective investors and equity holders regarding the nature and performance of their investment in the Company, and each Fund is managed or advised by such Fund’s general partner, investment manager, or Person serving in a similar capacity (each, a “Fund Manager”). Notwithstanding anything to the contrary in this Section 9.09 or elsewhere in this Agreement, the parties hereto hereby acknowledge and agree that (i) each Essex Member may disclose Confidential Information to each Fund and its respective Fund Managers and (ii) each Fund Manager and each Fund may disclose to its direct and indirect equity holders the following information: (A) the name and address of the Company, the year of its formation, and a brief description of its strategy or focus, (B) the fact that such Fund is a direct or indirect security-holder of the applicable Essex Member and that such Essex Member owns securities of the Company, and, if applicable, the fact that such Fund invested in the Company alongside investment funds managed by Essex GP, (C) the number, type, and relative percentages of securities of the Company that are held directly or indirectly by such Fund, (D) the total amount of such Fund’s direct or indirect investment in the Company, (E) the amount of distributions received directly or indirectly by such Fund from the Company, (F) the net asset value of such Fund’s direct or indirect investment in the Company, (G) such ratios and performance information as calculated by such Fund Manager using the information in clauses (D) through (F) above, (H) with respect to any distribution in-kind of securities, the name and issuer of such securities, the number of such securities distributed to such Fund and the fair market value at the time of distribution, and (I) such other information as may be required to be disclosed by Applicable Law or GAAP standards or principles applicable to such Fund Manager or Fund; provided that, (1) with respect to the disclosure of any Confidential Information pursuant to Section 9.09(d)(i), such disclosure shall be made on the condition that the Funds and the Fund Managers agree to keep any such Confidential Information confidential to the same extent as the Essex Members are required to keep the Confidential Information confidential pursuant to the terms hereof; (2) with respect to the disclosure of any Confidential Information pursuant to Section 9.09(d)(ii), such disclosure shall be made on the condition that the recipient of such information be bound by confidentiality obligations that are similar to those that are applicable to the Essex Members pursuant to this Agreement (“Similar Confidentiality Obligations”); (3) with respect to any disclosure made under Section 9.09(d)(ii)(I), such Essex Member shall cause the Fund or Fund Manager with which it is affiliated to comply with the advance notice and other requirements set forth in Section 9.09(c)(iii)(A) through (C); and (4) each Essex Member shall remain liable with respect to any breach of this Section 9.09 by such Essex Member, its respective Funds or Fund Managers and their respective direct or indirect equity holders (provided that, for purposes of determining whether any such breach has occurred, (x) except as provided in clause (y) of this proviso, such direct or indirect equity holders shall be deemed to be bound by the provisions of this Section 9.09, and (y) in the case of the direct or indirect equity holders of any funds-of-funds managed or advised by Pantheon or any of its Affiliates (each, a “Pantheon Fund”), such direct or indirect equity holders shall be deemed only to be bound by the terms of any Similar Confidentiality Obligations then applicable to such direct or indirect equity holders).

(e) The obligation not to disclose Confidential Information shall not apply to any part of such Confidential Information that (i) is or becomes patented, published, or otherwise part of the public domain other than by acts of a party in contravention of this Agreement; (ii) is disclosed to a party by a third party, unless such Confidential Information was obtained by such third party directly or indirectly from a party hereto on a confidential basis; (iii) prior to disclosure under this Agreement, was already in the possession of the disclosing party, unless such Confidential Information was obtained directly or indirectly from the other party hereto on a confidential basis; or (iv) is independently acquired or developed by a disclosing party other than by acts of a party in contravention of this Agreement.

Section 9.10 Corporate Opportunities; Non-Solicitation. Except as provided with regard to the Essex Members in Section 9.13:

(a) In no event shall any Member or any individual serving as a Manager be liable to the Company, any Subsidiary of the Company or to any party hereto for breaches of fiduciary or other similar duties by virtue of the fact that such individual fails to bring a business opportunity to the attention of the Company or any Subsidiary of the Company or presents a business opportunity to a Member or an Affiliate of a Member (rather than, or in addition to, presenting such opportunity to the Company). This Section 9.10 shall not apply to any Member who is an employee of the Company or any Subsidiary of the Company.

(b) Without limiting the generality of the foregoing, the Members expressly acknowledge and agree that (i) each Member and its Affiliates are permitted to have, and may presently or in the future have, investments or other business relationships, ventures, agreements or arrangements with, or ownership of, entities engaged in the same or a similar business to the business conducted by the Company and its Subsidiaries, and in related businesses other than through the Company and its Subsidiaries (an “Other Business”), (ii) each Member or its Affiliates have or may develop a strategic relationship with businesses that are or may be competitive with the Company and its Subsidiaries, (iii) no Member or its Affiliates (including any Managers designated by such Member) will be prohibited by virtue of their investment in the Company and its Subsidiaries or their service on the Board of Managers from pursuing and engaging in any such activities, (iv) no Member or its Affiliates (including any Managers designated by such Member) will be obligated to inform the Company of any such opportunity, relationship or investment, (v) the other Members will not acquire, be provided with an option or opportunity to acquire or be entitled to any interest or participation in any Other Business as a result of the participation therein of a Member or its Affiliates (including any Managers designated by such Member), (vi) the Members expressly waive, to the fullest extent permitted by Applicable Law, any rights to assert any claim that such involvement breaches any duty owed to any Member, or the Company or its Subsidiaries or to assert that such involvement constitutes a conflict of interest by such Persons with respect to the Company or its Subsidiaries and (vii) nothing contained herein shall limit, prohibit or restrict any Member, any of its Affiliates or any current or former Manager designated by such Member from serving on the board of directors or other governing body or committee of any Other Business. This Section 9.10(b) shall not apply to any Member who is an employee of the Company or any Subsidiary of the Company.

(c) Prior to the 18-month anniversary of the date of this Agreement, each Member agrees that it shall use its reasonable best efforts to cause the Company not to, directly or through any controlled Affiliate (and the Essex Members shall cause Essex and its managed investment funds and controlled Affiliates thereof not to), directly target, solicit or hire (including in any consulting capacity) any salaried employee of S&N, the Essex Members, any Affiliate of S&N, or any controlled Affiliate of any of the Essex Members without the prior written approval of the Chief Executive Officer of S&N, in the case of any such employee of S&N or any of its Affiliates, or any authorized person of Essex, in the case of any such employee of the Essex Members or any of their controlled Affiliates, in any case except for any such employee terminated by S&N, Essex or any applicable Affiliate of S&N or Essex.

(d) Prior to the 18-month anniversary of the date of this Agreement, S&N agrees that it and its Affiliates shall not, and, each of the Essex Members agrees that Essex and its managed investment funds and controlled Affiliates thereof shall not, hire (including in any consulting capacity) any employee of the Company or any of its Subsidiaries without the prior written approval of the Chief Executive Officer of the Company, except for any employee terminated by the Company or any of its Subsidiaries.

(e) As used in this Section 9.10, “controlled” has the meaning set forth in the definition of the term “Affiliate” in Section 1.01(a).

Section 9.11 Certain Matters Relating to an Initial Public Offering. (a) If the Board of Managers approves an Initial Public Offering in accordance with the terms of this Agreement (including the provisions of Annex A), the Board of Managers shall, unless otherwise agreed by the Investors, and subject to Section 9.11(e), cause the Company to effect a conversion to corporate or other limited liability form or other appropriate reorganization (whether by conversion to a subchapter C corporation, merger, consolidation into a corporation, recapitalization or reorganization, sale of securities, formation of a new parent entity or otherwise) that is reasonably acceptable to the Investors, giving effect to the same voting and corporate governance provisions contained herein (the “Corporate Conversion”, and the resulting entity with respect to which the Initial Public Offering is expected to be consummated, the “IPO Entity”). Each Member hereby consents to such Initial Public Offering and Corporate Conversion and shall vote for (to the extent it has any voting rights) and raise no objections against such Initial Public Offering and Corporate Conversion, and each Member shall, at the request of the Board of Managers, take all actions (including any actions required to pursuant to Section 9.11(e)) reasonably necessary or desirable to effect such Initial Public Offering and Corporate Conversion.

(b) Pursuant to the Corporate Conversion, and subject to Section 9.11(e), all Units held by each Member immediately prior to the Corporate Conversion shall automatically be converted (the “Automatic Conversion”) into newly issued equity interests of the IPO Entity representing such Member’s IPO Percentage of the total number of issued and outstanding equity interests of the IPO Entity. Subject to the provisions of Annex G, all of the equity interests of the IPO Entity issued pursuant to the Corporate Conversion shall be (i) of a single class and have the same rights, powers, preferences, qualifications, limitations and restrictions as all other such equity interests and (ii) duly and validly issued, fully paid and non-assessable and free of all Liens (except as may arise under the terms of this Agreement) and not subject to any preemptive rights. “IPO Percentage” means, with respect to any Member, the percentage of the total distributions to the Members pursuant to Section 10.05 that such Member would have received if the Company were dissolved, its affairs wound up and (A) all of the assets of the Company were sold for cash equal to the sum of the aggregate equity valuation of the Company indicated by the pricing of the Initial Public Offering and the amount of the Company’s liabilities, (B) all of the Company’s liabilities were satisfied and (C) the net assets were immediately distributed to the Members in accordance with Section 10.05.

(c) Subject to Section 9.11(b), prior to the consummation of an Initial Public Offering, the Members shall, and shall cause the relevant publicly-traded entity to, enter into agreements containing rights and obligations of the parties that are substantially similar to those contained in this Agreement, other than the rights and obligations of this Agreement that expressly terminate upon the consummation of the Initial Public Offering. If any of such agreements are inconsistent with the rules of the principal exchange on which the shares of the publicly-traded entity are listed, the terms of such agreements shall be modified to the extent necessary to reflect such rules; provided that such agreements shall, as closely as possible, give effect to the provisions of this Section 9.11(c).

(d) If the Essex Members and their Permitted Transferees participate in an Initial Public Offering permitted by this Agreement, S&N and its Permitted Transferees shall be permitted to participate in such Initial Public Offering in accordance with Section 9.11(b). Upon the consummation of the Initial Public Offering, the holders of Units (or such common stock as the Units have been converted into) shall have registration rights substantially as set forth in Annex B hereto.

(e) Notwithstanding anything to the contrary contained herein, at the election of any Essex Member, S&N Blocker (after S&N Blocker becomes a Member) or any Permitted Transferee thereof, in connection with a Corporate Conversion and Automatic Conversion, the Company shall effect a merger, consolidation, recapitalization, reorganization or other transaction with such Investor that is reasonably acceptable to such Investor and the effect of which is that the owners of the equity interests of such Investor receive equity interests of the IPO Entity representing such Investor’s IPO Percentage of the total number of issued and outstanding equity interests of the IPO Entity; provided that the Company and such Investor shall use their respective reasonable best efforts to effect any such merger, consolidation, recapitalization, reorganization or other transaction in a tax-efficient manner. Any Permitted Transferee that seeks to participate in a transaction of the nature described in this Section 9.11(e) shall not, prior to such transaction, (i) own any assets of any kind other than Units and (ii) have any liabilities of any kind, including Indebtedness.

Section 9.12 Business Development Meetings. The Company and S&N shall jointly constitute a business development committee (the “Business Development Committee”) for the purpose of discussing trends, technologies and developments with respect to the business of the Company and its Subsidiaries, and such other matters as the members of the Business Development Committee determine to address from time to time, subject to any restrictions imposed by Applicable Law or any confidentiality or non-disclosure provision (in either case to the extent relating to third party information) in any agreement to which the Company or S&N is a party and other reasonable safeguards to address conflicts of interests. The Company and S&N shall mutually determine the members of the Business Development Committee (which shall include representatives of S&N and the Company), dates, times and locations (provided that the Business Development Committee will meet at least two times per year), format, costs and content.

Section 9.13 Essex Duties. For so long as the Essex Members and their Affiliates, in the aggregate, have the right to designate a majority of the Board of Managers of the Company, the Essex Members will use their reasonable best efforts to ensure that S&N and its Affiliates are afforded by the Company and the Board of Managers all of the protections that would be available to them under Applicable Law as minority shareholders of a Delaware corporation.

Section 9.14 Investor Duties. The Investors agree to use reasonable best efforts to direct the Board of Managers to ensure that at all times the Company (a) adopts and enforces ethics and compliance policies and programs designed to comply with all Applicable Law and industry ethical codes and (b) safeguards the reputations of the Company and the Investors.

Section 9.15 Orthobiologics Commitment. The Company shall undertake and satisfy the Orthobiologics Commitment, as set forth on Annex D hereto.

Section 9.16 Compliance with Applicable Law. (a) The Company will at all times comply, and shall cause each of its Subsidiaries to comply, with the requirements of Applicable Law, including (i) the Federal Health Care Program Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b), and any anti-kickback law of any U.S. state, (ii) the Federal False Claims Act, 31 U.S.C. § 3729, and any false claim or fraud law of any U.S. state, (iii) the Federal civil monetary penalty statute, 42 U.S.C. § 1320a-7a(5), (iv) the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-l, et seq., (v) the Federal Physician Self-Referral Law, 42 U.S.C. §§ 1395nn et seq., and any physician self-referral law of any U.S. state, and (vi) the Federal Food and Drug and Cosmetic Act, including the provisions thereof relating to establishment registration, registration of clinical trials, investigational use, pre-market clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, labeling, advertising and promotion, and recordkeeping and filing of reports.

(b) The Company shall promptly notify the Investors upon receipt of any complaint, order, citation, notice or other written communication from any Person with respect to, or upon the Company’s obtaining knowledge of, the existence or alleged existence of a significant violation by the Company or any of its Subsidiaries of any Applicable Law, including (i) any warning or untitled letter, report of inspection observations (including U.S. Food and Drug Administration (the “FDA”) Form 483s), establishment inspection report, notice of violation, clinical hold or other documents from the FDA or any other Governmental Authority relating to the products of the Company’s business and alleging a lack of compliance by the Company or any of its Subsidiaries with any Applicable Law or regulatory requirements in connection with the Company’s business or (ii) any written notice or other written communication from the FDA or any other Governmental Authority which (A) enjoins production at any facility of the Company’s business or (B) enters or proposes to enter into a consent decree with, or permanent injunction of, the Company or any of its Subsidiaries relating to the conduct of the Company’s business.

Section 9.17 Certain Members’ Assets and Liabilities. For so long as any Essex Member or, after S&N Blocker becomes a Member, S&N Blocker owns any Units, such Member shall not own any other assets of any kind or incur, create, assume or permit to exist any liabilities or obligations of such Member of any kind, including Indebtedness, and shall take no actions other those incidental to such Member’s ownership of the Units.

Section 9.18 S&N Accounting Periods. Not later than the beginning of the last S&N Accounting Quarter of each Fiscal Year, S&N shall notify the Company of the S&N Accounting Months and S&N Accounting Quarters for the following Fiscal Year.

Section 9.19 Remedies Upon Breach. In the event of any breach of any obligation under this Agreement or any Related Document by any Investor (the “Breaching Investor”), if and to the extent that any other Investor actually incurs or sustains any Damages arising out of, with respect to or by reason of such breach (the “Non-Breaching Investor”), then (a) the Non-Breaching Investor is authorized, upon written notice to the Breaching Investor, to set off and apply any and all Indebtedness or other obligations at any time owing by the Non-Breaching Investor (including pursuant to this Agreement or any Related Document) to or for the credit or the account of the Breaching Investor against any and all such Damages, and (b) the Non-Breaching Investor’s shall have, in addition to any other recourse available to it against the Breaching Investor pursuant to this Agreement or any other Related Document or at law or equity, an express right to recourse against any and all assets of the Breaching Investor (including the Units and any proceeds thereof or thereon held by the Breaching Investor) provided that any amounts recovered by the Non-Breaching Investor pursuant to this Section 9.19 shall be without duplication of any amounts actually recovered by the Non-Breaching Investor pursuant to the other provisions of this Agreement or the Related Documents.

ARTICLE 10

TERM, DISSOLUTION AND LIQUIDATION

Section 10.01 Term. The term of the Company shall continue from the date hereof until its termination pursuant to Section 10.02.

Section 10.02 Liquidating Events. The Company shall dissolve and commence winding up prior to the expiration of the term upon the first to occur of any of the following events (each a “Liquidating Event”):

(a) the unanimous vote of the Investors to dissolve, wind up and liquidate the Company; or

(b) the entry of a decree of judicial dissolution pursuant to Section 18-802 of Delaware Law.

Section 10.03 Winding Up. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying or making reasonable provisions for the satisfaction of the claims of its creditors and Members, and no Member or the Board of Managers (or any member thereof) shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs; provided that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the property or the proceeds from the sale thereof has been distributed pursuant to this Article 10 and the Company has terminated. The Investors shall be responsible for overseeing the winding up and dissolution of the Company. The Investors shall take full account of the Company’s properties, assets and liabilities, and the Company’s affairs shall be wound up in a prompt and orderly manner.

Section 10.04 Distribution Upon Dissolution of the Company. In connection with a liquidation or dissolution of the Company, the Company’s property, or the proceeds from the sale thereof, shall be applied and distributed in accordance with Section 18-804 of Delaware Law in the following order:

(a) first, to (i) the satisfaction (whether by payment or by the making of reasonable provision for payment) of all of the Company’s debts and liabilities to creditors that are not Members or Managers and (ii) the payment of all principal, interest or any other amounts that remain outstanding under the S&N Note;

(b) second, to the satisfaction (whether by payment or by the making of reasonable provision for payment) of all of the Company’s debts and liabilities to creditors that are Members or Managers (other than as provided for under Section 10.04(a)(ii)); and

(c) third, the balance, if any, to the Members as set forth in Section 10.05.

Section 10.05 Liquidation or Dissolution. (a) Upon any liquidation or dissolution of the Company, distributions shall be made to the Members as follows:

(i) first, (A) the former holders of Preferred Units previously Transferred pursuant to a Preferred Transfer Event are entitled to be paid the Accrued Preferred Distribution with respect to each such Transferred Preferred Unit, and (B) the holders of the Preferred Units then outstanding are entitled to be paid the aggregate accrued and unpaid Preferred Distribution (for the avoidance of doubt, relating to the current Fiscal Year and all prior Fiscal Years) with respect to each such Preferred Unit as of such time, in each case, before any distribution of assets is made pursuant to any of the following subparagraphs of this Section 10.05(a);

(ii) second, the holders of the Preferred Units then outstanding are entitled to be paid the Liquidation Preference with respect to each such Preferred Unit as of such time (for the avoidance of doubt, taking into account any reduction of such Liquidation Preference in respect of distributions made pursuant to Section 10.05(a)(i)(B), as provided by Section 4(b) of Annex C). before any distribution of assets is made pursuant to any of the following subparagraphs of this Section 10.05(a);

(iii) third, (A) the holders of the Common Units (other than the Converted Common Units) then outstanding are entitled to be paid, with respect to each Common Unit (other than the Converted Common Units), the Unreturned Capital Amount with respect to each such Common Unit,

(B) the holders of the OUS Units then outstanding are entitled to be paid, with respect to each OUS Unit, the Unreturned Capital Amount with respect to each such OUS Unit, and (C) the holders of the Converted Common Units then outstanding are entitled to be paid, with respect to each Converted Common Unit, the Liquidation Preference with respect to the Preferred Unit that was converted into such Converted Common Unit pursuant to Section 3 of Annex C (for the avoidance of doubt, taking into account any increase to such Liquidation Preference pursuant to the proviso set forth in the last sentence of Section 4(a) of Annex C), minus the Accrued Preferred Distribution with respect to such Preferred Unit, in each case, before any distribution of assets is made pursuant to the following subparagraphs of this Section 10.05(a);

(iv) fourth, the holder of the EPR Unit is entitled to be paid, with respect to the EPR Unit, the EPR Entitlement (if any) payable in accordance with Section 1 of Annex G, before any distribution of assets is made pursuant to the following subparagraph of this Section 10.05(a); and

(v) fifth:

(A) the holders of any vested Profits Interest Units of any Class of Profits Interest Units are entitled to be paid, with respect to each such Profits Interest Unit held by such holders, the Class Entitlement per Unit, if any, of such Class of Profits Interest Units; provided that in no event shall the sum of (1) the aggregate amount of any distributions pursuant to this Section 10.05(a)(v)(A) and (2) the aggregate amount of any payments to the holders of any Phantom Profits Interest Units or any Other Management Equity Awards exceed 10% of the amount available for distribution to the Members pursuant to this Section 10.05(a)(v) (such amount determined, solely for this purpose, as if there were no Phantom Profits Interest Units or Other Management Equity Awards), and any such distributions or payments shall be adjusted as determined by the Board of Managers pro rata in accordance with the number of vested Profits Interest Units, Phantom Profits Interest Units and any Other Management Equity Awards outstanding at such time to the extent necessary in order to avoid aggregate distributions or payments that would exceed the foregoing cap; and provided, further, that, for the avoidance of doubt, the holders of any unvested Profits Interest Units of any Class of Profits Interest Units are not entitled to be paid any amount at all pursuant to this Section 10.05(a)(v)(A);

(B) the holders of the Preferred Units and the Converted Common Units are entitled to be paid, with respect to each such Unit held by such holders, the pro rata share per Unit of the Preferred Percentage of the remaining amount available for distribution to the Members;

(C) (1) the holders of the OUS Units are entitled to be paid, with respect to each such OUS Unit held by such holders, the pro rata share per Unit of the lesser of (I) the excess of (x) the cumulative amount of net profit previously allocated to such holders pursuant to Section 4.06 that is attributable to U.S. Gain over (y) the aggregate distributions made with respect to such OUS Units attributable to U.S. Gain and (II) an amount equal to the product of (x) the Common/OUS Percentage multiplied by (y) the U.S. Gain, and (2) the holders of the Common Units (other than the Converted Common Units) are entitled to be paid, with respect to each such Common Unit held by such holders, the pro rata share per Unit of the amount equal to (I) the product of (x) the Common/OUS Percentage multiplied by (y) the U.S. Gain, minus (II) the amount paid to the holders of the OUS Units pursuant to Section 10.05(a)(v)(C)(l); and

(D) the holders of the OUS Units are entitled to be paid, with respect to each such Unit held by such holders, the pro rata share per Unit of the product of (1) the Common/OUS Percentage multiplied by (2) the OUS Gain.

(b) If, upon any liquidation or dissolution of the Company, the available assets of the Company are insufficient to pay the full amount of the liquidating distributions provided for in Section 10.05(a)(i), then the holders of the Preferred Units (or, in the case of Section 10.05(a)(i)(A), the former holders of the Preferred Units) shall share ratably in the total amount available for distribution pursuant to Section 10.05(a)(i) in proportion to the full liquidating distributions to which they would have been respectively entitled had the available assets of the Company been sufficient to pay the full amount of the liquidating distributions provided for in Section 10.05(a)(i).

(c) If, upon any liquidation or dissolution of the Company, the available assets of the Company are sufficient to pay the full amount of the liquidating distributions provided for in Section 10.05(a)(i), but insufficient to pay the full amount of the liquidating distributions provided for in Section 10.05(a)(ii), then the holders of the Preferred Units shall share ratably in the total amount available for distribution pursuant to Section 10.05(a)(ii) in proportion to the full liquidating distributions to which they would have been respectively entitled had the available assets of the Company been sufficient to pay the full amount of the liquidating distributions provided for in Section 10.05(a)(ii).

(d) If, upon any liquidation or dissolution of the Company, the available assets of the Company are sufficient to pay the full amount of the liquidating distributions provided for in Sections 10.05(a)(i) and 10.05(a)(ii), but insufficient to pay the full amount of the liquidating distributions provided for in Section 10.05(a)(iii), then the holders of the Common Units (including, for the avoidance of doubt, the Converted Common Units) and the OUS Units shall share ratably in the total amount available for distribution pursuant to Section 10.05(a)(iii) in proportion to the full liquidating distributions to which they would have been respectively entitled had the available assets of the Company been sufficient to pay the full amount of the liquidation distributions provided for in Section 10.05(a)(iii).

Section 10.06 Company Sale. Any Company Sale, and any other consolidation or merger of the Company or any of its Subsidiaries with or into any Person or Persons, Transfer of all or substantially all of the assets of the Company and its Subsidiaries to any Person or Persons or Transfer of all of the Units then outstanding (whether pursuant to any Drag-Along Sale, Tag-Along Sale or otherwise) to any Person or Persons, shall be deemed to constitute a liquidation, dissolution and winding up of the Company solely for purposes of (a) in the case of a Company Sale where the proceeds of such Company Sale are payable to the Company, distributing the proceeds thereof and (b) in the case of a Company Sale where the proceeds of such Company Sale are payable to the Members and/or the owners of the equity interests of the Members, allocating the proceeds thereof among such Persons, and such proceeds shall be distributed or allocated, as the case may be, in accordance with Section 10.05. For the avoidance of doubt, this Section 10.06 shall apply to any of the transactions referred to in the immediately preceding sentence without regard to whether the proceeds of such transaction are payable to the Company or the Members (or, in the case of a Member Entity Transfer, the holders of the equity interests of the applicable Member) pursuant to the terms of such transaction, and the Company and the Members hereby agree to take all action necessary to effect the distribution or allocation of proceeds of any such transaction as provided by this Section 10.06.

Section 10.07 Rights of Members; Resignation. (a) Except as otherwise provided in this Agreement, each Member shall look solely to the property of the Company for the return of its Capital Contributions, and, except in respect of the Company’s Indebtedness or obligations to a Member, shall have no right or power to demand or receive property other than cash from the Company.

(b) No Member shall resign from the Company (in its capacity as a Member) prior to the dissolution and winding up of the Company in accordance with this Agreement.

ARTICLE 11

MISCELLANEOUS

Section 11.01 Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to the Company to:

Bioventus LLC

4271 Emperor Boulevard

Durham, NC 27703

Attention: Mark A. Augusti

Facsimile No.: 919-474-6893

with a copy (which shall not constitute notice) to:

Bioventus LLC

4271 Emperor Boulevard

Durham, NC 27703

Attention: Jeanne M. Forneris

Facsimile No.: 919-474-6893

if to any Essex Member to:

Essex Woodlands

280 Park Avenue, 27th Floor East

New York, New York 10017

Attention: Scott Barry

Facsimile No.: (212) 922-0551

E-mail: sbarry@ewhv.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP

599 Lexington Avenue, 22nd Floor

New York, New York 10022

Attention: Patrick F. Rice, Esq.

Facsimile No.: (212) 521-5450

E-mail: price@reedsmith.com

if to S&N or S&N Blocker, to:

Smith & Nephew, Inc.

7135 Goodlett Farms

Cordova, TN 38106

Attention: Chief Legal Officer

Facsimile No.: 901-396-7824

E-mail: company.secretary@smith-nephew.com

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Ajay B. Lele

Facsimile No.: 212-701-5800

if to any other Member, to:

The address specified in the Company’s records

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 11.01 during regular business hours.

Section 11.02 Representations and Warranties. (a) Each Member hereby acknowledges that the Units have not been issued by the Company pursuant to a registration statement under the Securities Act. Neither the Company, nor any other Person has any obligation or intention to effect the registration of the Units for sale, transfer or disposition by the Members under the Securities Act or Applicable Law, or to take any action that would make available any exemption from the registration requirements of the Securities Act or Applicable Law. Members must therefore hold such Units indefinitely unless a subsequent registration or exemption therefrom is available and is obtained. No federal or state agency has reviewed the issuance of the Units pursuant hereto or approved or disapproved the Units to be issued pursuant hereto for investment or any other purpose.

(b) Each Member acknowledges that (i) it is acquiring the Units for its own account, as principal and not on behalf of any other party or parties and for investment and not with a view to the resale or distribution of all or any part of such Units and (ii) it has been afforded the opportunity to ask questions of, and to obtain any information from, the Company and the Board of Managers as it deems necessary to determine the suitability and advisability of the purchase of the Units pursuant hereto and the merits and risk of entering into this Agreement.

Section 11.03 Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by S&N, S&N Blocker (after S&N Blocker becomes a Member), each of the Essex Members and the Company, or in the case of a waiver, by the Member against whom the waiver is to be effective; provided that any amendment that adversely and disproportionately affects any Member shall require the approval of such Member.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 11.04 Expenses. Except as provided in the Expense Side Letter, all costs and expenses incurred by the parties in connection with this Agreement shall be paid by the party incurring such costs or expenses.

Section 11.05 Public Announcements. No party to this Agreement shall issue any news release or make any public announcement, written or oral, relating to this Agreement or any Related Document or the existence of any arrangement between the parties, without the prior written consent of the party whether named in such news release or other public announcement or not, except where such news release or other public announcement is compelled by judicial or administrative process or by other requirements of law or by the rules of any securities exchange or national securities quotative system pursuant to a listing agreement therewith; provided that in such event, the party issuing same shall still use reasonable efforts to consult with the other party, whether named in such news release or public announcement or not, a reasonable time prior to its release to allow the other party to comment thereon and, after its release, shall provide the other party with a copy thereof.

Section 11.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable other than in connection with a Transfer permitted pursuant to Article 8. This Agreement is for the sole benefit of the Members and the Company, and, except as otherwise contemplated herein, nothing herein expressed or implied shall give or be construed to give any Person, other than the Members and the Company, any legal or equitable rights hereunder. With respect to the Profits Interest Members, any benefit conferred on any other Member(s) to the exclusion of the Profits Interest Members is for the sole benefit of such other Member(s) and nothing herein shall give or be construed to give any Profits Interest Members any legal or equitable rights hereunder with respect to such benefit.

Section 11.07 Headings. Headings are for ease of reference only and shall not form a part of this Agreement.

Section 11.08 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

Section 11.09 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to in Section 11.01, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

Section 11.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.11 Entire Agreement. This Agreement (including the Annexes constituting a part of this Agreement; all references to this Agreement shall be deemed to include each Annex to this Agreement) and any other writing signed by authorized representatives of each of the parties after the date hereof that specifically references this Agreement, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral between the parties with respect to the subject matter hereof. Except as expressly provided herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 11.12 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

Section 11.13 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

Section 11.14 Further Assurances. The Members shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

Section 11.15 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

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IN WITNESS WHEREOF, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the day and year first above written.

SMITH & NEPHEW, INC.

By:	/s/ R. Gordon Howe
	Name:	R. Gordon Howe
	Title:	Senior Vice President Global Planning & Development

[Signature Page to LLC Agreement]

BELUGA I, INC.

By:	BELUGA BV, LLC, as its Attorney- in-Fact

By:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC, its manager

By:	/s/ Martin P. Sutter
	Name:	Martin P. Sutter
	Title:	Manager

BELUGA II, INC.

By:	BELUGA BV, LLC, as its Attorney- in-Fact

By:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC, its manager

By:	/s/ Martin P. Sutter
	Name:	Martin P. Sutter
	Title:	Manager

BELUGA III, INC.

By:	BELUGA BV, LLC, as its Attorney- in-Fact

By:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC, its manager

By:	/s/ Martin P. Sutter
	Name:	Martin P. Sutter
	Title:	Manager

[Signature Page to LLC Agreement]

BELUGA IV, INC.

By:	BELUGA BV, LLC, as its Attorney- in-Fact

By:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC, its manager

By:	/s/ Martin P. Sutter
	Name:	Martin P. Sutter
	Title:	Manager

BELUGA V, INC.

By:	BELUGA BV, LLC, as its Attorney- in-Fact

By:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC, its manager

By:	/s/ Martin P. Sutter
	Name:	Martin P. Sutter
	Title:	Manager

BELUGA VI, INC.

By:	BELUGA BV, LLC, as its Attorney- in-Fact

By:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC, its manager

By:	/s/ Martin P. Sutter
	Name:	Martin P. Sutter
	Title:	Manager

[Signature Page to LLC Agreement]

BELUGA VII, INC.

By:	BELUGA BV, LLC, as its Attorney- in-Fact

By:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC, its manager

By:	/s/ Martin P. Sutter
	Name:	Martin P. Sutter
	Title:	Manager

BELUGA VII-A, INC.

By:	BELUGA BV, LLC, as its Attorney- in-Fact

By:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC, its manager

By:	/s/ Martin P. Sutter
	Name:	Martin P. Sutter
	Title:	Manager

BELUGA VIII, INC.

By:	BELUGA BV, LLC, as its Attorney- in-Fact

By:	ESSEX WOODLANDS HEALTH VENTURES VIII, LLC, its manager

By:	/s/ Martin P. Sutter
	Name:	Martin P. Sutter
	Title:	Manager

[Signature Page to LLC Agreement]

BIOVENTUS LLC

By:	/s/ Mark A. Augusti
	Name:	Mark A. Augusti
	Title:	Chief Executive Officer

[Signature Page to LLC Agreement]

/s/ Mark A. Augusti
MARK A. AUGUSTI

[Signature Page to LLC Agreement]

Schedule I – Capital Contributions and Units (as of May 4, 2012)

Member	Class of Units	Number of Units	Capital Contribution
Smith & Nephew, Inc.	Common Units EPR Unit	4,476,440 1	$103,572,549.02
Beluga I	Preferred Units	1,968,048	$45,535,227.29
Beluga II	Preferred Units	141,897	$3,283,101.84
Beluga III	Preferred Units	61,694	$1,427,441.10
Beluga IV	Preferred Units	197,422	$4,567,803.06
Beluga V	Preferred Units	710,718	$16,444,065.65
Beluga VI	Preferred Units	513,296	$11,876,262.59
Beluga VII	Preferred Units	296,132.5	$6,851,694.02
Beluga VII-A	Preferred Units	296,132.5	$6,851,694.02
Beluga VIII	Preferred Units	473,812	$10,962,710.43
Mark A. Augusti	Profits Interest Units	288,889	$0

EXHIBIT A

Annex A

Certain Approval Rights

Subject to the specific approval rights of S&N included in Sections A, B and C of this Annex A, neither the Company nor any of its Subsidiaries may take any of the actions set forth in this Annex A without the approval of the Board of Managers.

A. S&N Approval Rights

Neither the Company nor any of its Subsidiaries may take any of the actions set forth in this Section A without the prior written approval of S&N in its capacity as a Member so long as S&N and its Permitted Transferees hold any Units:

1.	Amendment of the Certificate of Formation, this Agreement or any similar organizational document of the Company or any of its Subsidiaries.

2.

(i) Entry into, or amendment, renewal or extension of, any agreements or transactions (other than consummation of the transactions contemplated by the Related Documents in accordance with their terms) between the Company or any of its Subsidiaries, on the one hand, and any Member or its Affiliates, on the other hand (other than ordinary course employment-related agreements with Profits Interest Members or grants to Profits Interest Members of Profits Interest Units under the Management Incentive Plan or Phantom Profits Interest Units under the Phantom Profits Interests Plan), or (ii) any amendment of a Related Document.

3.

Entry into or amendment any contract of the Company or any of its Subsidiaries purporting to bind S&N or its Affiliates (e.g. non-compete restrictions, non-solicitation restrictions, exclusivity obligations).

4.	Any change in the Company’s Fiscal Year.

B. Additional S&N Approval Rights

Neither the Company nor any of its Subsidiaries may take any of the actions set forth in this Section B without the prior written approval of S&N in its capacity as a Member so long as S&N and its Permitted Transferees hold at least 15% of the outstanding Units:

1.

Any issuance or authorization of Company Securities or other equity securities of the Company or any of its Subsidiaries, or any interests convertible into or exchangeable for equity interests of the Company or any of its Subsidiaries, except for any issuance or authorization (i) to the then existing Members made in accordance with the requirements of Section 3.05 of this Agreement and (ii) pursuant to any of the exceptions set forth in Section 3.04(f) of this Agreement which otherwise complies with the restrictions set forth in this Annex A (provided that the matters described in clauses (i) and (ii) shall still require the approval of the Board of Managers).

2.

Split, combine or reclassify (whether by distribution or otherwise) any Company Securities or any securities of any of its Subsidiaries or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any securities of any of its Subsidiaries.

3.

The declaration or payment of any distributions by the Company except for (i) Preferred Distributions, (ii) any distributions made pursuant to Section 10.05 of this Agreement, (iii) any other distributions that are paid to the holders of Preferred Units, the Common Units and the OUS Units ratably among such holders based upon the number of Units held by each such holder as of the time of such distribution and (iv) any Tax Distributions (provided that the declaration or payment of the distributions described in clauses (i), (ii) and (iii) shall (x) require the approval of the Board of Managers and (y) be subject to any restrictions applicable to the Company pursuant to the S&N Note and any S&N approval rights pursuant to Section C below).

4.	Any decision to effect an Initial Public Offering that would be consummated prior to the one year anniversary of the date of this Agreement.

5.	Any decision to effect an Initial Public Offering that is not a Qualified Initial Public Offering.

6.

Any increase or decrease in the size of the Board of Managers, or any change in the right to designate Managers provided for in Section 5.01 of this Agreement (including the relative representation on the Board by the designees of S&N and the Essex Members).

7.

Any change in the principal nature of the business of the Company or any of its Subsidiaries or any entry into any line of business unrelated to the principal nature of the business of the Company or any of its Subsidiaries.

8.

(i) Any material amendment to the Management Incentive Plan or the Phantom Profits Interest Plan or (ii) the adoption or any material amendment of any other plan or arrangement providing for the allocation (including notionally) of profits, proceeds or assets of the Company (each, an “Other Management Equity Plan”); provided that such approval shall not be unreasonably withheld, conditioned or delayed by S&N (provided, however, that nothing in this item B.8 shall limit or otherwise affect any consent rights specifically provided to S&N under this Agreement, the Management Incentive Plan, the Phantom Profits Interest Plan or any Other Management Equity Plan.

C. Note-Related S&N Approval Rights

Neither the Company nor any of its Subsidiaries may take any of the actions set forth in this Section C without the prior written approval of S&N in its capacity as a Member so long as (i) any amounts remain outstanding under the S&N Note and (ii) the S&N Note is held by S&N or any of its Affiliates:

1.

Entry into or consummation of any Specified Asset Sale, unless (i) the proceeds thereof consist exclusively of cash and (ii) the Company prepays the outstanding principal amount of the S&N Note in an amount equal to at least 75% of the excess of (I) the amount of such proceeds over (II) the product of (A) the lesser of (x) the taxable gain, if any, that would be recognized by the Company with respect to such Specified Asset Sale and (y) an estimate (not less than zero) of the taxable income of the Company for the taxable year during which such Specified Asset Sale occurs, for which a Tax Distribution has not yet been made, as reasonably determined by the Board of Managers and (B) the Assumed Tax Rate, together with accrued and unpaid interest under the S&N Note on such amount, promptly following receipt by the Company or any of its Subsidiaries of such proceeds.

2.	Any of the actions described in Sections 3.02(a), (b), (c) or (h) of the S&N Note.

D. Other Matters Requiring Approval of the Board of Managers

1.

Except for any transaction effected in accordance with the requirements of Sections 8.06 or 9.06 of this Agreement, any sale or Transfer of all or substantially all of the assets or equity interests of the Company or any Subsidiary of the Company (whether effected by merger, consolidation, recapitalization, reorganization, reclassification or similar transaction).

2.	Any participation outside the ordinary course of business in joint ventures, partnerships or similar arrangements.

3.

Approval or amendment of any operating budget or any expenditure which (together with other expenditures) would result in a deviation of more than (i) 50% from any line item of the then-current operating budget or (ii) 20% from the aggregate expenditures set forth in the then-current operating budget.

4.	Selection or removal of the executive officers of the Company.

5.

Determination of compensation or other benefits of any executive officer of the Company or any Subsidiary of the Company and the adoption or modification of any material benefit plans for employees of the Company or any Subsidiary of the Company.

6.	Entering into or amending any material contract of the Company or any of its Subsidiaries.

7.

The initiation, failure to defend or appear, or settlement by the Company or any of its Subsidiaries of any material litigation, arbitration or other similar material judicial or regulatory proceedings.

8.	Any incurrence, creation or assumption of (or amendment of any instrument representing) Indebtedness by the Company or any Subsidiary of the Company.

9.

The making of any loans or advances to, guarantees for the benefit of, or investments by the Company or any of its Subsidiaries in, any Person (other than a wholly owned Subsidiary of the Company and other than trade credit in the ordinary course of business).

10.	Any change to the Fiscal Year of the Company (for federal income tax purposes, financial reporting purposes or otherwise).

11.	Selection or removal of principal auditors, banks, financial advisors, investment banks, consulting firms or legal counsel.

12.	Any acquisition (in a single transaction or a series of related transactions) of any material assets or properties by the Company or any Subsidiary of the Company.

13.	Any material capital or research and development expenditures by the Company or any Subsidiary of the Company other than as set forth in the operating budget referred to in item 3 above.

14.

Any material sales, transfers, leases, pledges or other dispositions of any property or assets by the Company or any Subsidiary of the Company other than any such transaction made in the ordinary course of business.

15.

The filing of any petition by or on behalf of the Company or any of its Subsidiaries seeking relief under any bankruptcy, insolvency or other similar law, or the dissolution, liquidation, winding up or reorganization of the Company or any Subsidiary of the Company.

16.	The entry into any contract, agreement or understanding to do any of the foregoing.

EXHIBIT B

Annex B

Registration Rights

SECTION 1. Definitions. (a) Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement. For purposes of this Annex B, the following terms have the following meanings:

“Commission” means the United States Securities and Exchange Commission and any successor federal agency administering the Securities Act.

“Common Stock” means, collectively, any series or class of common stock of the Company that may be issued by the Company from time to time that has the right to vote in the general election of directors.

“Company” means such entity as is determined by the Members in accordance with Section 9.11 of the Agreement to serve as the publicly-traded entity upon an Initial Public Offering.

“Members” means the Persons who are Members (as defined in the Agreement), in their capacity as shareholders of the Company.

“Registrable Securities” means (i) all shares of Common Stock owned of record by a Member and (ii) all shares of Common Stock that may be issued to such Member in respect of shares of Common Stock or other equity securities of the Company pursuant to any conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the offer and sale of such securities shall have been registered under the Securities Act, the registration statement with respect to such offer or sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of pursuant to such effective registration statement, (ii) such securities shall have been sold pursuant to Rule 144, (iii) such securities shall have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop transfer order or other restrictions on transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any state securities laws then in force or (iv) such securities shall cease to be outstanding.

“Registration” means a registration of a bona fide public offering and sale of shares of Common Stock or other equity securities of the Company pursuant to an effective registration statement under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 or any successor or similar form) and in compliance with all applicable state securities laws, and “Register” means to effect such a registration.

“Registration Expenses” means all expenses of the Company incident to the Company’s performance of or compliance with the provisions of this Annex B, including all reasonable, out-of-pocket Commission and stock exchange or automated interdealer quotation system registration fees, filing and listing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), rating agency fees, fees and expenses of the transfer agent and registrar for the securities, printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange or automated interdealer quotation system on which Registrable Securities are to be listed or on which similar securities issued by the Company are to be listed in connection with such transaction, fees and disbursements of counsel for the Company and all independent certified public accountants for the Company (including the expenses of any annual audit, special audit and “cold comfort” letters required in connection therewith or incident thereto), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by the holders of such Registrable Securities, or any fees or expenses of counsel), fees and expenses of any qualified independent underwriter or any person acting in a similar capacity under the rules of the Financial Industry Regulatory Authority, fees and disbursements of one counsel retained in connection with each such Registration by the Members, such counsel to be selected by the Members who hold two-thirds of the Registrable Securities being Registered, fees and expenses of any special experts retained by the Company in connection with such Registration, fees and expenses of other Persons retained by the Company, and expenses relating to any analyst or investor presentation or any “road shows” undertaken by the Company in connection with the registration, marketing or selling of the Registrable Securities.

“Representative” means, with respect to a particular Person, any director, officer, general partner, limited partner, co-owner, member, nominee, managing director, financial advisor, accountant, legal counsel, consultant, agent or controlling Person of such Person.

SECTION 2. Demand Registration Rights. (a) Following the earlier of (x) 180 days after the effective date of the registration statement for the Initial Public Offering and (y) the expiration of the period during which the managing underwriters for the Initial Public Offering shall prohibit the Company from effecting any other public sale or distribution of Registrable Securities, upon written notice to the Company from S&N, on the one hand, or the Essex Members collectively, on the other hand (the “Requesting Member”) (which notice shall specify the number and the intended method of disposition of Registrable Securities), the Company shall

(i) promptly give written notice of such requested Registration to each of the Members then owning Registrable Securities and

(ii) use its reasonable best efforts to effect and maintain the Registration on an appropriate form under the Securities Act of offers and sales of (x) Registrable Securities by the Requesting Member and by each other Member which shall have made a written request to the Company for Registration thereof (which request shall specify the number of Registrable Securities) within 10 Business Days after the giving of such written notice by the Company (collectively, the “Demand Securities”) and (y) any securities which the Company may elect to Register in connection with the offering of Demand Securities and such other securities as the Company may be obligated to include due to other piggyback registration rights, if any, granted to third parties, in each case in accordance with the intended method or methods of disposition specified by the Requesting Member, subject to the other provisions of this Annex B; provided that the Company shall not be obligated to effect any Registration pursuant to this Section 2 except in accordance with the following provisions:

(iii) no Requesting Member shall be entitled to make more than two (2) requests for Registration pursuant to this Section 2, other than Registrations requested to be effected pursuant to a registration statement on Form S-3 under the Securities Act (or any successor thereto), for which an unlimited number of requests pursuant to this Section 2 shall be permitted; provided that at the time of such request the Company is eligible for use of Form S-3 under the Securities Act (or any successor thereto);

(iv) no Requesting Member shall be entitled to request any Registration pursuant to this Section 2 until at least six (6) months after the closing of the last Registration and sale of Company securities subject to this Section 2 or Section 3 of this Annex B;

(v) the Company shall not be required to effect any Registration pursuant to this Section 2 unless the anticipated gross proceeds of the Registrable Securities sought to be registered by the Requesting Member exceed $10,000,000; and

(vi) if, after a request for Registration pursuant to this Section 2 has been made, the Board of Managers (or the board of directors of the Company or other equivalent governing body) has determined, in good faith, that the filing of a registration statement to effect such a Registration pursuant to this Section 2 would require the disclosure of material information which the Company has a reasonable justification for keeping confidential on the grounds that such disclosure would materially interfere with a proposed or pending bona fide material financing, acquisition or other material transaction of the Company, the Company shall not be obligated to effect such a Registration pursuant to this Section 2 until the earlier of the expiration of 90 days after the Company first makes such good faith determination or the completion of such transaction, negotiations or bidding; provided that the Company shall not be permitted to exercise its rights under this Section 2(a)(vi) more than twice (not to exceed 90 days in the aggregate) during any twelve-month period.

(b) Subject to Section 2(a) of this Annex B, the Requesting Member may, in the notice delivered pursuant to Section 2(a) of this Annex B, elect that the requested Registration be pursuant to an underwritten offering. Upon such election by the Requesting Member (or, in the event the Requesting Member does not so elect, if the Company elects an underwritten offering), a majority of the Board of Managers (or, the board of directors of the Company or other equivalent governing body) shall have the right to designate the managing underwriter(s) and, in such case, the Company shall not be required to include the Registrable Securities of a Member in the underwritten offering unless such Member accepts the reasonable and customary terms of the underwritten offering as agreed upon between the Company and the managing underwriter(s) so designated.

(c) If a Registration pursuant to this Section 2 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Demand Securities) that, in its opinion, the number of securities requested to be included in such Registration (including securities of the Company which are not Registrable Securities) should be limited due to market or other conditions, the Company will include in such Registration, to the extent of the number which the Company is so advised in writing can be sold in such offering, (i) first, Demand Securities, pro rata among the holders thereof requesting such Registration on the basis of the number of such securities requested to be included by such holders, (ii) second, any securities which the Company has elected to Register pursuant to Section 2(a) of this Annex B in connection with the offering of Demand Securities and (iii) third, such other securities the Company may be obligated to include due to other piggyback registration rights granted to third parties.

(d) The Requesting Member(s) requesting a Registration under this Section 2 may, at any time prior to the effective date of the registration statement relating to such Registration, revoke such request by providing written notice thereof to the Company, with the following consequences:

(i) if such request is withdrawn prior to the filing date of the applicable registration statement, such withdrawn registration shall count as a requested Registration for purposes of Section 2(a)(iii) of this Annex B unless the Requesting Member promptly reimburses the Company for all Registration Expenses incurred by the Company in connection with the preparation of such registration statement for filing; or

(ii) if such request is withdrawn after the filing date of the applicable registration statement but prior to its effective date, such withdrawn registration shall count as a requested Registration for purposes of Section 2(a)(iii) of this Annex B unless the Requesting Member promptly reimburses the Company for all Registration Expenses incurred by the Company in connection with such withdrawn registration.

(e) Except as provided in Section 2(d) of this Annex B, any Registration requested by any Requesting Member pursuant to Section 2(a) of this Annex B shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 2(a) of this Annex B):

(i) unless such Registration has become effective and has remained effective for the period set forth in Section 12(a)(i) of this Annex B (subject to Section 12(b) of this Annex B); provided that a Registration which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed by the Requesting Member (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to the Company) shall be deemed to have been effected by the Company at the request of such Requesting Member;

(ii) if after such Registration has become effective such Registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental entity for any reason other than a misrepresentation or an omission by the Requesting Member and, as a result thereof, the Registrable Securities requested by the Requesting Member to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement;

(iii) if the closing pursuant to the purchase agreement or underwriting agreement entered into in connection with such Registration does not occur; or

(iv) if, as a result of a determination made pursuant to Section 2(c) of this Annex B by a managing underwriter, the Requesting Member shall not be entitled to include in such Registration at least 50% of the Registrable Securities that such Requesting Member requested pursuant to Section 2(a) of this Annex B to be included in such Registration.

(f) Any Registration effected pursuant to Section 3 of this Annex B shall not be deemed to have been requested by a Requesting Member pursuant to this Section 2.

(g) At any time following the date when the Company becomes eligible to use Form S-3 under the Securities Act for secondary sales, upon written request of a Requesting Member, the Company shall use its reasonable best efforts to file a “shelf” registration statement (the “Shelf Registration”) with respect to all or any portion of such Member’s Registrable Securities, if requested by such Member, on an appropriate form pursuant to Rule 415 (or any similar provision that may be adopted by the Commission) under the Securities Act and to cause such Shelf Registration to become effective and to keep such Shelf Registration in effect until such Member shall no longer hold any Registrable Securities.

SECTION 3. Piggyback Registration Rights. (a) If, at any time following the completion of an Initial Public Offering, the Company proposes to effect a Registration, whether or not for sale for its own account, in a manner which would permit Registration of Registrable Securities for sale to the public under the Securities Act (other than a Registration pursuant to Section 2 of this Annex B), it shall give prompt written notice to the Members holding Registrable Securities of its intention to do so and of such Members’ rights under this Section 3, at least ten Business Days prior to the anticipated filing date of the registration statement relating to such Registration. Such notice shall offer all such Members holding Registrable Securities the opportunity to include in such Registration such number of Registrable Securities as each such Member may request. Upon the written request of any such Member made within 5 Business Days after the receipt of the Company’s notice (which request shall specify the number of Registrable Securities intended to be disposed of by such Member), the Company shall use its reasonable best efforts to include in such Registration all of the Registrable Securities which the Company has been so requested to Register by the Members holding such Registrable Securities pursuant to this Section 3(a); provided that the Company shall not be obligated to effect any Registration pursuant to this Section 3 except in accordance with the following provisions:

(i) if such Registration involves an underwritten offering, all Members requesting that their Registrable Securities be included in the Company’s Registration must, upon request by the underwriter(s), sell their Registrable Securities to such underwriter(s) selected by the Company on the same terms and conditions as apply to the Company or any selling securityholder, including executing and delivering such underwriting agreements or other agreements (including legal opinions) to which the Company or any such selling securityholder has agreed to execute and deliver;

(ii) if, at any time after giving written notice of its intention to register any securities pursuant to this Section 3, the Company shall determine for any reason not to Register or to withdraw Registration of such securities, the Company shall give written notice to all Members holding Registrable Securities included in such Registration and, thereupon, shall be relieved of its obligation to Register (or maintain the effectiveness of the Registration of) any Registrable Securities in connection with such Registration (without prejudice, however, to the rights of the Members immediately to request that such Registration be effected as a Registration under Section 2 of this Annex B);

(iii) the Company shall not be required to effect any Registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans (including any registration of securities on a Form S-4 or S-8 registration statement or any successor or similar forms); and

(iv) no Registration of Registrable Securities effected under this Section 3 shall relieve the Company of its obligation to effect Registrations of Registrable Securities pursuant to Section 2 of this Annex B.

(b) If a Registration pursuant to this Section 3 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each Member requesting inclusion of Registrable Securities in such Registration) that, in its opinion, the number of securities requested to be included in such Registration (including securities of the Company which are not Registrable Securities) should be limited due to market or other conditions, the Company shall include in such Registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included therein pursuant to this Section 3, pro rata among the requesting Members and the holders of such securities on the basis of the number of Registrable Securities requested to be included in such Registration by such Members and (iii) third, any other securities requested to be included in such Registration pro rata among the holders of such securities on the basis of the number of shares requested to be Registered by such holders or as they may otherwise agree.

SECTION 4. Registration Expenses. Subject to Section 2(d) of this Annex B, the Company shall pay all Registration Expenses in connection with each Registration of Registrable Securities requested pursuant to this Annex B and any other actions that may be taken in connection with any such Registration as contemplated by this Annex B; provided that the Company shall not be obligated to pay any underwriting discounts or commissions or transfer taxes, if any, relating to the Transfer of securities Transferred by Persons other than the Company pursuant to any such Registration.

SECTION 5. Restrictions on Public Sales by Members. In connection with any underwritten offering of securities of the Company, including any offering contemplated by this Annex B (other than pursuant to a Shelf Registration), each Member agrees that, whether or not such Member’s Registrable Securities are included in such Registration, it shall consent and agree to comply with any “hold back” or “lock-up” restriction, relating to Registrable Securities or any other securities of the Company then owned by such holder, that may be reasonably requested by the managing underwriter(s) of such offering. The Company hereby also agrees to use its reasonable efforts to cause each other holder of equity securities or securities convertible into or exchangeable or exercisable for such securities (other than in the case of equity securities issued under dividend reinvestment plans or employee stock plans) purchased directly from the Company otherwise than in a public offering to so agree, to the extent reasonably requested by the managing underwriter(s) of such offering.

SECTION 6. Indemnification by the Company. In the event of any Registration of any Registrable Securities pursuant to this Annex B, the Company shall indemnify and hold harmless, to the full extent permitted by law, each of the Members holding any Registrable Securities included in such registration statement, its Representatives, each other person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls, is controlled by or is under common control with such Member or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and reasonable, out-of-pocket expenses (including any amounts paid in any settlement effected with the Company’s consent) to which such Member, any such Representative or any such underwriter or controlling Person may become subject under the Securities Act, state securities or blue sky laws, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) or expenses arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any information conveyed in connection with such Registration at or prior to the time of sale, or in any registration statement under which such securities were Registered, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (c) any violation by the Company of any law applicable to the Company and relating to action required of or inaction by the Company in connection with any such Registration, and the Company shall reimburse such Member and each such Representative or underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any information conveyed by the Company in connection with such Registration at or prior to the time of sale, or in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus, in each case in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Member or any such Representative or underwriter specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Member or any such Representative or underwriter and shall survive the transfer of such securities by such Member.

SECTION 7. Indemnification by the Members and Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Annex B, that the Company shall have received an undertaking reasonably satisfactory to it from the holders of such Registrable Securities and any underwriter, to indemnify and hold harmless severally, and not jointly, in the same manner and to the same extent as set forth in Section 6 of this Annex B, the Company and its Representatives and all other prospective sellers and their respective Representatives, and their respective controlling Persons with respect to any statement or alleged statement in or omission or alleged omission from such information, registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives through an instrument duly executed by or on behalf of such Member or underwriter, as the case may be, specifically stating that it is for use in the preparation of such information, registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any other prospective seller, their respective Representatives or their respective controlling Persons and shall survive the transfer of such securities by such Member; provided that no such Member shall be liable under this Section 7 for any amounts exceeding the product of the purchase price per Registrable Security and the number of Registrable Securities being sold pursuant to such registration statement or prospectus by such Member (net of any underwriters’ or placement agents’ fees, discounts or commissions related thereto); provided, further, that no underwriter shall be liable under this Section 7 for any amounts exceeding the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public.

SECTION 8. Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Annex B, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, promptly give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding Sections of this Annex B, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment (a) a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, (b) the claim is criminal in nature or (c) the claim involves material civil liability on the part of an indemnified party, the indemnifying party shall be entitled to participate in and, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other reasonable, out-of-pocket expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof, and the indemnifying party shall not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnified party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

SECTION 9. Other Indemnification. Indemnification similar to that specified in the preceding Sections of this Annex B (with appropriate modifications) shall be given by the Company and each Member holding Registrable Securities with respect to any required Registration or other qualification of securities under any law other than the Securities Act.

SECTION 10. Indemnification Payments. The indemnification required by Section 6 and Section 7 of this Annex B shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

SECTION 11. Contribution. (a) If the indemnification provided for in Section 6 and Section 7 of this Annex B is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the participating Members or underwriter(s), as the case may be, on the other hand, from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the participating Members or underwriter(s), as the case may be, on the other hand, in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the participating Members or underwriter(s), as the case may be, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the participating Members or by the underwriter(s) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions of either Section 6 and Section 7 of this Annex B, and in no event shall the obligation of any indemnifying party to contribute under this Section 11 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6 and Section 7 of this Annex B had been available under the circumstances.

(b) The Company and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(a) of this Annex B. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(a) of this Annex B shall be deemed to include, subject to the limitations set forth in the preceding sentence and Section 8 of this Annex B, any legal or other reasonable, out-of-pocket expenses incurred by such indemnified party in connection with investigating or defending any such action or claim.

(c) Notwithstanding the provisions of this Section 11, no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such holder, the net proceeds received by such holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public, exceeds, in either case, the amount of any damages that such holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 12. Registration Procedures. (a) If and whenever the Company is required to effect or cause the Registration of any Registrable Securities pursuant to this Annex B, the Company shall, as promptly as reasonably practicable:

(i) prepare in reasonable cooperation with the selling Members (and, in the event of an underwritten offering, with the underwriter(s)), and file with the Commission (subject to Section 2(a)(vi) of this Annex B), and otherwise in a manner consistent with the provisions of this Annex B, a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate as the case may be, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and, except in the case of a registration pursuant to Section 3 of this Annex B, use its reasonable best efforts to cause such registration statement to become and remain effective for a period of not less than 120 days (or such shorter period in which all of the Registrable Securities included in such registration statement have been sold thereunder, but which shall not expire before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable) or, in the case of a Shelf Registration, for so long as any Registrable Securities covered thereby are outstanding; provided that at least seven days before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, the Company shall (A) furnish to one counsel selected by the Requesting Member(s), in the event of a Registration effected pursuant to Section 2 of this Annex B, or selected by the holders of a majority of the Registrable Securities covered by such registration statement, in the event of any other Registration, copies of all such documents proposed to be filed (other than documents filed pursuant to the Exchange Act and incorporated by reference into such registration statement), which documents shall be subject to the timely review of such counsel, and (B) notify each holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required pursuant to Section 12(a)(i) of this Annex B and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(iii) furnish to each holder of Registrable Securities covered by the registration statement and to each underwriter, if any, of such Registrable Securities, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto, unless otherwise available via EDGAR), and the prospectus included in such registration statement (including each preliminary prospectus), a copy of any and all material transmittal letters or other material correspondence to or received from the Commission or any other governmental entity or self-regulatory body or other Person having jurisdiction (including any domestic or foreign securities exchange) relating to such Registration and the related offering, and such other documents, as such Person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities owned by such holder;

(iv) use its reasonable best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any holder, and underwriter, if any, of Registrable Securities covered by such registration statement shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company shall not for any such purpose, be required to (A) qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 12, it is not then so qualified, (B) subject itself to taxation in any such jurisdiction or (C) take any action which would subject it to consent to general or unlimited service of process to which it is not then so subject;

(v) notify in writing and on a timely basis each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and at the request of any such seller, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

(vi) use its reasonable best efforts to cause all such Registrable Securities to be listed on such national securities exchange as may be designated by the Company, and enter into such customary agreements including a listing application and indemnification agreement in customary form, provided that the applicable listing requirements are satisfied, and to provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

(vii) in the case of such registration that involves an underwritten offering, (A) use its reasonable best efforts to furnish to any underwriter of such Registrable Securities (1) an opinion of counsel for the Company, addressed to such underwriter and dated the date of the closing under the underwriting agreement and (2) “comfort” letters addressed to such underwriter and signed by the independent public accountants who have audited the financial statements of the Company and (B) use its commercially reasonable efforts to furnish to any Member selling such Registrable Securities (1) an opinion of counsel for the Company, addressed to such selling Member and dated the date of the closing under the underwriting agreement and (2) “comfort” letters addressed to such selling Member and signed by the independent public accountants who have audited the financial statements of the Company, in each case in customary form and covering matters of the type customarily covered in such opinions and letters;

(viii) after the filing of the registration statement, notify each seller of Registrable Securities named in such registration statement in writing of the effectiveness thereof and of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered and notify each seller of Registrable Securities of such lifting or withdrawal of such order;

(ix) in the case of such registration that involves an underwritten offering, use its reasonable best efforts to have appropriate officers of the Company (A) attend any “road shows” and analyst and investor presentations scheduled in connection with any such Registration and (B) cooperate as reasonably requested by the holders of Registrable Securities in the marketing of the Registrable Securities; all reasonable out of pocket costs and expenses incurred by the Company or such officers in connection with such attendance or cooperation shall be paid by the Company;

(x) give the sellers of Registrable Securities named in such registration statement and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books, records and properties and such opportunities to discuss the business and affairs of the Company with its officers and the independent public accountants who have certified the financial statements of the Company as shall be necessary, in the opinion of such sellers and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

(xi) use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(xii) execute and deliver all reasonable and customary instruments and documents (including, in an underwritten offering, an underwriting agreement in customary form) and take such other reasonable and customary actions and obtain such reasonable and customary certificates and opinions in order to effect a Public Offering of such Registrable Securities; provided that the Company may require each holder of Registrable Securities as to which any Registration is being effected to furnish to the Company such reasonable and customary information regarding such holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing in connection with effecting such offering.

(b) Each holder of Registrable Securities shall, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 12(a)(v) of this Annex B, discontinue disposition of the Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 12(a)(v) of this Annex B, and, if so directed by the Company, such holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such notice.

SECTION 13. Rule 144 and Form S-3. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company shall (a) file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it shall, upon the request of any holder of Registrable Securities, make publicly available other information), and it shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or (ii) any similar rule or regulation hereafter adopted by the Commission and (b) use its reasonable best efforts to cause the conditions 1, 2 and 3 under General Instruction I.A. of Form S-3 (or any successor form and conditions) under the Securities Act for the filing of registration statements under this Annex B to be met. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

SECTION 14. Registration Rights to Others. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, (a) such rights shall not be in conflict with or adversely affect any of the rights provided in this Annex B to any Member and (b) if such rights are provided on terms or conditions more favorable to such holder than the terms and conditions provided in this Annex B, the Company shall provide (by way of amendment to this Annex B or otherwise) such more favorable terms or conditions to each Member.

SECTION 15. Assignment of Rights. Each Essex Member or S&N may assign some or all of its rights pursuant to this Annex B to (a) any Permitted Transferee of such Member or (b) any third-party Transferee of its Registrable Securities; provided that in either case, such Transferee agrees in writing to be bound by the provisions of this Annex B.

EXHIBIT C

Annex C

Terms of Preferred Units and Converted Common Units

SECTION 1. Liquidation Preference. As of the date hereof, each Preferred Unit shall be entitled to an initial liquidation preference of $23.137254902 per Preferred Unit, as adjusted from time to time pursuant to Section 5 of this Annex C (as adjusted, the “Initial Liquidation Preference”). The Initial Liquidation Preference shall be adjusted from time to time after the date hereof as provided by Sections 4 and 5 of this Annex C (as adjusted, the “Liquidation Preference”).

SECTION 2. Rank. The Preferred Units shall, with respect to rights upon liquidation, dissolution or winding up of the Company, rank senior to all other Units and each other class or series of equity securities issued by the Company.

SECTION 3. Conversion. (a) Each Preferred Unit shall automatically be converted (i) upon the Automatic Conversion of the Preferred Units, as provided in Section 9.11(b) of this Agreement, and (ii) upon the occurrence of a Preferred Transfer Event with respect to the applicable Preferred Unit (a “Transfer Conversion”). Subject to Section 3(b) of this Annex C, in the case of a Transfer Conversion or an Automatic Conversion, each applicable Preferred Unit shall be converted into (A) one Common Unit (each, a “Converted Common Unit”) and (B) the right to receive a cash payment, without interest, in an amount equal to the accrued and unpaid aggregate Preferred Distribution in respect of such Preferred Unit (the “Accrued Preferred Distribution”); provided that the Accrued Preferred Distribution shall only be payable in accordance with Section 4(b) of this Annex C from and after the earliest to occur of (1) the making of a distribution by the Company pursuant to Section 10.05 or Section 10.06 of this Agreement, (2) the consummation of a Qualified Initial Public Offering and (3) such time as no amounts remain outstanding under the S&N Note. “Preferred Transfer Event” means, with respect to any Preferred Unit, the consummation of any Transfer of such Preferred Unit (including, for the avoidance of doubt, by means of a Member Entity Transfer) to any Person other than a Transfer (I) to a Permitted Transferee, (II) in accordance with Section 8.09 of this Agreement or (III) pursuant to any transaction referred to in Section 10.06 of this Agreement.

(b) Notwithstanding anything to the contrary contained herein, in connection with (i) any Company Sale (whether pursuant to any Drag-Along Sale, Tag-Along Sale or otherwise) where the proceeds of such Company Sale are payable to the Members and/or the owners of the equity interests of any Essex Member, the allocation of the proceeds thereof shall be determined as if the Accrued Preferred Distribution were then payable; (ii) any Qualified Initial Public Offering, the issuance of the equity interests of the IPO Entity pursuant to the related Automatic Conversion under Section 9.11(b) shall be determined as if the Accrued Preferred Distribution were then payable; and (iii) any Initial Public Offering that is not a Qualified Public Offering, the Essex Members shall have the option to elect that the issuance of the equity interests of the IPO Entity pursuant to the related Automatic Conversion under Section 9.11(b) be determined (A) as if the Accrued Preferred Distribution were then payable, in which case the Company shall hold in escrow the equity interests of the IPO Entity issued in respect of the Accrued Preferred Distribution pursuant to the Automatic Conversion and the Essex Members shall not be entitled to Transfer such equity interests or exercise any voting rights or receive any dividends or other distributions in respect thereof, in each case in this clause (A) until such time as the limitations on the payment of Preferred Distributions in this Agreement (including Annex A) and the S&N Note terminate in accordance with their terms, or (B) as if the Accrued Preferred Distribution were not then payable, in which case the Accrued Preferred Distribution shall remain a right to receive a cash payment in accordance with the terms and conditions of this Agreement and the S&N Note, including, without limitation, Section 4(b) of this Annex C.

(c) In connection with any Automatic Conversion or Transfer Conversion, the holder of the Preferred Units to be converted shall surrender to the Company the Certificate or Certificates representing such Preferred Units at or prior to the time at which the Automatic Conversion or Transfer Conversion becomes effective.

(d) After the effectiveness of an Automatic Conversion or Transfer Conversion, the Company shall (i) appropriately adjust Schedule I hereto, (ii) issue the applicable Member a new Certificate representing the Converted Common Units to which such Member is entitled, if applicable, (iii) if less than all of the Preferred Units represented by the surrendered Certificate or Certificates are so converted, issue a new Certificate representing the Preferred Units that have not been converted, and (iv) to the extent the Accrued Preferred Distribution is not then payable, declare and set apart for payment out of the assets of the Company legally available for distributions to the Members an amount of cash equal to the aggregate Accrued Preferred Distribution with respect to the Preferred Units so converted.

(e) Each conversion shall be deemed to have been effected (i) upon the consummation of the Corporate Conversion, in the case of an Automatic Conversion or (ii) upon the consummation of the Preferred Transfer Event, in the case of a Transfer Conversion. All Converted Common Units will, upon delivery, be duly and validly issued, fully paid and non-assessable, free of all Liens (except as may arise under the terms of this Agreement) and not subject to any preemptive rights. Upon the effectiveness of conversion, the Preferred Units so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such converted Preferred Units shall immediately terminate except (A) in the case of an Automatic Conversion, the right to receive equity interests of the IPO Entity pursuant to Section 9.11(b) and Section 3(b) of this Annex C (and, in the case of an Automatic Conversion in connection with an Initial Public Offering that is not a Qualified Initial Public Offering, the right to receive the aggregate Accrued Preferred Distributions with respect to the converted Preferred Units in cash, if the Essex Members so elect pursuant to Section 3(b)(iii)(B) of this Annex C), or (B) in the case of a Transfer Conversion, the right of the applicable Transferee to receive the Converted Common Units and the right of the applicable Transferor to receive the aggregate Accrued Preferred Distributions with respect to the Transferred Preferred Units pursuant to this Section 3.

(f) The Company shall pay any and all issuance, delivery and transfer taxes in respect of the issuance or delivery of the equity interests of the IPO Entity or the Converted Common Units, as applicable. The Company shall not, however, be required to pay any tax in respect of any transfer involved in the issuance or delivery of the equity interests of the IPO Entity or the Converted Common Units, as applicable, in a name other than that of the holder of the Preferred Units so converted, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or has established to the Company’s satisfaction that such tax has been paid.

SECTION 4. Distributions. (a) Until the earliest to occur of (i) an Automatic Conversion, with respect to the Preferred Units so converted, (ii) a Transfer Conversion, with respect to the Preferred Units so converted, and (iii) the consummation of a Company Sale, with respect to all Preferred Units, the Liquidation Preference of each such Preferred Unit shall accrue a distribution (the “Preferred Distribution”) with respect to each Fiscal Year at a rate per annum equal to 3% of the Liquidation Preference in effect as of the first day of such Fiscal Year; provided, that if the Liquidation Preference is reduced during such Fiscal Year as provided in Section 4(b) of this Annex C, the Preferred Distribution with respect to the amount of such decrease shall cease to accrue as of the date of such decrease. Preferred Distributions for any period other than a full Fiscal Year shall be computed on the basis of a 365-day year and the actual number of days elapsed. The amount of the Preferred Distribution per Preferred Unit accrued for each Fiscal Year shall be added to the Liquidation Preference of such Preferred Unit as of the first day of the immediately succeeding Fiscal Year, provided that, notwithstanding the foregoing, in the event of an Automatic Conversion or a Preferred Transfer Event, the Preferred Distribution per Preferred Unit accrued for the portion of the Fiscal Year up to and including the date of such Automatic Conversion or Preferred Transfer Event, as applicable, shall be added to the Liquidation Preference of such Preferred Unit immediately prior to the conversion of such Preferred Unit pursuant to Section 3(a) of this Annex C.

(b) Subject to the limitations contained in this Agreement (including Annex A) or in the S&N Note, the Board of Managers may elect to pay any accrued and unpaid Preferred Distributions and Accrued Preferred Distributions in cash at any time. Any cash payment of Preferred Distributions in respect of any Preferred Unit in accordance with the preceding sentence or any other distribution in respect of such Preferred Unit pursuant to Section 4.01 or Section 10.05(a)(i)(B) of this Agreement shall be applied (i) first, to reduce (but not below zero) the amount of the Preferred Distribution with respect to such Preferred Unit accrued for the Fiscal Year during which such payment is made and (ii) second, to reduce the Liquidation Preference of such Preferred Unit.

SECTION 5. Certain Adjustments. If the Company shall subdivide or split (whether by distribution or otherwise) the outstanding Common Units, OUS Units or Profits Interest Units into a greater number of Units or combine or reclassify the outstanding Common Units, OUS Units or Profits Interest Units into a smaller number of Units, (a) the same subdivision, split, combination or reclassification, as the case may be, shall be carried out on the outstanding Preferred Units and (b) the Liquidation Preference shall be appropriately adjusted. By way of example, if the Common Units, OUS Units or Profits Interest Units are split 10 to 1, then the Preferred Units will also be split 10 to 1 and the Liquidation Preference then in effect will be multiplied by 1/10. Upon the occurrence of any such adjustment to the Preferred Units, the Company shall (i) compute such adjustment in accordance with the terms hereof and furnish to the holders of the Preferred Units a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based, (ii) appropriately adjust Schedule I hereto and (iii) issue to each holder of Preferred Units, upon the surrender of the Certificate or Certificates representing such holder’s Preferred Units at the time of such adjustment, a new Certificate or Certificates appropriately reflecting such adjustment. Adjustments shall be made successively whenever any event giving rise to such an adjustment under this Section 5 of this Annex C shall occur.

SECTION 6. Voting. The holders of the Preferred Units shall be entitled to vote on all matters on which the holders of the Common Units and the OUS Units are entitled to vote, and each Preferred Unit shall be entitled to the same number of votes as each Common Unit or OUS Unit.

EXHIBIT D

Annex D

Orthobiologics Commitment

SECTION 1. General Commitment. Subject to Section 2 of this Annex D, the Company shall invest at least $120,000,000 before the fifth anniversary of the date of this Agreement, in the following areas (such spending commitment, the “Orthobiologics Commitment”):

(a) Programs related to the development of products or services relating to the Orthobiologics Field;

(b) Building internal capabilities in the areas of science, pre-clinical development, clinical/medical affairs and regulatory affairs related to products or services in the Orthobiologics Field (“Core Competencies”);

(c) Acquisition or licensing of additional products or services in the Orthobiologics Field (provided that only the amount equal to the value of the acquisition or license to the extent related to the Orthobiologics Field will be credited towards satisfaction of the Orthobiologics Commitment); and

(d) Any other areas as approved by the Board of Managers (which approval must include the approval of each of the Managers appointed by S&N to the Board of Managers).

SECTION 2. Reduction of the Orthobiologics Commitment. (a) The total amount of the Orthobiologics Commitment will be reduced by $0.25 per dollar to the extent that the aggregate revenues generated by the Exogen, Supartz and Durolane products (including any revenues generated by product line extensions of such products) are less than the following dollar amounts in the following respective calendar years:

•	2012: $248,600,000;

•	2013: $265,900,000;

•	2014: $285,400,000;

•	2015: $294,100,000; and

•	2016: $294,100,000;

provided that to the extent actual revenues in any such year exceed the applicable annual target set forth above, such excess will accumulate and be credited against any aggregate shortfall for the five-year period.

(b) Any amounts paid by the Company pursuant to Section 11.06(b) of the S&N-Company Contribution Agreement will reduce the Orthobiologics Commitment on a dollar-for-dollar basis.

SECTION 3. Further Conditions. In addition to the foregoing, for purposes of satisfying the Orthobiologics Commitment, (a) the Company will invest at least $40,000,000 in research and development relating to the Orthobiologics Field by the fifth anniversary of the date of this Agreement, (b) a maximum of $20,000,000 can be credited against the Orthobiologics Commitment in respect of spending on building Core Competencies, and (c) a maximum of $80,000,000 can be credited against the Orthobiologics Commitment in respect of spending on acquisitions or partnering deals.

D-1

SECTION 4. Failure to Fulfill the Orthobiologics Commitment. If the Company has not fulfilled the Orthobiologics Commitment in full (i.e., the entire $120,000,000) by the fifth anniversary of the date of this Agreement, the Company will, on the fifth anniversary of the date of this Agreement, pay S&N an amount in cash equal to 25% of the amount of the Orthobiologics Commitment that was not fulfilled.

SECTION 5. Additional Matters. (a) Approval of the Board of Managers (which approval must include the approval of each of the Managers appointed by S&N to the Board of Managers) shall be required to waive expenditure of any portion of the Orthobiologics Commitment.

(b) Research and development spend in the Clinical Therapies Field over and above $14,000,000 per 12-month period for any of the consecutive 12- month periods beginning on the date hereof and ending on the fifth anniversary of the date of this Agreement, excluding any amounts already deemed to count towards satisfaction of the Orthobiologics Commitment, will count towards satisfaction of the Orthobiologics Commitment if and to the extent approved by the Board of Managers (which approval must include the approval of each of the Managers appointed by S&N to the Board of Managers).

D-2

EXHIBIT E

Annex E

Allocation for Assets Contributed per S&N-Company Contribution

Agreement

[attached]

E-1

Smith & Nephew, Inc.

Draft Annex E based on P3 Balance Sheet

	Tax Basis	FMV
Goodwill	—	266,981,545
Distribution Rights	—	1,753,460
Q-MED (US Rights Only)	1	1
Seikagaku	1,594,919	1,594,919
Tyre Buyout	360,750	360,750
Newbauer Perkins Buyout	445,359	445,359
Odle Buyout	1,507,921	1,507,921
Software/IT	550,701	1,895,025
PPE	1,662,796	2,459,853
Construction in progress	481	481
Intercompany Trade Debtors	3,692,651	3,692,651
Intercompany Non Trade Debtors	130,816	130,816

	9,946,394	280,822,781

Note 1: The tax basis for the Q-Med agreement has been allocated between the US and OUS rights on the basis of the agreed fair market value.

Note 2: For this estimate the higher of net book value or net tax value has been used as an approximation of fair market value for the intangible assets and net book value has been used as an approximation of fair market value for the tangible assets.

E-2

EXHIBIT F

Annex F

Allocation for Assets Contributed per Essex-Company Contribution

Agreement

[attached]

F-1

Annex F

Allocation for Assets Contributed per Essex-Company Contribution Agreement

	FMV	Tax Basis
Net Inventory	21,683,627	21,683,627
Net 3P Trade Debtors	35,645,648	35,645,648
3P Non trade debtors	2,470,725	2,470,725
Exogen, Inc.	28,000,000	28,000,000
TOTAL	87,800,000	87,800,000

F-2

EXHIBIT G

Annex G

Terms of EPR Unit

SECTION 1. EPR Entitlement. (a) The EPR Unit shall not entitle its holder to any rights, privileges, preferences or powers other than the right to receive the EPR Entitlement, if any, in connection with the First EPR Event, as provided in this Annex G. After the occurrence of the First EPR Event, the EPR Unit shall no longer be deemed to be outstanding and all rights of the holder thereof shall immediately terminate except the right to receive the EPR Entitlement, if any.

(b) “EPR Entitlement” means an amount equal to the Applicable EPR Percentage of the Amount Available for Distribution.

(c) “Amount Available for Distribution” means the aggregate amount available for distribution pursuant to Sections 10.05(a)(ii) through 10.05(a)(v).

(d) “First EPR Event” means the first to be consummated of: (A) the Automatic Conversion of Units in connection with any Qualified Initial Public Offering, (B) any Company Sale, (C) any Drag-Along Sale, (D) any Tag-Along Sale pursuant to which all of the then outstanding Units are Transferred and (E) any liquidation or dissolution of the Company pursuant to Article 10 of this Agreement or otherwise (it being understood that an Initial Public Offering (or any Automatic Conversion of Units in connection therewith) that is not a Qualified Initial Public Offering shall not constitute the First EPR Event).

(e) “Applicable EPR Percentage” means (i) at any time on or prior to November 4, 2013, zero, (ii) at any time after November 4, 2013, (A) with respect to any transaction giving rise to distributions pursuant to Section 10.05(a) other than the First EPR Event, zero, and (B) with respect to the First EPR Event, a percentage determined and accrued daily on the basis of straight-line interpolation between the percentages and dates set forth in the table below, based on the actual number of days elapsed within the applicable period; provided that the Applicable EPR Percentage shall cease to accrue and shall become fixed (subject to adjustment pursuant to Section 1(f) of this Annex G) upon the earliest to occur of (1) the First EPR Event, (2) the earliest date on which no amounts remain outstanding under the S&N Note, (3) the date on which the S&N Note ceases to be held by S&N or any of its Affiliates and (4) May 4, 2017:

Time Period	Percentage Milestone
From and after November 4, 2013 to May 4, 2015	0 – 0.89%
From and after May 4, 2015 to May 4, 2016	0.89% – 1.61%
From and after May 4, 2016 to May 4, 2017	1.61% – 2.50%

Each reference to 0.89%, 1.61% or 2.50% in the table above shall be a “Percentage Milestone”.

(f) In the event of any issuance by the Company of Units to any Person that is not an Affiliate of any Investor (including any issuance of Units by the Company in exchange for property as a result of the Company’s acquisition of the assets or equity of another Person, including by merger, reorganization or otherwise, but excluding any issuance of Profits Interest Units by the Company), each of (i) the Applicable EPR Percentage then in effect and (ii) each Percentage Milestone then in effect shall be adjusted by multiplying such number by (A) the total number of Units outstanding immediately prior to such issuance divided by (B) the total number of Units outstanding immediately after such issuance, in each case in this clause (ii) excluding any Profits Interest Units outstanding at the applicable time.

SECTION 2. Related Definitions. For purposes of this Agreement:

(a) “Applicable Common/OUS Percentage” means, as of any applicable time, the difference between (i) the quotient of (A) the total number of Common Units (other than Converted Common Units) and OUS Units then outstanding divided by (B) the total number of Units then outstanding, excluding any Profits Interest Units and the EPR Unit then outstanding (the “Adjusted Common/OUS Percentage”), minus (ii) the product of (A) the quotient of (1) the total distributions made to the Members pursuant to Section 10.05(a)(v)(A) divided by (2) the Amount Available for Distribution multiplied by (B) the sum of (1) the Adjusted Common/OUS Percentage and (2) the Applicable EPR Percentage.

(b) “Common/OUS Percentage” means such percentage (expressed as a decimal, which shall not exceed 1.0) of the total distributions made to the Members pursuant to Sections 10.05(a)(v)(B) through (D) as results in the total distributions made in respect of Common Units (other than Converted Common Units) and OUS Units pursuant to Section 10.05(a) being equal to the Applicable Common/OUS Percentage of the Amount Available for Distribution.

(c) “Preferred Percentage” means one minus the Common/OUS Percentage.

SECTION 3. Replacement EPR Security Upon a Non-Qualifying IPO. In connection with any Initial Public Offering that is not a Qualified Initial Public Offering, the Company and the Members hereby agree to provide for the holder of the EPR Unit to receive, in exchange for the EPR Unit pursuant to the applicable Corporate Conversion, an equity security of the IPO Entity (the “Replacement EPR Security”) that gives effect to the intent of the EPR Unit following the Initial Public Offering and entitles its holder to substantially the same rights, privileges, preferences and powers with respect to the IPO Entity as the EPR Unit entitles its holder to with respect to the Company (including, for the avoidance of doubt, the accrual of the Applicable EPR Percentage as determined in Section 1(e) of this Annex G); provided, however, that, in lieu of the EPR Entitlement provided for in this Annex G, the holder of the Replacement EPR Security shall be entitled to receive, upon the occurrence of the First Post-IPO EPR Event, newly issued equity interests of the IPO Entity of the same class as the equity interests issued pursuant to the applicable Corporate Conversion (or, if as of such First Post-IPO EPR Event such class of equity interests has subsequently changed, the securities or other consideration that such class of equity interests has changed into) constituting the Applicable EPR Percentage of the total issued and outstanding equity interests of the IPO Entity at the time of such issuance (after giving effect to such issuance). “First Post-IPO EPR Event” means the first to occur of (a) the First EPR Event and (b) the earliest date after the consummation of the Initial Public Offering on which no amounts remain outstanding under the S&N Note.

SECTION 4. Transfer. The EPR Unit shall be transferable in accordance with the terms and conditions of this Agreement generally applicable to the Transfer of Units.

SECTION 5. Voting and Other Rights. Notwithstanding anything to the contrary contained in this Agreement, (a) the EPR Unit shall not entitle the holder thereof to any voting or other rights, except as set forth in this Annex G and (b) the EPR Unit shall be disregarded for purposes of any determination or calculation of the number of Units provided for in this Agreement.